UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Cleco Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Proxy Statement

and

Notice of

Annual Meeting

of Shareholders

to be held on

April 29, 2011

March 18, 2011

CLECO CORPORATION

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m., Central time, on Friday, April 29, 2011

PLACE	Country Inn & Suites by Carlson 2727 Monroe Highway Pineville Convention Center, Ft. Randolph Room Pineville, Louisiana 71360

ITEMS OF BUSINESS	(1) To elect four directors each of whom will serve a three-year term expiring in 2014, or until their successors are elected and qualified.

(2)    To consider and act on a proposal to ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

(3) To consider and act on an advisory vote to approve the compensation of Cleco Corporation’s named executive officers as described in the accompanying proxy statement.

(4) To consider and hold an advisory vote on the frequency of future advisory votes on the compensation of Cleco Corporation’s named executive officers.

(5)    To consider and act on a proposal to amend the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors of Cleco Corporation so as to require that all directors be elected annually.

(6) To consider and act on a proposal to amend the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting.

(7) To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you were a shareholder of record as of the close of business on March 1, 2011.

ANNUAL REPORT	Our 2010 Annual Report and Form 10-K for the fiscal year ended December 31, 2010, neither of which is a part of the proxy soliciting material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope, or vote through the Internet as described in the enclosed proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Judy P. Miller
Corporate Secretary

March 18, 2011

PROXY STATEMENT

CLECO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2011

Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on Friday, April 29, 2011, at the Country Inn & Suites by Carlson, 2727 Monroe Highway, Pineville Convention Center, Ft. Randolph Room, Pineville, Louisiana 71360 (please see the map included as Appendix A). The voting stock of Cleco consists of shares of common stock and preferred stock, with each share of common stock and preferred stock entitling its owner to one vote. The holders of common stock and preferred stock vote together as a single class, except in the election of directors, where holders of common stock can cumulate their votes. At the annual meeting, holders of record of Cleco voting stock at the close of business on March 1, 2011 will be entitled to vote upon proposals relating to:

•	the election of four directors each of whom will serve until the annual meeting in 2014, or until their successors are elected and qualified;

•

the ratification of the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•

a non-binding advisory vote to approve the compensation of Cleco Corporation’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement;

•	a non-binding advisory vote on the frequency of future advisory votes on the compensation of Cleco Corporation’s named executive officers;

•

a proposal to amend the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors of Cleco Corporation so as to require that all directors be elected annually;

•	a proposal to amend the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting; and

•	the consideration of any other business that may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of the four nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm, “FOR” the compensation of Cleco Corporation’s named executive officers, “FOR” a frequency of every three years for future non-binding advisory votes on the compensation of Cleco Corporation’s named executive officers, “FOR” the amendments to the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors of Cleco Corporation and “FOR” the amendment to the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting.

This proxy statement and the accompanying proxy card are being mailed first on or about March 18, 2011 to record shareholders of Cleco as of the close of business on March 1, 2011.

Page
PROPOSAL NUMBER 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS	72
PROPOSAL NUMBER 5—CONSIDERATION OF A PROPOSAL TO AMEND THE BYLAWS OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING AND TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF CLECO CORPORATION	73
Background of Proposal	73
Required Vote and Board of Directors Recommendation	74
PROPOSAL NUMBER 6—CONSIDERATION OF A PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING	76
Background of Proposal	76
Required Vote and Board of Directors Recommendation	76
ANNUAL REPORT	77
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE SHAREHOLDERS	77
PROPOSALS BY SHAREHOLDERS	77
OTHER MATTERS	79
APPENDIX A—MAP OF LOCATION OF ANNUAL MEETING SITE	A-1
APPENDIX B—AUDIT COMMITTEE CHARTER	B-1
APPENDIX C—PROPOSED AMENDMENTS TO THE BYLAWS OF CLECO CORPORATION	C-1
APPENDIX D—PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLECO CORPORATION	D-1

INTRODUCTION

General

This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to “Cleco” or the “Company” mean Cleco Corporation.

Proxy Solicitation

The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation of proxies. Morrow’s fee is approximately $9,000 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco voting stock.

All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof “FOR” the election of the four nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2011, “FOR” the compensation of Cleco’s named executive officers and “FOR” a frequency of every three years for future non-binding advisory votes on the compensation of Cleco’s named executive officers and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. If no instructions are given in an executed proxy with respect to the amendments to Cleco’s Bylaws and the amendment to Cleco’s Amended and Restated Articles of Incorporation, the holders of the shares represented by that proxy will be deemed to abstain from voting on these proposals. Management is not aware of any other matters that are likely to be brought before the annual meeting.

Cleco’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco’s telephone number is (318) 484-7400. Cleco’s homepage on the Internet is located at www.cleco.com.

Record Date and Voting Rights

Holders of record of outstanding voting stock as of the close of business on March 1, 2011 are entitled to receive notice of and to vote at the annual meeting. As of March 1, 2011, there were 60,962,762 shares of Cleco common stock outstanding and 10,288 shares of Cleco preferred stock outstanding. As of March 1, 2011, all officers and directors of Cleco, as a group, beneficially owned 2.4% of the outstanding shares of Cleco common stock and none of the outstanding shares of Cleco preferred stock.

This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

•	Proposal 1—the election of four directors to serve until the 2014 annual meeting of shareholders, or until their successors are elected and qualified;

•	Proposal 2—the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•

Proposal 3—the consideration of a non-binding advisory vote to approve the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement;

•	Proposal 4—the consideration of a non-binding advisory vote on the frequency of future advisory votes on the compensation of Cleco’s named executive officers;

•

Proposal 5—the consideration of a proposal to amend Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of the board of directors so as to require that all directors be elected annually; and

•	Proposal 6—consideration of a proposal to amend Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting.

Generally, under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention. Under Louisiana law and Cleco’s Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions. Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters to which no vote is indicated (commonly referred to as “broker non-votes”). The New York Stock Exchange (“NYSE”) precludes brokers from exercising voting discretion on certain proposals, including the election of directors, executive compensation proposals and other “non-routine” proposals such as the proposed amendments to Cleco’s Bylaws and Amended and Restated Articles of Incorporation without specific instructions from the beneficial owner.

Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder’s shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees. Abstentions and broker non-votes are treated as votes not cast and will have no effect on the election of directors. The affirmative vote of the majority of the shares present and entitled to vote on the matter is required for adoption of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm and for approval of the compensation of Cleco’s named executive officers; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against these proposals, and broker non-votes will have no effect on the outcome of these proposals. The outcome of the vote on the frequency of the advisory vote on the compensation of Cleco’s named executive officers requires a plurality of votes cast; accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. The affirmative vote of at least 80% of all shares of Cleco capital stock outstanding as of the close of business on the record date is required to amend Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of Cleco’s board of directors, while the affirmative vote of at least (i) a majority of all shares of Cleco capital stock and (ii) two-thirds of Cleco common stock outstanding as of the close of business on the record date is required to amend Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting; accordingly, abstentions and broker non-votes will have the same effect as votes against these proposals.

Two of the matters that will be presented to a vote of shareholders at the 2011 annual meeting are advisory in nature and will not be binding on Cleco or Cleco’s board of directors: approval of the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement, and the frequency of future advisory votes on the compensation of Cleco’s named executive officers (i.e., whether the shareholder advisory vote to approve the compensation of Cleco’s named executive officers should occur every one, two or three years). Shareholders may also choose to abstain from voting on such matters.

The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco’s Dividend Reinvestment Plan (“DRIP”).

If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan (“401(k) Savings Plan”), you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund of the 401(k) Savings Plan as of the close of business on March 1, 2011, the record date for the annual meeting. Additionally, if you are an employee of Cleco and participate in the Cleco Employee Stock Purchase Plan (“Stock Purchase Plan”), you may vote the number of shares of Cleco common stock purchased with your payroll deductions as of the record date. In any case, complete and return the proxy card being mailed with this proxy statement. The trustee under the 401(k) Savings Plan and/or the custodian under the Stock Purchase Plan will vote the shares allocated to your account(s) according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your account(s) will not be voted.

Please call Cleco’s Office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder’s specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted “FOR” the election of the four nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2011, “FOR” the compensation of Cleco’s named executive officers and “FOR” a frequency of every three years for future non-binding advisory votes on the compensation of Cleco’s named executive officers and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted neither “FOR” nor “AGAINST” the amendments to Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of this board of directors and the amendment to Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting.

A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the corporate secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby cancelling his or her proxy.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for Cleco’s Shareholder Meeting to be held on April 29, 2011. This proxy statement, the related proxy cards, the 2010 Annual Report and the 2010 Form 10-K are available on Cleco’s Web site. To access the documents, please go to www.cleco.com; Investor Relations—Proxy Statements and www.cleco.com; Investor Relations—Annual Reports.

PROPOSAL NUMBER 1—ELECTION OF FOUR CLASS II DIRECTORS

Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco’s board of directors currently has a total of 12 directors: four are in Class I (including Mr. Richard B. Crowell and Mr. W. L. Westbrook, who will retire effective as of the date of the 2011 annual meeting of shareholders, as discussed below), four are in Class II, and four are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The four Class II director positions are proposed for election this year to serve as members of Cleco’s board of directors until the annual meeting of shareholders in 2014, or until their successors are elected and qualified. For a proposal to amend Cleco’s Bylaws to eliminate the classification of Cleco’s board of directors, see “Proposal Number 5—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation” beginning on page 73.

The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The four persons who receive the most votes cast will be elected as directors.

All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes I and III, who are continuing as directors at this time and whose terms of office expire in 2013 and 2012, respectively, are named below following the information concerning the four nominees for election as Class II directors. Mr. Richard B. Crowell and Mr. W. L. Westbrook, who have served as directors since 1997 and 2003, respectively, will retire from the board of directors effective as of the date of the 2011 annual meeting of shareholders, since they have reached the retirement age for outside directors specified in Cleco’s Bylaws.

The Nominating/Governance Committee is following the steps discussed below under “Director Nomination Process” to determine if the vacancies created by the retirement of Messrs. Crowell and Westbrook should be filled. In 2010, the Nominating/Governance Committee reached a consensus that a board composed of 9 to 10 directors functions well for Cleco. During 2011, the Nominating/Governance Committee will continue to assess the size of Cleco’s board of directors in light of the retirement of Messrs. Crowell and Westbrook, as well as upcoming retirements. The Nominating/Governance Committee may determine to engage an executive search firm to assist in the recruitment of new board members consistent with the filling of past vacancies on Cleco’s board of directors, and the Nominating/Governance Committee will work to identify attributes of potential new board members to determine those attributes that will be most useful in the work of the board. In anticipation of the retirement of Messrs. Crowell and Westbrook, the board has decreased, effective as of the date of the 2011 annual meeting of shareholders, the number of directors from twelve to ten. Depending upon the outcome of the work of the Nominating/Governance Committee, the board may determine to increase the number of directors and appoint one or more board members as recommended by the Nominating/Governance Committee. At the time of the mailing of this proxy statement, the work of the Nominating/Governance Committee is not complete and no candidates other than those listed below are being nominated for consideration at the 2011 annual meeting of shareholders.

Cleco’s board of directors unanimously has approved the nomination of the four nominees for Class II director and recommends that you vote “FOR” the election of the four nominees for Class II director.

About the Nominated and Continuing Directors

Our board of directors is responsible for managing the business and affairs of Cleco. As shareholders, you elect the board as your representatives. Our goal is to assemble a board that encourages a culture that promotes candid communication and rigorous decision-making with robust participation by directors in board discussions and that is sufficiently independent-minded and challenging of management. When reviewing the results of the annual board evaluation and assessing directors for the board, the Nominating/Governance Committee looks at the overall mix of the nominees’ and continuing directors’ balance of skills and experience, as well as qualities such as leadership in their occupations, accomplishments, diversity, integrity and a commitment to devote the time and attention needed to discharge their duties to the Company (see “—Independence and Organization of the Board of Directors” and “—Director Nomination Process” below for more information on the process for identifying and evaluating nominees for director).

Below is information concerning the four nominees for election as Class II directors at the annual meeting, as well as the continuing Class I and Class III directors, including the business experience and any public company directorships held by each during the past five years, areas of expertise and any specified legal proceedings involving each during the past ten years.

Class II Directors (nominees to be elected at the 2011 annual meeting; terms of office expire in 2014)

William L. Marks, who is retired, was the chief executive officer (“CEO”) and chairman of the board of directors of Whitney Holding Corporation (“Whitney”), a bank holding company engaged in commercial, retail and international banking services, as well as brokerage, investment, trust and mortgage services, and Whitney National Bank for more than five years before retiring in March 2008. Mr. Marks, who is 68 years old, has been a director of Cleco since 2001 and is chairman of the Finance Committee and a member of the Compensation and Executive Committees. He also has served as a director of Adtran, Inc., a global provider of networking and communications equipment, since 1993.

Mr. Marks spent over 40 years in the banking business where he held various positions of increasing responsibility, including his position as chief executive officer and chairman of the board of directors of Whitney. Mr. Marks oversaw the implementation of Whitney’s compliance with the Sarbanes-Oxley Act of 2002. The depth and breadth of his exposure to complex financial issues during his career make him a skilled advisor as chairman of Cleco’s Finance Committee.

Robert T. Ratcliff, Sr. has been chairman and chief executive officer of Ratcliff Construction Company, LLC, a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, for more than five years. He also was the president of Ratcliff Construction Company, LLC until February 1, 2011. Mr. Ratcliff, who is 68 years old, has been a director of Cleco since 1993 and is a member of the Audit and Finance Committees. He also served as a director of Hibernia Corporation and Hibernia National Bank from 1993 until November 2005.

Mr. Ratcliff received his degree in business administration from Tulane University (New Orleans, LA) in 1964. He has served in various roles as a national bank director for over ten years and currently serves as a not-for-profit foundation director. Mr. Ratcliff’s business experience ranges from operational to financial in his position as president and chief executive officer of Ratcliff Construction Company, LLC. With his understanding of what makes businesses work effectively and efficiently, Mr. Ratcliff provides valuable insight to our board of directors, especially through his service on Cleco’s Audit and Finance Committees.

Peter M. Scott III, who is retired, was employed by Progress Energy, Inc., a publicly held utility company headquartered in Raleigh, North Carolina, where he served as executive vice president and chief financial officer (“CFO”) from 2000 to 2008. He also served as president and chief executive officer of Progress Energy Service Company, LLC from 2004 until September 1, 2008. Mr. Scott is 61 years old and became a director of Cleco in 2009. He is a member of the Audit and Compensation Committees.

Mr. Scott received his master’s degree in business administration from the University of North Carolina at Chapel Hill in 1977. During his career with Progress Energy, Mr. Scott’s focus was on finance, accounting, risk management, human resources and corporate governance. He also has served on the audit and finance committees of Nuclear Electric Insurance Limited, and he currently serves as chairman of the audit committee at Research Triangle Institute International. Mr. Scott serves on the Board of Visitors of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Mr. Scott’s financial, audit and corporate governance experience enables him to provide critical insight as a member of Cleco’s Audit Committee. In January 2011 in anticipation of Mr. Westbrook’s retirement, which will be effective as of the date of the 2011 annual meeting of shareholders, the board of directors appointed Mr. Scott chairman of the Audit Committee effective April 1, 2011.

William H. Walker, Jr., who is retired, was the president and a director of Howard Weil, Inc., an investment banking firm, for more than five years before retiring in 2005. Mr. Walker, who is 65 years old, has been a director of Cleco since 1996 and is chairman of the Compensation Committee and a member of the Executive, Finance and Nominating/Governance Committees.

Mr. Walker is a 1967 graduate of Mississippi State University. He has a variety of experience including a background in sales and systems engineering with International Business Machines Corporation, as well as service in the United States Army (the “Army”), where he was an officer in the Adjutant General’s Corps and a teacher at the Army War College. Mr. Walker began his career in the securities business in New York in 1972. He has since been involved in many aspects of the securities business, including sales, trading, research and investment banking with respect to both debt and equity-related instruments. Mr. Walker joined Howard Weil in 1976 and was named president in 1990. This experience enables Mr. Walker to be a valuable contributor to the board of directors, especially in his role as chairman of the Compensation Committee and as a member of the Finance and the Nominating/Governance Committees.

Class I Directors (terms of office expire in 2013)

Sherian G. Cadoria, who is retired, served as president of Cadoria Speaker and Consultancy Service for more than five years before retiring in December 2004. She also retired as Brigadier General of the Army in 1990 after a 29-year military career. General Cadoria, who is 71 years old, has been a director of Cleco since 1993 and is a member of the Audit and Nominating/Governance Committees.

General Cadoria served in numerous capacities during her career with the Army. She held positions of increasing responsibility including the financial management of all resources of a battalion, a brigade and an operations agency. As Deputy Commanding General, she managed all resources of the United States Army Personnel Command. During her career, General Cadoria oversaw multi-year, multi-million-dollar programs and contributed to the development of comprehensive strategic plans supporting the Army’s mission. With her background in financial management and operations, General Cadoria provides valuable insight to the board of directors as a member of the Audit and Nominating/Governance Committees.

Michael H. Madison has served as president and chief executive officer of Cleco since May 2005 and as president and chief operating officer of Cleco Power LLC, the wholly owned utility subsidiary of Cleco Corporation, from October 2003 to May 2005. He was state president, Louisiana-Arkansas with American Electric Power from June 2000 to September 2003. Mr. Madison, who is 62 years old, joined Cleco in 2003 and was elected a director by the board of directors in May 2005. Mr. Madison is a member of the Executive Committee.

During his career with the operating companies of American Electric Power (formerly the Central and Southwest System), Mr. Madison spent over 30 years in various positions of increasing responsibility including president, director, vice president of operations and engineering, vice president of engineering and production and vice president of corporate services. Mr. Madison’s knowledge of all aspects of the electric utility business, combined with his position as the Company’s president and chief executive officer make him a valuable member of the board of directors.

Class III Directors (terms of office expire in 2012)

J. Patrick Garrett, who is retired, was employed by Windsor Food Company Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer from 1995 until 1999. Mr. Garrett, who is 67 years old, has been a director of Cleco since 1981. Mr. Garrett is chairman of the board of directors and chairman of the Executive and Nominating/Governance Committees. Mr. Garrett also presides over executive sessions of non-management directors.

Mr. Garrett received his law degree from Columbia University School of Law in 1968. He practiced law with the firm of Baker Botts L.L.P. for over 25 years specializing in corporate law. Mr. Garrett had a special interest in corporate governance as a member of the Corporate Laws committee which has responsibility for promulgation and revisions to the Model Business Corporation Act, and he served as chairman of the State Bar of Texas committee which recommends legislative revisions to Texas business organization statutes. Mr. Garrett’s business experience as president and chief executive officer of Windsor Food Company together with his experience in corporate legal and governance matters positions him well as a skilled advisor and Cleco’s chairman of the board.

Elton R. King, who is retired, was employed as president and chief executive officer of Visual Networks, Inc., a company engaged in providing application performance and network management solutions, from June 2001 until August 2002 and also served as a member of its board of directors during that time. Mr. King retired from BellSouth Telecommunications, Inc. (“BellSouth”) in 1999, where he had been employed for more than five years, serving most recently as the president of its network and carrier services group. Mr. King, who is 64 years old, has been a director of Cleco since 1999 and is a member of the Finance and Nominating/Governance Committees. He also served as a director of Hibernia Corporation and Hibernia National Bank until November 2005.

Mr. King joined BellSouth in 1968 after graduating from Mississippi State University with a degree in electrical engineering. He worked his way up through the organization to the leadership of the 35,000-employee network and carrier services group. During his 31-year career with BellSouth, Mr. King served in various leadership positions in company operations in Alabama, Louisiana and Mississippi. While serving as BellSouth’s Louisiana state president, Mr. King played a major role in the economic development of the New Orleans area. He led the effort to create the MetroVision Economic Development Partnership, which promotes economic growth in nine southeastern Louisiana parishes. Mr. King’s business acumen and drive for innovation and growth make him a valuable member of Cleco’s board of directors.

Logan W. Kruger has served as the president, chief executive officer and director of Century Aluminum Company, a publicly held company owning primary aluminum capacity in the United States and Iceland, since December 2005. Prior to that time, Mr. Kruger was employed by Inco Limited, a publicly held company engaged in the mining, processing and marketing of nickel and nickel-related products, where he served as executive vice president of technical services from September 2003 until September 2005 and as president, Inco Asia Pacific from September 2005 until November 2005. Mr. Kruger is 60 years old and became a director of Cleco in 2008. He is a member of the Audit and Compensation Committees.

Mr. Kruger has spent over 30 years in the commodities business including his early career with Anglo American’s gold, uranium and coal companies. He served in various positions of increased responsibility over mining operations and technical services, which contributed to his deep understanding of the energy business. With his years of managerial experience, Mr. Kruger brings to the board of directors demonstrated management ability at senior levels and a strong operations-oriented perspective. In his current role as chief executive officer at Century Aluminum Company, he has gained valuable experience evaluating the results of a public corporation which contributes to his service as a member of Cleco’s Audit Committee.

Shelley Stewart, Jr. has served as senior vice president, operational excellence & chief procurement officer of Tyco International Limited, a publicly held company headquartered in Princeton, New Jersey, since 2003. He also served as vice president of Tyco’s supply chain management from 2003 until 2006. Prior to joining Tyco, Mr. Stewart was senior vice president of supply chain for Invensys PLC, a global technology group, from 2001 until 2003. Mr. Stewart is 57 years old and became a director of Cleco in April 2010. He is a member of the Audit and Nominating/Governance Committees.

Mr. Stewart received his master’s degree in business administration from the University of New Haven in 1990. Throughout his career, Mr. Stewart has held numerous positions of increasing responsibility including senior-level supply chain and operational duties with leading industrial companies. Mr. Stewart has a special interest in strategic sourcing and lean operational excellence as the chairman of the board of directors of the Institute for Supply Management, the world’s largest supply management association. Mr. Stewart’s global experience in developing and managing highly effective, cross-functional teams, as well as his extensive supply chain and operational experience, position him well to serve on the board of directors and as a member of the Audit and Nominating/Governance Committees.

Independence and Organization of the Board of Directors

Cleco’s board of directors has delegated some of its authority to six committees. These are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating/Governance Committee and the Qualified Legal Compliance Committee. The members of those committees are identified, as appropriate, under “—Class I Directors,” “—Class II Directors” and “—Class III Directors” above. In accordance with current listing standards of the NYSE, Cleco’s board of directors has adopted categorical standards to assist it in making determinations of director independence that are required by the NYSE. These categorical standards which were last revised by the board of directors in January 2005 were included as Appendix B to the 2006 proxy statement and are posted on Cleco’s Web site at www.cleco.com; Investor Relations—Governance Guidelines—Independence. A copy of the standards is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The board of directors has determined that all of its directors, except Mr. Madison, who is the president and chief executive officer of Cleco, meet the categorical standards and are independent within the meaning of the current listing standards of the NYSE.

The Executive Committee exercises all powers of the board of directors, as defined and limited by Cleco’s Bylaws, between meetings of the full board whenever it is not desirable or practical to conduct a meeting of the full board. The Executive Committee operates under a written charter adopted by the board of directors in January 2003 and revised in May 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. In 2010, the Executive Committee held 14 meetings, seven of which were formal telephone meetings.

The Audit Committee selects Cleco’s independent registered public accounting firm, reviews the scope of audits, reviews and recommends to Cleco’s board of directors financial reporting and accounting practices, and reviews Cleco’s procedures for internal auditing and the adequacy of its system of internal accounting controls. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and operates under a written charter adopted by the board of directors in April 2000 and last revised in January 2010, a copy of which is attached as Appendix B and is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. During 2010, the Audit Committee held seven meetings, three of which were formal telephone meetings.

The Compensation Committee approves, or in some cases recommends to Cleco’s board of directors, remuneration arrangements and compensation plans involving Cleco’s officers and employees and administers the annual incentive compensation program and the granting of stock options, restricted stock and other awards to eligible employees under Cleco’s Long-Term Incentive Compensation Plan (“LTIP”), which may reference either individually or collectively (1) the 2010 Long-Term Incentive Compensation Plan which was effective January 1, 2010; and/or (2) the 2000 Long-Term Incentive Compensation Plan which expired December 31, 2009. The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in October 2010, a copy of which is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. In 2010, the Compensation Committee held seven meetings, three of which were formal telephone meetings.

The Finance Committee reviews and recommends to the board of directors actions related to Cleco’s dividend and investment policies, corporate financing plans and major financial undertakings. The Finance Committee operates under a written charter adopted by the board of directors in May 2005 and last revised in April 2008, a copy of which is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. During 2010, the Finance Committee held four meetings.

The Nominating/Governance Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board, potential candidates for membership on the board, compensation of directors, the effectiveness, structure and operation of the board, nominees for officers of Cleco and its affiliates, and changes to Cleco’s Corporate Governance Guidelines. The Nominating/Governance Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in January 2011, a copy of which is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. In 2010, the Nominating/Governance Committee held three meetings.

The Qualified Legal Compliance Committee was formed in October 2003 to receive, consider and take action with respect to any report made or referred to the Qualified Legal Compliance Committee by an attorney, of evidence of a material violation of federal or state securities law, a material breach of fiduciary duty arising under federal or state law or similar material violation of any federal or state law, in each case by Cleco or by any officer, director, employee or agent of Cleco. Each board member who serves as a member of the Nominating/Governance Committee also serves as a member of the Qualified Legal Compliance Committee. If at any time the Nominating/Governance Committee does not include a member of the Audit Committee, the then-current chairman of the Audit Committee also shall be a member of the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee operates under a written charter adopted by the board of directors in October 2003 and last revised in April 2009, a copy of which is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. During 2010, the Qualified Legal Compliance Committee held no meetings.

Cleco’s board of directors held four regular meetings and seven special meetings, three of which were formal telephone meetings, during 2010. Generally, in months when a formal meeting is not held, members of Cleco’s board of directors are provided with written reports regarding the operations of Cleco, may hold informal telephone conference meetings if business needs dictate, and also are consulted informally from time to time with respect to pending business. When necessary, special meetings, including formal telephone meetings, are called as official board meetings to deal with specific action items. Cleco’s Corporate Governance Guidelines provide that executive sessions of non-management directors will be scheduled at the conclusion of all official in-person meetings of the board and its committees, although non-management directors may meet in executive session at any time. During 2010 all directors attended at least 94% of the total number of formal meetings of Cleco’s board of directors and of the committees of Cleco’s board of directors on which such directors served. Directors also are expected to attend each annual meeting of shareholders. The 2010 annual meeting of shareholders was attended by all directors serving at that time.

Cleco’s Board Leadership Structure

In July 2003, the board of directors voted to separate the chief executive officer and board chairperson positions in response to the Nominating/Governance Committee’s assessment of “good corporate governance measures.” The Nominating/Governance Committee determined that the primary objectives of having a non-management chairperson would be to have the chairperson serve as an advisor to the chief executive officer and to provide increased informal communication between management and the board of directors. Upon recommendation from the Nominating/Governance Committee and approval by the board of directors, Cleco’s Corporate Governance Guidelines were amended to allow for the election of a non-management chairperson. Mr. Garrett has served as the non-management chairman of Cleco’s board of directors since October 1, 2003.

The board of directors believes that separation of the chief executive officer and board chairperson positions enhances communication between management and the board of directors and improves the overall effectiveness of the board. The board of directors also believes that separation of the positions provides a stronger corporate governance structure. In his role as chairman of the Nominating/Governance Committee, Mr. Garrett is responsible for providing leadership for all issues of corporate governance which should come to the attention of the board of directors. He serves as an advisor to the chief executive officer and to other senior executives when requested by the chief executive officer. In collaboration with the chief executive officer, Mr. Garrett works to establish agendas for each board meeting and reviews pre-meeting materials provided to the board of directors and its committees. Mr. Garrett participates in on-site visits to the Company each year and facilitates and encourages constructive and useful communication between management and the board of directors. Mr. Garrett works with management to ensure that the board of directors is provided with full information on the Company and its businesses and the environment in which they operate. He also provides leadership to the board of directors regarding those matters which should come before Cleco’s annual meeting of shareholders.

Cleco’s Corporate Governance Guidelines state that the chief executive officer of the Company will fulfill the duties of the board chairperson, if there is no elected non-management chairperson.

Cleco’s Corporate Governance Guidelines

Cleco’s Corporate Governance Guidelines were adopted by the board of directors in January 2002. These guidelines are intended to complement Cleco’s Amended and Restated Articles of Incorporation and Bylaws and address, among other things, the mission, the structure, and the operation of the board of directors. The guidelines may change from time to time as the board of directors may determine such change to be in the best interest of Cleco and its shareholders. The Corporate Governance Guidelines were last revised in October 2010 and are posted on Cleco’s Web site at www.cleco.com; Investor Relations—Governance Guidelines. The Corporate Governance Guidelines are also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Cleco’s Code of Business Conduct & Ethics

Cleco has adopted a Code of Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer and treasurer. Cleco also has adopted Ethics & Business Standards applicable to all employees and the board of directors. In addition, the board of directors has adopted Conflicts of Interest and Related Policies to prohibit certain conduct and to reflect the expectation of the board of directors that its members engage in and promote honest and ethical conduct in carrying out their duties and responsibilities, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and corporate opportunities. Under the Conflicts of Interest and Related Policies, which were last revised in April 2007, Cleco considers transactions that are reportable under the Securities and Exchange Commission’s (“SEC”) rules for transactions with related parties to be conflicts of interest and prohibits them. Any request, waiver, interpretation or other administration of the policy shall be referred to the Nominating/Governance Committee. Any recommendations by the Nominating/Governance Committee to implement a waiver shall be referred to the full board of directors for a final determination. The Code of Conduct, Ethics & Business Standards, and Conflicts of Interest and Related Policies are posted on Cleco’s Web site at www.cleco.com; Investor Relations—Codes of Conduct. Each of these documents is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

The Board of Director’s Role in Risk Oversight

Risk can take many different forms, such as operating risk, financial risk, regulatory risk, environmental risk and reputational risk. See Cleco Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“2010 Form 10-K”), Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cleco Power—Significant Factors Affecting Cleco Power” and “—Midstream—Significant Factors Affecting Midstream,” for additional information on the different forms of risk relevant to the Company.

The board of directors has ultimate responsibility for the Company’s risk oversight process, which is designed to support the achievement of organizational objectives and set forth strategic initiatives to improve Cleco’s long-term performance and enhance shareholder value. The Audit Committee and the Finance Committee have been delegated primary responsibility for general business risks by the board of directors. The Compensation Committee has been delegated the primary responsibility for compensation risk management. These committees are responsible for evaluating the risks outlined in their respective charters and for reporting their findings, any required actions and recommendations to the full board of directors on a quarterly basis or more frequently, as necessary. The committee charters are posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. Copies of the charters are also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. Relevant excerpts from the charters are as follows:

Audit Committee—“Discuss policies with respect to risk assessment and risk management as those policies relate to financial reporting and fraud, and receive reports from management, the internal auditors or the independent public auditors on suspected fraudulent activities.”

Finance Committee—“Review corporate risk exposure and risk management policies and practice, including a review of compliance with all debt covenants and regulatory orders pertaining to financing.”

In January 2010, management reported to the board of directors that it had reviewed the processes and information that support the Audit and Finance Committees’ ability to meet their oversight responsibilities and believes that such processes and information are comprehensive and adequate. The following is a summary of the procedures that form the basis of that assessment.

Audit Committee

The Audit Committee directly receives various written and verbal reports from members of management, the Company’s internal auditors and the Company’s independent registered public accounting firm. Members of management who make regular reports to the Audit Committee are the Chief Accounting Officer, the Vice President of Tax and Treasurer, the General Manager of Internal Audit (“GMIA”) and the General Counsel.

•

The Chief Accounting Officer regularly reports on risks surrounding significant accounting issues such as deficiencies in internal controls over financial reporting, implementation of new accounting standards and key issues in the quarterly and annual financial statements and reports filed with the SEC.

•	The Vice President of Tax and Treasurer reports annually, and as needed, on risks surrounding significant tax issues, taxing authority audits and reserves for tax positions.

•

The GMIA prepares an annual risk-based audit plan which is reviewed and approved by the Audit Committee. Revisions to the plan also are approved by the Audit Committee as needed. The GMIA provides quarterly reports to the Audit Committee on the status of completion of the audit plan and issues reports to the Audit Committee on significant risks identified in each audit, along with the steps planned by management to mitigate those risks.

•	The General Counsel reports quarterly on risks surrounding material legal issues, significant ethics complaints and significant regulatory compliance issues.

•

The Company’s independent registered public accounting firm annually outlines plans for its risk-based audit of Cleco’s financial statements. PricewaterhouseCoopers LLP also provides quarterly updates on the progress of its audit, along with any significant risks it has identified.

Management, the Company’s internal auditors and the Company’s independent registered public accounting firm have access to the Audit Committee through its chairman at any time as deemed necessary to report significant risks or issues identified between the regular quarterly face-to-face meetings with the Audit Committee. The Audit Committee provides guidance to management, as it deems appropriate, on methods for mitigating significant risks and requests feedback from management on the status and effectiveness of mitigation efforts.

Finance Committee

The Finance Committee receives written and verbal reports from members of management regarding the commercial and financial risks of the business. Specifically, the board of directors receives regular written reports on the following topics in conjunction with each quarterly meeting:

•

Financial Results—Detailed financial reports on a consolidated basis and for each of the Company’s key segments. Reports are accompanied by a variance analysis for performance compared against both the operating budget and prior year results.

•	Treasury Activities—Summary of financing activities that have been completed and projected for the coming year.

•	Covenant Compliance—Status of compliance with debt covenants and regulatory financing orders.

•	Capital Projects—Status updates regarding individual projects that require a cumulative capital investment greater than $10 million.

•

Commodity Risk Management—Review of risk management activities including value-at-risk calculations, hedging positions, activities of the Company’s fuel adjustment clause, and updates on the Company’s counterparties and the general credit environment.

•	Retirement Plans—Report on the investment plan performance, any changes in the asset allocation or fund managers and plan funding status.

•	Investor Relations—Review of investor relations activities including stock performance, analyst reports and other market activities.

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Cleco Power LLC (“Cleco Power”) and Cleco Midstream Resources LLC (“Cleco Midstream”) Business and Commercial Activities—Management of these operating business subsidiaries of the Company provides an update on key activities noting risks identified and mitigating actions.

On an annual basis and generally at its January meeting, the Finance Committee reviews and approves the operating plan for the upcoming year. Review and approval of the capital expenditure plan are conducted at the December meeting. The board of directors is presented with the key assumptions supporting the operating and capital plan along with key financial metrics at both the December and January meetings. In addition, management prepares a five-year financial plan and reviews it with the Finance Committee at least annually, including the review completed with the full board of directors at the Company’s annual strategy meeting. Also, on an annual basis, the Finance Committee is provided an update on the Company’s insurance program and the outlook for the insurance market.

Compensation Committee

The reports, analyses and decisions made by the Compensation Committee with regard to executive compensation and compensation risk assessment can be found in our CD&A beginning on page 23 of this proxy statement. In general, the performance-based compensation measures described in the CD&A are applicable to all employees and the Company only adopts measures having companywide performance targets. As such, the Company believes it has a balanced approach to compensation design and risk that is consistent with the long-term interests of Cleco and its shareholders.

Director Nomination Process

Cleco’s Corporate Governance Guidelines set forth Cleco’s method of selecting director nominees and provide for annual evaluations of the board and the board committees as a whole. In connection with these evaluations, which were completed for the first time in 2004, Cleco’s board of directors identified, and the Nominating/Governance Committee compiled, attributes of the board’s incumbent members believed to contribute to the work of the board and its committees, including leadership, accomplishments, skills, diversity, integrity and commitment to board duties. The Nominating/Governance Committee does not have a formal policy with respect to diversity, but its charter defines diversity to include gender, race, national origin, education, professional experience and differences in viewpoint and skills. The board of directors and the Nominating/Governance Committee believe that it is essential that board members represent diverse viewpoints to function most effectively.

The Nominating/Governance Committee is responsible for developing and continuing to update the list of attributes, subject to approval by the full board of directors, for use in identifying, evaluating and selecting qualified candidates to serve on the board of directors. The Nominating/Governance Committee, in accordance with Cleco’s Corporate Governance Guidelines, seeks to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience. Out of over 30 board member skill sets listed in the annual evaluation completed for 2010, the following were rated by a majority of the board of directors as “very important” in considering future members of the board of directors: (1) practical, mature and sound business judgment/initiative; (2) high moral and ethical standards; (3) high performance standards; (4) an inquisitive and objective perspective; (5) a skeptical/inquiring mind with a willingness to ask tough questions; (6) high energy; and (7) a strong interest in the business of the Company.

When a position on the board of directors becomes vacant, or if the number of members on the board of directors is being increased, the Nominating/Governance Committee will review the attributes of the incumbent board members and determine the attributes that, if possessed by the new board member, would likely result in the most significant contribution to the board of directors. The Nominating/Governance Committee also will consider the skills and experience of those directors approaching retirement to ensure Cleco maintains a diverse, strong and effective board of directors. The Nominating/Governance Committee may recommend hiring a search firm to assist in identifying qualified candidates with the desired attributes. In connection with recent searches for new directors, the Nominating/Governance Committee and the board of directors updated the list of desired qualifications for candidates to include (1) experience as a chief executive officer of a public company; (2) experience with electric utilities, energy companies, regulated industries and/or capital intensive industries; (3) experience with major strategic initiatives; (4) diversity, including race or gender; and (5) financial/audit committee experience. Persons recommended to the Nominating/Governance Committee for consideration as nominees for a vacant or new board position will then be evaluated with respect to the attributes determined by the Nominating/Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may involve interviews or other procedures the Nominating/Governance Committee deems appropriate, the Nominating/Governance Committee will make a recommendation to the board of directors regarding a candidate either to be nominated at the next annual meeting of shareholders or elected by the board between such meetings. The last four directors elected were identified by a search firm which helped to match their experiences and backgrounds with the list of attributes and qualifications compiled by the Nominating/Governance Committee. Each of Messrs. Westbrook, Kruger, Scott and Stewart were elected through this process by the board of directors.

Recommendations for potential nominees may come from any source, including members of the board of directors, shareholders, self-recommendations, members of the communities Cleco serves or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the recommendation. Cleco’s Nominating/Governance Committee did not receive any nominees for election as director at the 2011 annual meeting of shareholders from a shareholder or group of shareholders who individually, or in the aggregate, beneficially owned more than 5% of Cleco’s voting common stock for at least one year.

Any person wishing to make a recommendation for a person to be considered by the Nominating/Governance Committee pursuant to the process described above as a potential nominee to the board of directors should direct the recommendation to the chairman of the Nominating/Governance Committee in care of Cleco’s corporate secretary. However, Cleco is not obligated to nominate any nominee that is recommended to the Nominating/Governance Committee following these processes. Separately, Cleco’s Bylaws contain certain provisions concerning nomination of a director by a shareholder, which are described below under the caption “Proposals by Shareholders” beginning on page 77.

Communications with the Board of Directors

The Corporate Governance Guidelines provide for communications with the board of directors by shareholders and other interested persons. In order that shareholders, employees and other interested persons may make their concerns known to the board, Cleco has established a procedure for communications with the board through the non-management chairman of the board. The procedure is intended to provide a method for confidential communication, while at the same time protecting the privacy of the members of the board. Any shareholder or other interested person wishing to communicate with the board of directors, or the non-management members of the board, may do so by addressing such communication as follows:

Chairman of the Board of Directors

c/o Corporate Secretary

Cleco Corporation

P. O. Box 5000

Pineville, LA 71361-5000

Upon receipt, Cleco’s corporate secretary will forward the communication, unopened, directly to the non-management chairman of the board. The chairman of the board will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management members and/or the management member of the board of directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table describes the Cleco common stock and Cleco preferred stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options set forth under the “Options Exercisable Within 60 Days” column in the following table.

All information in the table is as of February 1, 2011, and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock					Amount and Nature of Beneficial Ownership of Preferred Stock
	Direct(1)	Options Exercisable Within 60 Days(2)	Other(3)		Percent of Class	Number of Shares	Percent of Class
Directors and Nominees
Sherian G. Cadoria	4,033	10,000	19,612	(4)	*	—	—
Richard B. Crowell	57,946	—	202,591	(5)	*	—	—
J. Patrick Garrett	50,650	—	52,350	(4)	*	—	—
Elton R. King	43,121	—	—		*	—	—
Logan W. Kruger	6,591	—	—		*	—	—
William L. Marks	43,814	—	—		*	—	—
Robert T. Ratcliff, Sr.	23,114	12,500	16,838	(4)	*	—	—
Peter M. Scott III	6,047	—	—		*	—	—
Shelley Stewart, Jr.	1,898	—	—		*	—	—
William H. Walker, Jr.	70,772	12,500	38,269	(4)	*	—	—
W. L. Westbrook	3,819	—	43,838	(4)	*	—	—

Named Executive Officers
Michael H. Madison(6)	205,945	49,000	—		*	—	—
Darren J. Olagues	39,289	—	—		*	—	—
Wade A. Hoefling	26,683	—	—		*	—	—
George W. Bausewine	68,917	—	—		*	—	—
William G. Fontenot	45,563	—	4,131		*	—	—

Former Executive Officer
Dilek Samil(7)	66,420	—	—		*	—	—
All directors, nominees and executive officers as a group (27 persons, including those listed above)	1,015,857	91,100	378,012		2.4%	—	—

*	Less than 1% of the outstanding stock of the class.
(1)

“Direct” represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the 401(k) Savings Plan and shares of common stock granted as restricted stock awards under Cleco’s LTIP. Shares of common stock under the 401(k) Savings Plan were held by the persons in the table above as follows: Mr. Madison, 10,392; Mr. Olagues, 3,845; Mr. Hoefling, 305; Mr. Bausewine, 9,248; Mr. Fontenot, 10,293; and Ms. Samil, 0. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group hold 40,045 shares of common stock under the 401(k) Savings Plan. Shares of common stock awarded under the LTIP that were restricted as of February 1, 2011 were held by the persons in the table above as follows: Mr. Madison, 101,812; Mr. Olagues, 22,652; Mr. Hoefling, 21,965; Mr. Bausewine, 24,442; Mr. Fontenot, 15,909; Ms. Samil, 28,488; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 105,453.

(2)	“Options Exercisable Within 60 Days” reflects the number of shares of Cleco common stock that could be purchased by exercise of options at February 1, 2011 or within 60 days thereafter under Cleco’s LTIP.
(3)	“Other” represents the number of shares of Cleco common stock as to which the named individuals share voting and dispositive power with another person and shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP.
(4)	Represents shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP. General Cadoria, Mr. Garrett, Mr. Ratcliff, Mr. Walker and Mr. Westbrook have elected to defer receipt of these shares of restricted stock granted to them under the LTIP. Each share of phantom stock is the economic equivalent of one share of Cleco common stock.
(5)	Includes 141,115 shares owned by members of Mr. Crowell’s family and family trusts, for which beneficial ownership is disclaimed, and 61,476 shares held by an LLC owned by Mr. Crowell and his wife.
(6)	Mr. Madison is also a director of Cleco.
(7)	Effective May 23, 2010, Ms. Samil ceased to be the President & Chief Operating Officer of Cleco Power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2010, each person known to Cleco to be the beneficial owner of more than 5% of the outstanding shares of any class of Cleco’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc. (“BlackRock”) 40 East 52nd Street New York, NY 10022	6,049,183	(1)	9.96%

(1)	As of December 31, 2010, based solely on a Schedule 13G filed with the SEC. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). For purposes of the reporting requirements of the Securities Exchange Act of 1934, BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or greater of the outstanding shares of Cleco common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco’s equity securities. To Cleco’s knowledge, based solely on review of the copies of such reports furnished to Cleco, for the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Executive Summary

Cleco’s executive compensation and benefits philosophy is to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. We believe in paying above the market for superior performance and below the market for underperformance unless extraordinary circumstances compel us otherwise. For 2010 executive compensation, our Compensation Committee used two peer groups, a “Base Peer Group” and an “Incentive Peer Group,” to evaluate the competitive market and to help design and track our executive compensation and benefit plans (see page 27, “Market Data and Comparator Groups”). Our overall executive compensation design philosophy for 2010 was to incorporate a higher level of “performance-based” pay than our Base Peer Group. We define performance-based pay as pay that is dependent on our performance against pre-established measures and/or our performance compared to the performance of companies in our Incentive Peer Group. This philosophy reflects our Compensation Committee’s desire to align management’s actions with the interests of our shareholders. Our executive benefits philosophy is to offer plans and programs that allow us to consistently attract and retain executive talent. Our supplemental executive retirement plan (“SERP”) is a key executive benefit component in that regard.

2010 Results Aligned with Our Philosophy

Cleco had a successful 2010. We met or exceeded all of our financial goals and completed, or made significant progress toward completion of, several strategic initiatives. Highlights for 2010 include:

•	A total shareholder return (“TSR”) of 17.87% for the year ended December 31, 2010, and 20.79% for the three-year period ended December 31, 2010.

•	A 31% increase in operational earnings per share (“EPS”) over 2009.

•	An 11.1% increase in the quarterly dividend to shareholders from $0.225 to $0.25.

•	Commencement of commercial operations on our generating unit, Madison Unit 3 (formerly known as Rodemacher Unit 3).

•	Implementation of a new retail rate plan at Cleco Power.

•	The addition of Unit 1 of Acadia Power Partners, LLC (“Acadia Unit 1”) to Cleco Power’s regulated rate base.

•	Restructuring of the Cleco Evangeline LLC (“Evangeline”) tolling agreement.

•

Significant progress on several key initiatives including a major transmission construction project, construction of a blackstart generating unit at our Teche power station, and our advanced metering infrastructure project.

As a direct result of our success in 2010, performance on some of our incentive measures well exceeded our targets; however, some of our performance targets were not met. Performance related to each of these measures is explained further in this CD&A on pages 32 through 35. Actual compensation for our ongoing named executive officers—2010 base salary plus the actual 2010 cash bonus and long-term incentive award for the 2008 to 2010 performance cycle—exceeded target total compensation by 23.4%. Our Compensation Committee, in reviewing and approving the 2010 award levels, concluded that this attained compensation level was consistent with our performance results shown above, as well as with progress made on our major strategic initiatives. Progress made on our major strategic initiatives is closely aligned with our fully diluted EPS and TSR measures which, in turn, comprise the majority of our incentive compensation. Overall, we believe the Company’s executive compensation program is working as intended and remains consistent with practices within our peer groups.

The table below summarizes our actual results compared to our performance targets that govern our executive officers’ performance-based compensation.

Performance Measure	2010 Target	2010 Actual
Fully Diluted EPS(1)	$2.10	$2.288
Return on Invested Capital (“ROIC”)	50th Percentile	71st Percentile(2)
2008-2010 TSR	50th Percentile	82nd Percentile(2)
Customer Satisfaction	14-17 Percentage Points above the Louisiana Electric Utility Average	10.7 Percentage Points above the Louisiana Electric Utility Average
Safety-Injuries	Top-Quartile of Edison Electric Institute 5-Yr. Average; 2010 Incident Rate 95-105% of Company 3-Yr. Average	Top-Quartile of Edison Electric Institute 5-Yr. Average; 2010 Incident Rate at 108% of Company 3-Yr. Average
Safety-Vehicle Accidents	Top-Quartile of Edison Electric Institute 5-Yr. Average; 2010 Frequency Rate 95-105% of Company 3-Yr. Average	Below Top-Quartile of Edison Electric Institute 5-Yr. Average

(1)

The 2010 target has been adjusted to exclude the effect of the one-time gains from the Acadia Unit 1 and the Evangeline tolling agreement transactions. Actual EPS of $4.203 has been adjusted to exclude the effect of one-time gains of $1.915 from the Acadia Unit 1 and the Evangeline tolling agreement transactions.

(2)	100th percentile is the highest rank; 0 percentile is the lowest rank.

Compensation and Benefit Actions Taken during 2010

Our Compensation Committee reviewed and approved the following items during 2010 in addition to the recurring annual actions described beginning on page 29.

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Revised our Incentive Peer Group to reflect changes designated by Standard & Poor’s (“S&P”) regarding the companies that comprise the S&P Small and MidCap Electric Utilities Index (see page 28, “Our Incentive Peer Group,” for the companies comprising our Incentive Peer Group).

•	Approved the grant of shares of restricted common stock to Mr. Madison (see page 35 for additional discussion).

•

Issued a request for proposal (“RFP”) for the purpose of choosing a new outside consultant to advise our Compensation Committee on matters related to executive compensation and to advise the Nominating/Governance Committee on matters related to compensation of the board of directors.

•	Selected a new outside independent consultant as a result of the RFP process. The new consultant is Frederic W. Cook & Co., Inc. (“Cook & Co.”).

•	Instructed Cook & Co. to conduct a comprehensive review of our executive compensation program including interviews with all executive officers and members of our Compensation Committee.

•

Approved management’s recommendation that all existing employment agreements with the Company’s existing executive officers shall not be renewed upon their expiration (including the Internal Revenue Code (“IRC”) Section 280G excise tax gross-up provision) and that prospectively only new externally hired executive officers may be considered for an employment agreement.

•	Established stock ownership guidelines for our executive officers.

•	Updated our Compensation Committee charter to more clearly reflect the duties of the Committee.

•	Approved recommendations made by Cook & Co. to update and revise our executive compensation philosophy for 2011 and going forward.

•	Adopted a new peer group for 2011. The new peer group includes certain companies from our Incentive Peer Group and our Base Peer Group.

Our 2010 Compensation and Benefits Philosophy

Our executive compensation and benefits philosophy is to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. We believe in paying above the market for superior performance and below the market for underperformance. As such, we seek to provide total compensation and benefits that (1) are similar to those of comparable electric utilities and energy service companies; (2) have a greater portion of compensation that is performance-based in comparison to our Base Peer Group; (3) ensure there is a direct link between compensation and our financial and operational performance; and (4) reward executives when Cleco’s performance exceeds that achieved by the companies in our Incentive Peer Group.

One of the steps completed by our Compensation Committee each year is to confirm that our performance-based pay levels remain aligned with our philosophy. For 2010, the target mix of pay was as follows for our executive officers as a group and for our named executive officers:

Pay Component	Compensation Mix – Officers as a Group	Compensation Mix – Named Executive Officers
Base Salary	45.1%	39.5%
Annual Cash Bonus	24.0%	24.9%
Stock Awards
Performance-based and Stock Options	30.9%	35.5%
Other Restricted Shares	0.0%	0.1%
Total	100.0%	100.0%

“Performance-based” Pay—(Annual Cash Bonus plus Performance-based Stock Awards)	54.9%	60.4%
“Performance-based” Stock Awards—(Performance Shares plus Stock Options as a percent of Total Stock Awards)	100.0%	99.8%

The actual mix of compensation paid to our executive officers, such as that reported in the “Summary Compensation Table,” will differ from the percentages above due to actual performance versus target. The table above also does not include the value of retirement benefits earned in the current year. For 2010, our 54.9% performance-based pay value for the executive officer group compared to our Base Peer Group median of 49.4%; our 60.4% performance-based pay value for the named executive officers compared to our Base Peer Group median of 55.2%.

For 2010, we believe that we accomplished our philosophy through the following compensation and benefit components:

•	Base salary levels targeted at 90% to 92% of the market median for base pay, which we determine by comparing ourselves to our Base Peer Group.

•

An annual cash bonus award established as a percentage of base salary. This award is made through our Annual Incentive Plan (“AIP”) and provides a targeted payout opportunity between the 50th and 75th percentile of the Base Peer Group.

•	Total cash compensation targeted to approximate our Base Peer Group median.

•	Equity incentive awards provided in one or more of the following:

-	Performance-based restricted stock or common stock equivalent units made through our LTIP and providing a targeted payout opportunity at approximately the median of our Base Peer Group.

-	Periodic stock options based on individual or overall company performance, Base Peer Group trends, or to aid achievement of our overall compensation philosophy.

-	Time-based restricted stock designed to encourage retention or to recognize individual performance.

•	Total compensation targeted to approximate the Base Peer Group median.

•

Benefit programs that are the same as those provided to all employees including paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; a defined benefit pension plan (for those hired prior to August 1, 2007); and a 401(k) Savings Plan with Company match.

•	Benefit programs that are provided only to executive officers and certain other key employees, including SERP and a nonqualified deferred compensation plan.

•

Post-employment payments for various change in employment status events and employment agreements that govern such payments to executive officers in the event of disability, death, retirement, constructive termination, termination for cause, termination in connection with a change in control, or termination in connection with a business transaction.

•	Perquisites—including club memberships; executive physicals; spousal/companion travel; and relocation assistance.

Stock Ownership Requirements for Executive Officers

Historically, we have not maintained a formal equity ownership policy for our executive officers. Our Compensation Committee relies on its independent consultant for guidance on typical ownership levels, and it annually reviews the ownership levels of our executive officers, including the named executives. The last review of executive officer stock ownership levels by our Compensation Committee was conducted in December 2010. As a result of this review, the new independent consultant, Cook & Co., recommended and our Compensation Committee adopted an executive stock ownership policy requiring our CEO to own Cleco common stock in an amount equaling five times base salary; senior vice presidents in an amount equaling three times base salary; and vice presidents in an amount equaling one times base salary. The policy also contains a retention requirement as a means of achieving the specified common stock ownership multiple. Until an executive reaches his or her required ownership level, he or she must retain a minimum of 50% of the after-tax shares received from restricted stock awards made under the LTIP. At this time, there is no minimum time period by which the ownership multiple must be attained, so out-of-pocket purchases are not required to meet the ownership multiple.

Recoupment of Prior Awards Paid

Our Compensation Committee and board of directors approved a Recovery Policy in 2007. If the Company is required to restate its financial statements or other financial results, our Compensation Committee is authorized to adjust or otherwise recover an executive officer’s award, provided that the amount of the award is based on financial performance and our Compensation Committee determines the executive officer engaged in intentional misconduct or in an intentional act or omission related to the cause for the restatement. Awards subject to the policy include any payment, accrual or other benefit paid or earned on or after January 1, 2008. Each of our executive officers has signed a notice acknowledging application of this policy, and we have conditioned their annual cash bonus agreements and restricted stock grants on the policy.

Evaluation and Design of Our Compensation and Benefit Programs

Market Data and Comparator Groups

Historically, our Compensation Committee has used our Base Peer Group to help design and benchmark our executive officer compensation and benefit plans, while it has used our Incentive Peer Group to track comparable performance of those plans. These two groups also are referred to as comparator group(s), peer group(s), peers, the competitive market or market data throughout this discussion.

Our Base Peer Group

For 2010, executive officer compensation levels were evaluated using our Base Peer Group. This evaluation includes base salary, annual and long-term incentive plan targets, other potential equity awards, and target total compensation. Companies selected for our Base Peer Group are of approximate size and scope to Cleco, employ similar labor and talent pools, and made their executive officer compensation data available to Hewitt Associates LLC (“Hewitt”), our former independent consultant, for comparison to Cleco. Base Peer Group companies are generally either in the Edison Electric Institute (“EEI”) Index or the S&P Small and MidCap Electric Utilities Index. We are included in both indices. Our Compensation Committee considers the availability of such detailed market data to be critical in making comparative compensation decisions. The Base Peer Group data is further refined through a regression analysis of total revenues. This regression analysis adjusts the peer group data to reflect that we are smaller than most companies in our Base Peer Group. Our Base Peer Group and Cleco’s relative size rank using 2009 revenues are shown in the table below.

Base Peer Group Company	2009 Revenues (in billions of $)	Global Industry Classification	Base Peer Group Company	2009 Revenues (in billions of $)	Global Industry Classification
Allete	0.8	Diversified Utility	IDACORP	1.0	Electric Utility
Alliant	3.4	Diversified Utility	NSTAR	3.1	Electric Utility
Ameren	7.1	Diversified Utility	Otter Tail	1.0	Electric Utility
Black Hills	1.3	Electric Utility	Pinnacle West	3.3	Electric Utility
CH Energy	0.9	Diversified Utility	PNM Resources	1.6	Diversified Utility
DPL	1.6	Diversified Utility	Portland General	1.8	Electric Utility
El Paso	0.8	Electric Utility	PPL	7.6	Electric Utility
Entergy	10.7	Electric Utility	SCANA	4.2	Diversified Utility
Great Plains	2.0	Electric Utility	Unisource	1.4	Electric Utility

			Group Median	1.7
			Cleco	0.9	Electric Utility

Our Incentive Peer Group

Our Incentive Peer Group was selected by our Compensation Committee to measure the actual relative performance results of our incentive plans. Companies selected for our Incentive Peer Group were selected based on being in one of two industry classification systems where Cleco is grouped with like companies by an independent third party. One classification system is the Global Industry Classification Standard (“GICS”). Cleco is classified as an electric utility by GICS. The second classification system is the North American Industry Classification System (“NAICS”). Cleco is classified as an electric power generation company by NAICS. Our Incentive Peer Group is further defined by including only those GICS and NAICS classified companies which are included in the S&P Small and MidCap Electric Utilities Index. These two steps ensure that our Incentive Peer Group contains companies which have operations and market capitalization similar to Cleco. As such, the larger Base Peer Group companies are not included in our Incentive Peer Group. Similarly, companies of Cleco’s size in our Incentive Peer Group may not be in our Base Peer Group because their compensation data was not made available to Hewitt for comparison. Our Incentive Peer Group and Cleco’s relative rank based on 2009 market capitalization are shown in the table below.

Incentive Peer Group Company	2009 Market Cap. (in billions of $)	Global Industry Classification	Incentive Peer Group Company	2009 Market Cap. (in billions of $)	Global Industry Classification
Allete	1.2	Diversified Utility	IDACORP	1.5	Electric Utility
Alliant	3.3	Diversified Utility	NSTAR	3.9	Electric Utility
Avista	1.2	Diversified Utility	NV Energy	2.9	Diversified Utility
Central Vermont	0.2	Electric Utility	Northeast	4.5	Diversified Utility
CH Energy	0.7	Diversified Utility	SCANA	4.7	Diversified Utility
DPL	3.3	Diversified Utility	UIL	0.8	Electric Utility
El Paso	0.9	Electric Utility	Unisource	1.2	Electric Utility
Great Plains	2.6	Electric Utility	Westar	2.4	Diversified Utility
Hawaiian Electric	1.9	Electric Utility
			Group Median	1.9
			Cleco	1.7	Electric Utility

Our Annual Process for Making Compensation and Benefit Decisions

Our Compensation Committee met seven times during 2010, three of which were formal telephone meetings. The table below lists the recurring annual compensation and benefit actions, the responsible party and decision timing. Our Compensation Committee’s meetings in April, July and October are devoted to issues analysis, market analysis, and performance tracking of our compensation and benefit programs. Our CEO and Senior Vice President, Governmental Affairs and Chief Diversity Officer (“CDO”) attend our Compensation Committee’s meetings on behalf of management.

Action	Responsible Party For the CEO	Responsible Party For Other Executive Officers	Timing
Update Position Descriptions	Compensation Committee	CEO & CDO	November
Establish Market Data/Pay Ranges for Upcoming Year	Hewitt for 2010; Cook & Co. going forward	Hewitt for 2010; Cook & Co. going forward	November
Recommend Incentive Plan Designs for Upcoming Year	Compensation Committee	CEO	December
Review/Approve Compensation Programs	Compensation Committee	Compensation Committee	December
Approve Market Data/Pay Ranges	Compensation Committee	Compensation Committee	December
Complete Performance Appraisal	Compensation & Nominating/Governance Committees	CEO, Chief Operating Officer (“COO”) or Senior Vice Presidents (“SVPs”)	December/January
Recommend Pay Adjustments	Compensation Committee	CEO	January
Approve Pay Adjustments	Board of Directors	Board of Directors	January
Recommend Incentive Plan Targets for Upcoming Year	Compensation Committee	CEO	January
Approve Incentive Plan Targets for Upcoming Year	Board of Directors	Board of Directors	January
Recommend Actual Incentive Award Level for Current Year	Hewitt for 2010 award; Cook & Co. going forward	Hewitt for 2010 award; Cook & Co. going forward	January
Approve Actual Incentive Award Level for Current Year	Board of Directors	Board of Directors	January for LTIP February for AIP
Establish Officer Performance Plan for Upcoming Year	Compensation & Nominating/Governance Committees	CEO, COO or SVPs	October for the CEO; January for other officers

Historically, our Compensation Committee engaged Hewitt to consult on matters concerning executive officer compensation and benefits, including for 2010. All executive compensation adjustments and award calculations for 2010 were reviewed by Hewitt on behalf of our Compensation Committee. Hewitt acted at the direction of our Compensation Committee and was independent of management. Our Compensation Committee determined Hewitt’s ongoing engagement activities and Hewitt endeavored to keep our Compensation Committee informed of executive officer compensation trends and regulatory/compliance developments. Our Compensation Committee made the decision during 2010 to conduct a consultancy search, which it does periodically as part of its duties. The last such search was conducted in 2002. The primary selection criteria used by our Compensation Committee were completeness of response to our RFP, experience of personnel particularly with respect to our industry, general firm expertise in the electric utility industry, availability to attend our Compensation Committee meetings in person and cost. Our Compensation Committee selected Cook & Co. to replace Hewitt, determined that they were independent of management and began working with Cook & Co. in

July 2010. Cook & Co. was responsible for providing market data and analysis of 2011 compensation and benefits for our executive officers.

Our CEO recommends incentive plan measures for our Compensation Committee’s consideration and approval. For 2010, these measures and performance targets were reviewed by Hewitt prior to adoption by our Compensation Committee.

Our Compensation Committee has delegated limited authority to our CEO to extend employment offers to executive officers at the vice president or lower level. The CEO may make such offers without prior approval of the board of directors provided no compensation component falls outside our Compensation Committee’s approved policy limits as described on pages 31 through 36. Our Compensation Committee still approves any grant of Cleco common stock or other equity award made pursuant to this delegation of authority prior to issuance of the grant. No employment offers were made under this delegation of authority during 2010. One executive officer was hired during 2010. Our Compensation Committee ratified the offer and approved the executive’s participation in the LTIP and the SERP at its meeting held December 9, 2010.

Analytical Tools We Use to Aid Compensation and Benefit Plan Decisions

Our Compensation Committee incorporates various analyses into our executive compensation and benefits program design process. These and the related decisions made by our Compensation Committee are described throughout this CD&A. The primary analyses are as follows:

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Benchmarking against peer group data—we rely on this information as provided by Hewitt and Cook & Co., as applicable. Our Compensation Committee annually evaluates the companies that comprise the peer groups. Historically, including for 2010, our Base Peer Group data is used to establish the ranges for base salary, the annual cash bonus, and long-term incentives. These ranges are set for each executive officer position individually. The ranges bound the recommendations for compensatory adjustment recommendations made by management.

•

Level of performance-based pay—historically, including for 2010, this analysis evaluates the percentage of our executive officers’ total compensation that is performance-based compared to our Base Peer Group. We define performance-based compensation as compensation that is variable depending on our financial and/or operating performance.

•

Tally sheets—at least annually our Compensation Committee reviews tally sheets that set forth the items listed below. This review is conducted as part of the comparison of the compensation and benefits components that are prevalent within our Base Peer Group. The comparison facilitates discussion with our Compensation Committee’s outside independent consultant as to the use and amount of each compensation and benefit component versus the applicable peer group.

-	Annual compensation expense for each named executive—this includes the rate of change in total cash compensation from year-to-year; the value of equity awards; the annual periodic cost of providing retirement benefits; and the annual cost of providing other benefits such as health insurance.

-	Reportable compensation—to further evaluate total compensation; to evaluate total compensation of our CEO compared to the other executive officers; and to otherwise evaluate internal equity among our named executives.

-	Company stock ownership—for each executive officer expressed as a multiple of base salary compared to industry standards provided by Hewitt and Cook & Co., as applicable. Stock options and the in-the-money value of those options also are reviewed, as are each executive’s Cleco common stock purchases and sales history.

-	Post-employment payments—reviewed pursuant to the potential separation events discussed in “Potential Payments at Termination or Change in Control,” on pages 55 through 61.

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Risk assessment—at least annually our Compensation Committee reviews the design of our executive compensation program to ensure an appropriate balance between business risk and resulting compensation. Factors considered include the design of our incentive measures, the mix of pay, performance results relative to peers, interrelation between our AIP and LTIP, the range and sensitivity of potential payouts relative to target performance, and checks and balances on the payment of compensation.

•

Issues analyses—of industry trends, legislative and regulatory developments and compliance requirements based on management’s analysis and guidance provided by Hewitt and Cook & Co., as applicable. Plan revisions and compensation program design changes are implemented as needed.

Decisions Made in 2010 with Regard to Each Compensation and Benefit Component

Base Salary

Historically, our policy has been to set base salary levels for our executive officers as a group, including the named executive officers, at a level approximating 90% to 92% of our Base Peer Group median for base pay. For 2010, actual base salaries for our executive officers as a group were 90% of the Base Peer Group median and represented 45% of total target compensation for our executive officers as a group.

Base salary increases for our named executive officers in 2010, including lump sum merit increases, averaged 2.1%. The increases ranged from 0.0% to 3.0%. The amount of a base salary increase or lump sum payment is based on an appraisal of individual performance by the named executive officer’s supervisor and in the case of our CEO by our board of directors, as well as position-specific market data provided by Hewitt to our Compensation Committee. Merit lump sum payments are payments made in lieu of a base salary increase when base salary has reached or exceeded our policy target. The percentage increase in base salaries for our executive officers as a group was 2.7% in 2010. The comparable energy industry increase was 2.8% for companies which granted increases.

Base salaries for our named executive officers in 2010 are shown in the table below. No merit lump sum payments were made to these individuals in 2010.

Name	2010 Base Salary	2010 % Change
Mr. Madison	$524,000	0.0%
Mr. Olagues	$278,100	3.0%
Mr. Hoefling	$256,000	2.5%
Mr. Bausewine	$241,300	3.0%
Mr. Fontenot (1)	$202,000	0.0%
Ms. Samil (2)	$338,200	2.0%
Average % Change		2.1%
Named Executive Base Salaries as a % of the Base Peer Group Median	89.6%

(1)	Mr. Fontenot’s base salary was changed from $202,000 to $220,000 effective March 6, 2010 when he was promoted to Group Vice President – Cleco Power.
(2)	Ms. Samil served as the President & COO – Cleco Power until May 23, 2010. The adjustment shown is for changes made to her base salary in January 2010 based on her performance in 2009.

Our Compensation Committee approved these adjustments based on the following:

•	Mr. Madison—was held at the 2009 base salary level in order to stay within the 92% of market median philosophy.

•	Mr. Olagues—favorable overall performance in 2009 and consideration for being below our base salary philosophy. Mr. Olagues is at 84% of the market median for his position.

•	Mr. Hoefling—favorable performance with regard to litigation proceedings and company diversity efforts. Mr. Hoefling is at 91% of the market median for his position.

•	Mr. Bausewine—favorable overall performance. Mr. Bausewine is at 87% of the market median for his position.

•	Mr. Fontenot—was held at the 2009 base salary level as he had already reached 92% of the market median for his position.

•	Ms. Samil—favorable performance with regard to completion of Madison Unit 3. Ms. Samil reached our base salary philosophy of 92% of the market median for her position.

Annual Cash Bonus

We maintain an annual, performance-based cash bonus plan called the AIP. It applies to our executive officers, as well as other key employees nominated by our CEO and approved each January by our Compensation Committee. Historically, our policy has been to target AIP awards for executive officers between the 50th and 75th percentile of the annual cash bonus target award of our Base Peer Group. Executive officers who are proficient in their jobs and who consistently meet or exceed performance expectations may reach the 75th percentile target award level. For 2010, the target AIP award levels for our executive officers ranged from 30% to 85% of base salary. For 2010, AIP represents 24% of target total compensation for our executive officers as a group.

In January of each fiscal year, our CEO recommends the AIP measures to our Compensation Committee for that year. Based on our historical AIP performance relative to budget and our relative historical performance versus our Base Peer Group, our Compensation Committee reviews, revises and approves the AIP measures for the upcoming year. In setting targets for each measure, our Compensation Committee also considers the level of risk based on the current business climate. In particular, our Compensation Committee evaluates management’s EPS projection and may revise the financial performance matrix.

Determination of the 2010 AIP Award Level

Step 1:

Financial measure award level of 170.2% representing a ROIC ranking in the 71st percentile and EPS of $2.288. In accordance with our Compensation Committee’s decision in setting the EPS performance level for the 2010 AIP, Cleco’s actual 2010 EPS of $4.203 has been adjusted to exclude the effect of one-time gains of $1.915 from the Acadia Unit 1 and the Evangeline tolling agreement transactions. This measure represents 60% of the overall AIP award.

Performance Level	EPS		ROIC PERCENTILE RANK
			1 - 30%	>30 - 45%	>45 -60%	>60 - 75%	>75 - 100%
						Actual ROIC Rank was 71.4%
			PERCENTAGE OF FINANCIAL TARGET AWARD PAID
	<$	1.89	0.0%	0.0%	0.0%	0.0%	0.0%
Threshold		$1.89	0.0%	0.0%	50.0%	62.5%	75.0%
		$1.93	0.0%	0.0%	60.0%	75.0%	90.0%
		$1.97	0.0%	0.0%	70.0%	87.5%	105.0%
		$2.02	0.0%	55.0%	80.0%	100.0%	120.0%
		$2.06	0.0%	65.0%	90.0%	112.5%	135.0%
Target		$2.10	50.0%	75.0%	100.0%	125.0%	150.0%
		$2.14	60.0%	85.0%	110.0%	135.0%	160.0%
		$2.18	70.0%	95.0%	120.0%	145.0%	170.0%
		$2.23	80.0%	105.0%	130.0%	155.0%	180.0%
		$2.27	90.0%	115.0%	140.0%	165.0%	190.0%
Actual AIP EPS		$2.29				170.2%
Maximum		$2.31	100.0%	125.0%	150.0%	175.0%	200.0%

Definitions:

ROIC—earnings before interest and income taxes (“EBIT”) divided by average invested capital.

Average Invested Capital—total assets minus current liabilities.

Step 2:	Customer Satisfaction award level of 50% times a weighting of 20% for achieving a score 10.7 percentage points higher than the Louisiana electric utility average. The trigger for achieving a threshold payout on this measure was to score a minimum of 10 percentage points above the Louisiana electric utility average. The target for 2010 was 14-17 percentage points above the Louisiana electric utility average. Possible outcomes are illustrated in the table below.

Performance vs. Three-Year Average	<70%	70-90%	90-110%	110-130%	>130%
Award as a % of Target	50	75	100	125	150
Score that matches award level	10-11%	11-14%	14-17%	17-20%	>20%

Step 3:	Personal Injury Safety Award level of 75% times a weighting of 10% for achieving a top quartile ranking in the EEI’s index for personal injuries and for the actual incident rate for injuries only slightly above the Company’s three-year average at 1.28. The trigger for achieving a threshold payout on this measure was to rank in the EEI top quartile, or if not in the EEI top quartile to show improvement over the previous year’s performance. Possible outcomes if ranked in the EEI top quartile are illustrated in the table below.

Performance vs. Three-Year Average	<70%	70-95%	95-105%	105-130%	>130%
Award as a % of Target	150	125	100	75	50
Incident rate that matches award level	<0.83	0.83-1.12	1.12-1.24	1.24-1.53	>1.53

Step 4:	Vehicle Accident Safety Award level of 0% times a weighting of 10% for failing to achieve a top-quartile ranking in the EEI’s index for vehicle accidents and for showing no improvement over 2009’s accident level. The trigger for achieving a threshold payout on this measure was to rank in the EEI top quartile, or if not in the EEI top quartile to show improvement over the previous year’s performance. Possible outcomes if ranked in the EEI top quartile are illustrated in the table below.

Performance vs. Three-Year Average	<70%	70-95%	95-105%	105-130%	>130%
Award as a % of Target	150	125	100	75	50
Accident rate that matches award level	<2.56	2.56-3.47	3.47-3.83	3.83-4.75	>4.75

Step 5:	Equals (170.2% x .60) + (50% x .2) + (75% x .10) + (0% x .10) = 119.6% per the plan design approved by our Compensation Committee in February 2010.

Our Compensation Committee may adjust the AIP targets if there are changes in accounting practices or if extraordinary or unanticipated circumstances have a material adverse effect on the achievement of performance measures or make a discretionary adjustment to the actual payout in order to more accurately reflect what it concludes was our true operating performance. In making such adjustments, it is the intent of our Compensation Committee to align incentive targets and awards with what our investors care about. In January 2010, our Compensation Committee did exercise discretion in the establishment of the targets for the 2010 plan year. The EPS target was established without the expected effect of one-time gains from the Acadia Unit 1 and the Evangeline tolling agreement transactions. No discretion was exercised with regard to the actual 2010 AIP payout.

Our Compensation Committee has the authority to adjust any individual AIP award by up to 25% upon recommendation by our CEO. Downward adjustments may be made by the CEO at his discretion. Such recommendations are based on our annual performance review process. For 2010, our Compensation Committee approved individual AIP adjustments for approximately 13% of the AIP participants, including one of our named executives. The aggregate value of the adjustments for all participants added approximately 1.6% to the award pool. The adjustments approved for our named executives were based on our annual performance review process described on page 29, “Our Annual Process for Making Compensation and Benefit Decisions.”

Additional details on the 2010 AIP measures and AIP target levels regarding our named executives may be found on page 45, “Non-Equity Incentive Plan Compensation” and page 48, “Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP).”

Equity Incentives

Our executive officers and other key employees are eligible to receive performance-based and other grants of restricted stock, common stock equivalent units (“CEUs”), stock options and stock appreciation rights. These grants are made pursuant to our LTIP. A grant gives the recipient the right to receive or purchase shares of our common stock under specified circumstances or to receive cash awards based on our common stock price appreciation or the achievement of pre-established long-term performance goals. The number of shares of our common stock and other awards granted to our executive officers is based on the review process described on page 29, “Our Annual Process for Making Compensation and Benefit Decisions.”

Performance-Based Restricted Stock and CEUs

Historically, our primary equity incentive tool has been an annual grant of performance-based restricted stock and CEUs. We commonly refer to these grants as the “LTIP award.” Restricted stock is 50% of the overall grant and is made in shares of Cleco common stock. Executives do not pay the Company for this stock. CEUs comprise the other 50% of this annual grant and are paid in cash upon award. The grants are valued using the closing price of Cleco common stock as of the first business day of the year. Our Compensation Committee uses CEUs to provide the grantee a means to pay taxes on restricted shares awarded. We do this because the restricted shares are subject to a three-year holding period after the performance cycle ends.

Each LTIP award performance cycle is three years. For the 2010 grant year, the performance cycle covers January 1, 2010 to December 31, 2012. The LTIP award measure is TSR. TSR measures the percentage change in stock price over the performance cycle assuming quarterly dividends are reinvested. TSR calculations are determined for our Compensation Committee by the Committee’s independent consultants, Hewitt and Cook & Co., as applicable. Each executive officer’s target LTIP award level is set approximately at the median of the equity incentive targets used by our Base Peer Group. For the recently completed performance cycle covering January 1, 2008 to December 31, 2010, grant levels for our then executive officers ranged from 30% to 120% of base salary. Consistent with our design philosophy, our use of performance-based restricted stock is approximately 12% greater than that of our Base Peer Group. There is also no award when TSR is below our Incentive Peer Group’s 30th percentile. LTIP awards represent 31% of total target compensation for our executive officers as a group. Each participant’s actual LTIP award is determined according to the following formula:

Base Salary at Cycle Start	×	Executive’s Target LTIP Percentage	×	Award Percentage created by the Three-Year Relative TSR Rank (Payout can range from 0% to 200%)	=	LTIP Award

Our Compensation Committee approved an overall award level of 164.6% of target for the LTIP performance cycle which ended on December 31, 2010. This award level represents our TSR performance in the 82nd percentile of the Incentive Peer Group for the three-year period ended December 31, 2010. The table below summarizes our recent LTIP award history.

LTIP Historical Performance	2008	2009	2010
TSR for the Three-Year Performance Period ended December 31	14%	18%	21%
Percentile Rank in the Incentive Peer Group (100% is highest; 0% is lowest)	82%	100%	82%
LTIP Award Percentage	164%	200%	165%

Our Compensation Committee may adjust our LTIP awards if it determines that circumstances warrant. Any adjustment applies to all participants equally. No such adjustment was made for the latest LTIP award approved in December 2010. There are no provisions in the LTIP for individual award adjustment. Details on how our LTIP grants and awards are calculated are included on page 43, “Stock Awards.”

Time-Based Restricted Stock

Grants of time-based restricted stock are typically associated with mid-year promotions or at the time of an external executive hiring. Our Compensation Committee uses such grants to increase ownership and encourage retention. For an external executive hiring, a grant may be made to offset comparable awards or other value forfeited as a result of the executive leaving the former employer. The grant of time-based restricted shares or unrestricted shares of our common stock is recommended by the CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors. The award condition is continued employment at the time of vesting, which is typically three years after the grant date. Taxes on time-based restricted stock are borne by the executive officer.

Our Compensation Committee, with the approval of the full board of directors, awarded two time-based grants to our named executives during 2010. One grant was made to Mr. Madison in February 2010 in the amount of 15,000 shares in recognition of his ongoing contributions to such initiatives as the completion of the Madison Unit 3 project and the approval of a new rate case, as well as in recognition of the fact that Mr. Madison’s compensation was at market and that no base salary adjustments were made for 2010. The second grant was made to Mr. Fontenot in April 2010 in the amount of 328 shares following his promotion to Group Vice President—Cleco Power in March 2010. When added to his most recent LTIP performance grant, this grant produced a combined award value approximating the market median for Mr. Fontenot’s new position for equity based compensation.

Stock Options

Stock option grants are designed to provide a long-term incentive, of up to ten years, and reward linked directly to the price of our common stock. Stock options have value for the recipient only when shareholders benefit from stock price appreciation. Therefore, we believe stock options align management’s interests with those of our shareholders. Stock option grants typically vest in increments of one-third beginning on the third anniversary of the grant date. Grants may start to be exercised beginning in year four, to the extent they are vested, and expire after ten years. The grant of stock options is recommended by our CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors.

Stock option grants made to a group of employees, including one or more executive officers, typically have been approved at regularly scheduled board meetings in April or July. Such grants have been made to encourage employee retention, to compensate certain key contributing employees whose job levels do not otherwise qualify them to participate in the LTIP, to provide the opportunity to increase certain key contributing employees’ total direct cash compensation relative to the Base Peer Group when total direct compensation is below market, and to recognize otherwise outstanding individual performance.

Stock options granted to our executive officers are made typically at the time we complete the annual review of officer compensation compared to our Base Peer Group, or upon hiring or promotion. We also may grant stock options in support of major ongoing strategic initiatives when our Compensation Committee determines that actual total target compensation will otherwise be below the 50th percentile of our Base Peer Group. Such grants are subsequently valued by our Compensation Committee’s independent consultant on a going-forward basis and included as equity compensation for purposes of future compensation decisions. As such, the balance between stock options and performance-based restricted stock is, in part, a function of our executive officers’ total compensation compared to our Base Peer Group.

Our Compensation Committee and our board of directors routinely review potential material non-public information during the timeframe in which grant decisions are deliberated. Customarily, such potential material non-public information does not impact grant decision timing.

The exercise price of all stock options is set on the grant date and equals the average of the high and low trading prices of our common stock on the grant date, rounded to the nearest eighth.

Our Compensation Committee did not approve the grant of any stock options during 2010.

Stock Appreciation Rights

We have not granted any stock appreciation rights under the terms of the LTIP since its adoption.

Nonqualified Deferred Compensation Plan

We maintain a Deferred Compensation Plan so that directors, executive officers, and certain key employees may defer receipt and taxation of certain forms of compensation. Directors may defer up to 100% of their compensation; executive officers and other key employees may defer up to 50% of their base salary and up to 100% of their annual cash bonus. We find the use of deferred compensation plans prevalent within our industry and within the companies in our Base Peer Group. We offer this plan to provide eligible participants the opportunity to defer taxable income beyond what is possible through our 401(k) Savings Plan. Participants are able to maintain 401(k)-like tax deferral rates given their higher compensation levels. No matching contributions on deferrals are made by Cleco. Actual participation in the plan is discretionary at the participant’s election. The investment options made available to participants are selected by our CFO. The allocation of deferrals among investment options is made by participants. The investment options include money market, fixed income and equity funds; Cleco common stock is currently not an investment option under the plan, except for directors. We made no changes to the Deferred Compensation Plan during 2010. Additional discussion of our deferred compensation plan is included on page 54.

Supplemental Executive Retirement Plan

We maintain a SERP for the benefit of our executive officers who are eligible to participate when designated by our Compensation Committee. The SERP is designed to attract and retain executive officers who have contributed and will continue to contribute to our overall success by ensuring that adequate compensation will be provided or “replaced” during retirement. Supplemental retirement benefits are prevalent within our industry and the companies comprising our Base Peer Group. We view the SERP as a key recruiting tool, given that we otherwise target total compensation at the market median.

Benefits under our SERP vest after ten years of service or upon death or disability while a participant is employed by Cleco. Our Compensation Committee may reduce the vesting period to less than ten years which typically would occur in association with recruiting efforts. Benefits, whether or not vested, are forfeited in the event a participant is terminated for cause.

Benefits are based upon a participant’s attained age at the time of separation from service. The maximum benefit payable at age 65 is 65% of final compensation. Payments from the Company’s defined benefit pension plan (“Pension Plan”), certain employer contributions to our 401(k) Savings Plan, and payments paid or payable from prior and subsequent employers’ defined benefit retirement plans reduce or offset SERP benefits. If a participant has not attained age 55 at the time of separation and receives SERP benefits before attaining age 65, SERP benefits are actuarially reduced to reflect early payment. The “Pension Benefits” table on page 51 lists the present value of accumulated SERP benefit for our named executives as of December 31, 2010. We made no changes to the SERP during 2010. Additional discussion of the SERP plan design is included beginning on page 53.

Change in Employment Status and Change-in-Control Events

We enter into employment agreements with our executive officers in an effort to attract and retain executive talent and to ensure their actions align with the interests of Cleco and its shareholders in the event of a change in control. The agreements are structured to include payments for various separation events provided the executive officer agrees to certain post-employment conditions intended to protect our business and proprietary interests, including our intellectual property, human capital and confidential information. The level of exit payments and benefits provided under the executive employment agreements is determined by position within the organization.

We entered into new employment agreements during 2010 with Mr. Olagues and Mr. Hoefling. These agreements reflect revisions to conform with IRC Section 409A and other revisions approved by our Compensation Committee in December 2009 to reduce the term of the agreements to two years for our senior officers and one year for our vice presidents, to expand the “for cause” definition and to limit potential post-employment payments related to relocation and purchase of a principal residence. Our Compensation Committee also approved the removal of accelerated vesting in our SERP in the event of a constructive termination; however, our Compensation Committee approved grandfathering this provision for Mr. Olagues and Mr. Hoefling because it was included in their respective employment agreements when they were initially hired.

All of the current employment agreements we have with our executive officers, including those entered into with Mr. Olagues and Mr. Hoefling during 2010, will not renew upon expiration. Going forward, an executive employment agreement may be offered to a newly hired executive officer recruited from outside the Company. Any such new agreement will have a non-renewing term generally of two years and will contain no change in control tax gross-up provision with respect to IRC Section 280(G). Our Compensation Committee approved other revisions to our executive employment agreement based on input from Cook & Co. that we believe is consistent with current market trends and will allow us to maintain a competitive executive officer recruiting process.

We find that employment agreements are used by other companies in our Base Peer Group, in particular with regard to a change in control. See the section beginning on page 55 titled “Potential Payments at Termination or Change in Control” for a quantification and discussion of the material terms, potential payments, and benefits associated with the employment agreements with our named executives.

Perquisites and Other Benefits

We may make available the following perquisites to our executive officers:

•	Executive officer physicals—as a condition of receiving their AIP award, we require and pay for an annual physical for our executive officers.

•	Club memberships—we pay membership fees on a case-by-case basis. Presently, we pay dues for Mr. Madison’s membership to the Southern Trace Country Club.

•

Spousal/companion travel—in connection with the various industry, governmental, civic and entertainment activities of our executive officers, we pay for spousal/companion travel associated with such events.

•

Relocation program—in addition to our standard relocation policy available to all employees, we maintain a policy whereby our executive officers and other key employees may request we pay realtor and certain other closing fees should the officer or key employee sell their primary residence or that we purchase the executive officer’s or key employee’s primary residence at the greater of its documented cost (not to exceed 120% of the original purchase price) or average appraised value. Typically, this occurs when an executive officer or key employee relocates at the Company’s request; however, the executive officer also may make this request in the event he/she separates from the Company as a result of a constructive termination, a change in control or a business transaction, and provided the executive officer relocates more than 60 miles from the primary residence to be purchased.

Our Compensation Committee approves the perquisites based on what it believes is prevailing market practice, as well as specific Company needs. Historically, Hewitt, and going forward, Cook & Co. assists our Compensation Committee in this regard. We believe the relocation program is an important element in attracting executive talent to the central Louisiana area. As such, the home purchase feature also is included in our employment agreements. In the case of Mr. Madison, perquisite expenses related to business and spousal travel are reviewed by our Audit Committee. See the section beginning on page 46 titled “All Other Compensation” for details of these perquisites and their value for our named executives.

Our executive officers, including the named executives, also participate in our other benefit plans on the same terms as other employees. These plans include paid time off for vacation, illness and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; defined benefit pension plan (for those hired prior to August 1, 2007); and the 401(k) Savings Plan.

Other

2011 Compensation Actions

After its appointment as our Compensation Committee’s outside independent consultant in July 2010, Cook & Co., upon instruction from our Compensation Committee, conducted a detailed analysis of our executive compensation and benefits program to gain an understanding of our culture, our compensation philosophy and our business strategy. As part of that analysis, Cook & Co. conducted interviews with members of senior management, as well as members of our Compensation Committee and board of directors. After a thorough review and discussion of the results of the comprehensive review, our Compensation Committee made certain changes to Cleco’s executive compensation and benefits philosophy and programs in our continuing effort to strike an appropriate balance between current economic conditions, Cleco’s long-term strategic focus, and our recent and anticipated performance. These revisions were used in making pay adjustments for our executive officers for 2011, including our named executive officers.

Generally, our revisions affect the delivery of cash-based compensation. Historically, we have targeted base pay for our executive officers at 8% to 10% below the market median and total cash compensation at the median. As such, the annual cash bonus approximated the 75th percentile of market. Our revised philosophy will continue to target total cash compensation at the median; however, we will now target both base pay and the annual cash bonus to approximate the market median. Our Compensation Committee made this decision to further align our practices with those of our peers and to facilitate program administration. The resulting change in 2011 target total cash compensation (base salary plus target AIP bonus) for our executive officers was an increase of 2% from 2010 levels. This increase largely reflects higher base salary increases than in past years offset by reductions in annual cash bonus targets.

2011 AIP

In line with the revised philosophy, our Compensation Committee approved the design, measures and targets for our 2011 AIP at its meeting on February 21, 2011. The design for 2011 includes fully diluted EPS weighted at 70% of the target award. The use of EPS allows for continued focus on profitability; creates alignment with shareholders; measures total corporate results; and captures non-regulated investment performance. Safety and customer satisfaction measures will be included as they were in 2010, each with a weight of 10% of the target award. The other 10% of the target award is a Quality/Performance factor. The Quality/Performance factor will allow our Compensation Committee to address the impact of external economic and environmental factors on corporate financial results, as well as management actions addressing such factors. Our Compensation Committee believes that this design will balance financial and non-financial goals while allowing for structured discretion. Targets for 2011 as a percent of base salary range from 25% to 85% for the executive officer group and from 40% to 85% for the continuing named executive officers (see “Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP)” discussion beginning on page 48 in the “Executive Officers Compensation” section of this proxy statement). Threshold performance for each measure will result in a payout equal to 50% of target; maximum performance will result in a payout equal to 200% of target.

2011 LTIP

Our Compensation Committee approved the 2011 LTIP design at its December 2010 meeting. Beginning with the performance cycle covering January 1, 2011 to December 31, 2013, the LTIP award will be made 100% in the form of restricted stock. Dividends will continue to accrue in a bookkeeping account to be paid upon completion of the performance cycle, only to the extent an award is earned, up to 100% of target. There will be no holding period required beyond the end of the performance period, which has been our historical practice. With the implementation of stock ownership guidelines for executive officers, our Compensation Committee no longer saw a need for the additional holding period.

For the most recent LTIP performance cycle covering January 1, 2011 to December 31, 2013, target grant levels for our executive officers range from 25% to 140% of base salary (see table under the “Estimated Future Payments under Equity Incentive Plan Awards (LTIP)” discussion beginning on page 48 in the “Executive Officers Compensation” section of this proxy statement). Each executive officer’s grant level is determined according to the market median for his or her position. The LTIP award measure continues to be TSR. Threshold performance will result in a payout equal to 42% of target; maximum performance will result in a payout equal to 200% of target.

Board of Directors Compensation

Our Nominating/Governance Committee also engages our Compensation Committee’s independent consultants to consult on matters concerning director compensation. In its analysis of director compensation, our Nominating/Governance Committee reviews competitive market information from our Base Peer Group historically, and going forward, the new peer group, which includes annual retainer fees for directors, annual retainer fees for committee chairs, per meeting fees, and equity award levels. Our Compensation Committee conducts a similar review with respect to the compensation of the chairman of the board. Details of director compensation are shown in the “Director Compensation” table on page 62. Retainer fees for the directors and the board chairman were last changed effective July 2010, based on board approval in July 2009. The retainer fee for the Audit Committee chair and committee meeting fees were last changed effective January 2009 based on board approval in July 2007. Equity award levels were last changed effective January 2008 based on board approval in July 2007.

U.S. Federal Income Tax Considerations

Restricted Stock

A participant who receives an award of restricted stock or CEUs under our LTIP generally does not recognize taxable income at the time the award is granted. Instead, the participant recognizes income when:

•

Performance-based stock vests, which occurs at the end of a performance cycle when our Compensation Committee determines whether the designated performance goals have been attained and to what degree; or

•	Forfeiture and transfer restrictions on time-based restricted stock lapse, upon the completion of a specified service period.

The amount of income recognized by a participant is equal to the fair market value of the stock issued on the vesting or lapse date, less the cash, if any, paid for the shares and the cash received on the settlement of CEUs. A participant may elect to accelerate the recognition of income with respect to restricted stock by making an IRC Section 83(b) election, which causes income to be recognized at the time of the award in an amount equal to the fair market value of the stock on the award date, less the cash, if any, paid for the shares.

Income recognized by a participant is treated as compensation and is subject to applicable withholding for income and employment taxes. Cleco receives a corresponding compensation deduction for tax purposes when a participant recognizes income.

Stock Options

All options granted under our LTIP are nonqualified or non-statutory options. Cleco does not currently use or have outstanding incentive stock options within the meaning of IRC Section 422. The grant of an option is not a tax event. A participant recognizes income when the option is exercised in an amount equal to the difference between the exercise price of the option and the fair market value of our common stock on the exercise date. The income is treated as compensation and is subject to applicable withholding for income and employment taxes. Cleco receives a corresponding compensation deduction for tax purposes when the option is exercised.

IRC Section 162(m)

IRC Section 162(m) limits to $1,000,000 the amount Cleco can deduct in a tax year for compensation paid to our chief executive officer and our four other most highly compensated executive officers. “Performance-based” compensation paid under a plan approved by our shareholders and that satisfies certain other conditions may be excluded from the calculation of the limit. We have taken the action we consider appropriate to preserve the deductibility of compensation paid to our executive officers, but our Compensation Committee has not adopted a formal policy that requires all compensation to be fully deductible. As a result, our Compensation Committee may pay or award compensation that it deems necessary or appropriate to achieve our business goals and to align the interests of our executives with those of our shareholders, whether or not the compensation is performance-based within the meaning of IRC Section 162(m) or otherwise fully deductible.

Our LTIP was approved by our shareholders, permitting grants and awards made under that plan to be treated as performance-based. Generally, options, performance-based restricted stock and performance-based CEUs are intended to satisfy the performance-based requirements of IRC Section 162(m) and are intended to be fully deductible.

IRC Section 409A

IRC Section 409A was generally effective as of January 1, 2005. The section substantially modified the rules governing the taxation of nonqualified deferred compensation. The consequences of a violation of IRC Section 409A are the immediate taxation of amounts deferred, the imposition of an additional excise tax, and the assessment of interest on the amount of the income inclusion, each of which is imposed upon the recipient of the compensation. Our plans and incentives subject to IRC Section 409A have been operated in good faith compliance since the effective date of the section, and in 2008, our board of directors approved conforming IRC Section 409A changes to our deferred compensation plan, the AIP, the SERP, the LTIP, certain outstanding LTIP grants, and our employment agreements.

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H	I	J
Michael H. Madison,	2010	$524,000	$0	$1,291,600	$0	$532,788	$417,586	$123,056	$2,889,030
President & CEO	2009	$540,462	$0	$967,500	$0	$397,208	$1,309,772	$123,536	$3,338,478
	2008	$487,442	$0	$694,745	$0	$429,763	$786,621	$250,320	$2,648,891

Darren J. Olagues,	2010	$277,477	$0	$220,680	$0	$182,965	$252,495	$16,632	$950,249
SVP & CFO	2009	$262,831	$0	$233,710	$0	$124,968	$130,073	$12,784	$764,366
	2008	$229,000	$0	$155,359	$0	$102,491	$253,004	$42,440	$782,294

Wade A. Hoefling,	2010	$255,523	$0	$203,146	$0	$159,238	$206,648	$26,232	$850,787
SVP-General Counsel & Director-Regulatory Compliance	2009	$258,277	$0	$214,182	$0	$111,386	$385,049	$9,800	$978,694
	2008	$238,269	$0	$183,587	$0	$125,784	$599,735	$8,372	$1,155,747

George W. Bausewine (1),	2010	$240,762	$0	$206,217	$0	$165,104	$325,192	$29,335	$966,610
President & COO—Cleco Power	2009	$241,662	$0	$216,308	$0	$120,837	$322,190	$24,200	$925,197
	2008	$217,692	$0	$168,284	$0	$112,740	$292,173	$75,539	$866,428

William G. Fontenot,	2010	$216,540	$0	$132,282	$0	$116,231	$166,798	$23,591	$655,442
Group Vice President— Cleco Power	2009	$215,778	$0	$133,228	$0	$82,060	$106,556	$22,927	$560,549
	2008	$212,008	$0	$118,858	$0	$94,109	$114,468	$105,417	$644,860
FORMER EXECUTIVE OFFICER:

Dilek Samil (2),	2010	$153,786	$0	$371,559	$0	$0	$112,018	$186,020	$823,383
President & COO—Cleco Power	2009	$343,419	$0	$393,617	$0	$217,225	$272,296	$46,332	$1,272,889
	2008	$322,000	$0	$285,539	$0	$248,669	$499,956	$172,378	$1,528,542

(1)	Mr. Bausewine was promoted to the position of President & COO—Cleco Power effective August 7, 2010.
(2)	Effective May 23, 2010, Ms. Samil ceased to be the President & COO—Cleco Power.
(3)	See the 2010 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards.

General

The Summary Compensation Table sets forth individual compensation information for the CEO, the CFO, the three other most highly compensated executive officers of Cleco and its affiliates, as well as one former executive officer, for services rendered in all capacities to Cleco and its affiliates during the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008. Compensation components represent both payments made to the named executives during the year and other forms of compensation, as follows:

•

Column C, “Salary;” Column D, “Bonus;” Column G, “Non-Equity Incentive Plan Compensation;” and Column I, “All Other Compensation” represent cash compensation earned, received, and/or paid to the named executive in 2010, 2009 and 2008.

•

Awards shown in Column E, “Stock Awards,” and Column F, “Option Awards,” represent non-cash compensation items which may or may not result in an actual award being received by the named executive depending on the nature and timing of the grant and until certain performance objectives are achieved.

•

The amounts shown in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent changes in the actuarial value of accrued benefits during 2010, 2009 and 2008 under the Pension Plan and the SERP. This compensation will be payable to the named executive in future years, generally as post-employment retirement payments.

Salary

Data in Column C includes pay for time worked, as well as pay for time not worked, such as vacation, sick leave, jury duty, bereavement, and holidays. The salary level of each of the named executives is determined by a review of market data for companies comparable in size and scope to Cleco, as discussed beginning on page 31 of the CD&A under “Base Salary.” In some instances, merit lump sum payments are used to recognize positive performance when base pay has reached or exceeded the Company’s base pay policy target, and are included in the salary column. Deferral of 2010 base pay of $20,000 pursuant to the Deferred Compensation Plan made by Mr. Bausewine also is included in the salary column and is further detailed in the “Nonqualified Deferred Compensation” table on page 54. Adjustments to base pay are recommended to the Compensation Committee on an annual basis, and if approved, are implemented in late January. Base salary changes made in 2010 for our named executives and the reasons for those changes are discussed in the CD&A beginning on page 31, “Base Salary.”

Bonus

Column D, “Bonus” includes non-plan-based, discretionary incentives earned during 2010, 2009 or 2008. No such awards were earned in 2010, 2009 or 2008 by the named executive officers.

Stock Awards

Column E reflects grants and awards of Cleco common stock made to our named executive officers. Such grants and awards include annual performance-based restricted stock and CEU grants, as well as time-based service award grants. For 2010, Column E includes the grant date fair value calculated under Generally Accepted Accounting Principles for the three-year performance cycle beginning January 1, 2010 and ending December 31, 2012. For 2009, Column E includes the grant date fair value calculated under Generally Accepted Accounting Principles for the performance-based award covering the three-year performance cycle beginning January 1, 2009 and ending December 31, 2011. For 2008, amounts include the grant date fair value calculated under Generally Accepted Accounting Principles for the performance-based grant for the three-year cycle beginning January 1, 2008 and ending December 31, 2010. This amount does not represent the value to be received by each of the named executives, as that amount can only be determined at the completion of the three-year performance cycle.

Receipt of the performance-based shares is contingent on the performance of the Company over a three-year period compared to companies in the Incentive Peer Group. The sole performance measure for each of the three-year performance cycles is TSR, which is a function of stock price appreciation over the three-year performance cycle plus the value of dividends reinvested over the same period. Target performance is achieved if Cleco’s TSR over the three-year performance cycle ranks at approximately the 50th percentile of the Incentive Peer Group. Performance-based LTIP awards are calculated using the following steps:

Step 1: Establish target award shares.

The base salary multiplied by the individual incentive target percentage yields a target dollar LTIP award for each participant. This dollar amount is converted to an equal number of restricted shares and CEUs using (1) the simple average of the high and low trading prices of our common stock on the first trading day of the performance cycle, rounded to the nearest eighth; and (2) incorporating a discount factor to adjust each individual target award for (i) the performance characteristics of our grants versus the Base Peer Group; and (ii) risk of forfeiture over the three-year performance cycle. The discount factor was provided by Hewitt and was 16.4% for grants awarded in 2010.

Step 2: Calculate TSR and relative rank.

At the end of each cycle, TSR is determined by the appreciation of our share price over the three-year performance cycle plus the value of quarterly dividends reinvested throughout the three-year performance cycle, divided by the share price at the beginning of the three-year performance cycle. This percentage value is then compared against the Incentive Peer Group, excluding the highest and lowest performing companies, to determine a percentile ranking.

Step 3: Calculate LTIP Award.

The percentile ranking from Step 2 is used to determine the final award under the LTIP matrix. The award can range from a low of 0% to a maximum of 200% of target. The target number of shares from Step 1 is multiplied by the award percentage under the LTIP matrix to determine the actual number of shares to be awarded. For example, assume a participant’s target award was 100 shares. The shares awarded for the performance cycle ended December 31, 2010 described beginning on page 35 would total 165, or 100 shares times 164.6%.

A minimum 30th percentile ranking is required in order to qualify for an award. Additionally, starting with the 2006 performance cycle, cash dividends on target shares and CEUs granted are held in a bookkeeping account. These dividends are not payable unless and until the performance cycle awards are paid. Any such dividends are then paid pro-rata in relation to the percentage payout level up to a maximum of 100% of target.

The dollar value of the LTIP grants in Column E is based on the grant date fair value as required by Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), formerly Statement of Financial Accounting Standards No. 123R, Share-based Payment, and does not represent cash compensation received by the named executives during 2010, 2009 or 2008. The FASB ASC Topic 718 value is determined by the Company’s actuary (Towers Watson) and reflects a “fair value” estimate using a Monte Carlo simulation over the requisite performance cycle based on Cleco’s historical stock price volatility and dividend yield data compared to each company in the Incentive Peer Group. For the three performance-based cycles applicable to Column E, the grant date fair value of Cleco common stock and CEUs was $27.92 per share for the 2010 to 2012 cycle, $25.93 per share for the 2009 to 2011 cycle and $25.85 per share for the 2008 to 2010 cycle.

The potential award values applicable to our named executives for the three-year LTIP performance cycle that commenced in January 2010 are shown below:

	2010 LTIP
Name	Threshold Value	Target Value (Column E)	Maximum Value
Mr. Madison	$447,725	$895,450	$1,790,900
Mr. Olagues	$110,340	$220,680	$441,359
Mr. Hoefling	$101,573	$203,146	$406,292
Mr. Bausewine	$103,136	$206,217	$412,434
Mr. Fontenot	$61,647	$123,295	$246,589
Ms. Samil	$185,780	$371,559	$743,119

The number of target shares that corresponds to the dollar value listed in Column E is listed in the “Grants of Plan-Based Awards” table. Further detail of the threshold and maximum award levels is provided in the “Grants of Plan-Based Awards” table, as well as the discussion that follows. An explanation of why we use the LTIP award and its relationship to other compensation elements can be found in the CD&A on page 34, “Performance-Based Restricted Stock and CEUs.”

Option Awards

Column F, “Option Awards” reflects the grant date fair value for grants made to executive officers in 2010. Such grants provide our executive officers the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. An explanation of why we use stock options as well as the reasons specific option grants are made can be found in the CD&A on page 36, “Stock Options.” No stock options were granted to our named executive officers during 2010, 2009 or 2008.

Non-Equity Incentive Plan Compensation

Column G, “Non-Equity Incentive Plan Compensation” contains cash awards earned during 2010 and paid in March 2011, earned during 2009 and paid in March 2010 and earned during 2008 and paid in March 2009 under the AIP.

The AIP goals for 2010 were related to financial performance, customer satisfaction and safety. The financial goal measured Cleco’s EPS (adjusted to exclude the effect of the one-time gains of $1.915 from the Acadia Unit 1 and the Evangeline tolling agreement transactions) against a pre-established target EPS of $2.10 and the Company’s ROIC relative to the Incentive Peer Group. The payout on the financial measure was determined by the placement of actual EPS (as adjusted) and relative ROIC in a matrix and was approved by the Compensation Committee at its February 2011 meeting. The financial measure represented 60% of each executive officer’s target. The electric service customer satisfaction goal, representing 20% of the target, was to achieve a percentage of “very satisfied” electric service customers that exceeded the Louisiana utility average by 14-17 percentage points. The safety measure, representing a total of 20% of the target, was made up of two separate goals: (1) personal injury incident rate in the top quartile of EEI companies; and (2) vehicle accident frequency rate within the top quartile of EEI companies. In an effort to recognize year-over-year improvement on safety, the Compensation Committee included a provision in the 2010 safety measure whereby if the Company did not perform in the top quartile of EEI companies on either of the safety measures but improved its safety record over 2009, a 50% payout would be achieved. An explanation of why we use the AIP award and its relationship to other compensation elements can be found in the CD&A on page 32, “Annual Cash Bonus.”

The actual results of each of the AIP measures for 2010 were as follows and aggregate to represent the compensation earned in Column G, 2010:

•

EPS/ROIC—actual 2010 EPS (as adjusted) was $2.288. Our relative ROIC, as verified by Cook & Co., ranked at the 71st percentile of the Incentive Peer Group, resulting in an award level equal to 170.2% for this measure.

•

Customer Satisfaction—as determined by an independent survey, the percentage of “very satisfied” Cleco electric service customers was 64.0% compared to the Louisiana utility average of 53.3%, resulting in a 50% payout for this measure.

•	Safety-Injuries—the Company’s personal injury incident rate ranked in the top quartile of EEI companies and was 8.5% higher than the 3-year historical average, resulting in a payout at 75% of target.

•

Safety-Vehicle Accidents—the Company’s vehicle accident frequency rate did not rank in the top quartile of EEI companies and showed no improvement over 2009’s performance, resulting in no payout for this measure.

The resulting total AIP payout for 2010 was 119.6% of target, calculated as follows:

	% of Target	x	Award Level	=	% of Payout
EPS/ROIC	60%		170.2%		102.1%
Customer satisfaction	20%		50.0%		10.0%
Safety-Injuries	10%		75.0%		7.5%
Safety-Vehicle Accidents	10%		0.0%		0.0%

Total	100%				119.6%

Our Compensation Committee approved the 2010 AIP payout in February 2011 upon concluding the payout level was consistent with our relative performance versus the targets. Awards were paid to current officer and employee participants in March 2011.

The AIP provides for award adjustments (increase or decrease of up to 25%) based on individual performance as determined by our annual performance review process. Upward adjustments must be approved by the Compensation Committee; downward adjustments are at the discretion of our CEO. Approximately 12.9% of the AIP participants received discretionary award adjustments including one of our named executive officers. The adjustment for the named executive officer was based on our annual performance review process described on page 29, “Our Annual Process for Making Compensation and Benefit Decisions,” and totaled $15,009. This adjustment, made to Mr. Bausewine, was largely the result of his positive and timely contributions after he assumed the position of President & COO of Cleco Power.

Mr. Hoefling and Mr. Fontenot have elected to defer 80% and 35%, respectively, of their 2010 AIP payout pursuant to the Deferred Compensation Plan.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The values in Column H represent the aggregate increase in the actuarial present value of benefits earned by each named executive officer during 2010, 2009 and 2008 under the Pension Plan and the SERP, including the SERP’s supplemental death benefit provision. These values do not represent cash received by the named executives in 2010, 2009 or 2008; rather, these amounts represent the present value of future retirement payments we project will be made to each named executive. Changes in the present value of the Pension and the SERP from December 31, 2009 to December 31, 2010, from December 31, 2008 to December 31, 2009, and from December 31, 2007 to December 31, 2008 result from an additional year of earned service, compensation changes, and the increase (or decrease) in value caused by the change in the discount rate used to value the payments. If the discount rate increases by a large enough amount, it can cause the accrued pension and SERP liability to decline versus the prior year. When this occurs, the values reported for Column H are zero. Generally, these payments commence upon the latter of age 55 or the named executive officer’s separation from the Company. The projected annual payments are included in the tables beginning on page 59 under the “Retirement” event. The present value of our accumulated benefit obligation for each named executive officer is included in the table on page 51, “Pension Benefits.” These values are reviewed by our Compensation Committee in conjunction with their annual Tally Sheet analysis. No changes were made as a result of the 2010 review. An explanation of why we use the SERP and its relationship to other compensation elements can be found in the CD&A on page 37, “Supplemental Executive Retirement Plan.”

Column H also would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2010, 2009 or 2008.

All Other Compensation

Payments made to or on behalf of our named executive officers in Column I, “All Other Compensation,” include the following:

•	Contributions by Cleco under the 401(k) Savings Plan on behalf of the named executive officers.

•	Term life insurance premiums paid for the benefit of the named executive officers.

•	Expenses incurred for spousal travel on Company business.

•	Reimbursement to Mr. Madison for membership dues paid to the Southern Trace Country Club.

•	For 2010 and 2009, accumulated dividends paid for the LTIP three-year performance cycles ended December 31, 2009 and December 31, 2008, respectively.

•

For 2008, the value of the tax gross-up paid in December 2008 associated with the award of shares under the LTIP for the three-year performance cycle ended December 31, 2007. The LTIP tax gross-up was eliminated for LTIP performance cycles commencing after 2005.

•	Federal Insurance Contributions Act (“FICA”) tax due currently and paid by the Company on the annual increase in the named executive officer’s future SERP benefit.

•	Cash severance and attorney’s fees accrued and paid to Ms. Samil in 2010.

The value of the Column I items for 2010 for each of our named executive officers is as follows:

	Mr. Madison	Mr. Olagues	Mr. Hoefling	Mr. Bausewine	Mr. Fontenot	Ms. Samil
Cleco Contributions to 401(k) Savings Plan	$9,800	$9,458	$9,800	$9,800	$9,800	$7,565
Taxable Group Term Life Insurance Premiums	$1,382	$0	$0	$830	$158	$346
Spousal Travel	$21,437	$1,819	$0	$0	$1,244	$2,189
Membership Dues	$1,704	$0	$0	$0	$0	$0
Accumulated Dividends Paid on LTIP	$66,091	$5,355	$16,432	$15,935	$10,730	$30,920
FICA Tax on SERP	$22,642	$0	$0	$2,770	$1,659	$0
Severance	$0	$0	$0	$0	$0	$115,000
Attorney’s Fees	$0	$0	$0	$0	$0	$30,000

Total Other Compensation	$123,056	$16,632	$26,232	$29,335	$23,591	$186,020

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards (AIP)			Estimated Future Payments Under Equity Incentive Plan Awards (LTIP)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Stock Closing Price on Grant Date (if different from Grant Price)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
A	B	C	D	E	F	G	H	I	J	K	L
Mr. Madison	01/01/10	$222,700	$445,400	$801,720	16,036	32,072	64,144	15,000
Mr. Olagues	01/01/10	$76,478	$152,955	$275,319	3,952	7,904	15,808	0
Mr. Hoefling	01/01/10	$66,560	$133,120	$239,616	3,638	7,276	14,552	0
Mr. Bausewine	01/01/10	$62,738	$125,476	$225,857	3,694	7,386	14,772	0
Mr. Fontenot	01/01/10	$48,583	$97,167	$174,900	2,208	4,416	8,832	328
Ms. Samil (1)	01/01/10	$0	$0	$0	0	0	0	0

(1)	Ms. Samil was not eligible for a payout under the 2010 AIP. Under the terms of her separation agreement, she also forfeited all shares granted to her under the LTIP during 2010, 2009 and 2008.

General

The target values for each of our incentive plans—AIP and LTIP—are determined annually as part of our review of executive officer compensation. This review, conducted historically by Hewitt (Cook & Co. beginning in 2011), includes comparisons of base salary and annual and long-term incentive levels of Cleco executive officers versus our Base Peer Group as detailed in the CD&A on page 25, “Our 2010 Compensation and Benefits Philosophy.” Targets for both the AIP and the LTIP are set as a percentage of base salary and stated in their dollar/share equivalent in the table above.

Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP)

The 2010 AIP had a minimum payout of 0%, a threshold payout of 50% of target, and a maximum possible payout of 180% of target. A threshold AIP payout would be paid when the EPS target value is achieved and the Company’s relative ROIC is in the 1st through the 30th percentile of the Incentive Peer Group, when our number of “very satisfied” customers exceeds the Louisiana utility average by 10-11 percentage points, and when our safety performance improves over the previous year. A target award would be paid when the EPS target is achieved and relative ROIC is greater than the 45th percentile and up to the 60th percentile, when our number of “very satisfied” customers exceeds the Louisiana utility average by 14-17 percentage points, and when we rank in the top quartile of EEI companies on safety performance with the number of vehicle accidents and injuries measuring between 95% and 105% of our three-year historical average. A maximum payout would be paid when EPS is 10.0% or more above target and the relative ROIC is greater than the 75th and up to the 100th percentile of the Incentive Peer Group, when our number of “very satisfied” customers exceeds the Louisiana utility average by more than 20 percentage points, and when we rank in the top quartile of EEI companies on safety performance with the number of vehicle accidents and injuries measuring less than 70% of our three-year historical average. The values in Columns C, D, and E in the “Grants of Plan-Based Awards” table represent the potential AIP payout dollars for the threshold, target, and maximum payouts, respectively. The chart below lists the corresponding payout percentages by named executive officer.

	2010 AIP
Name	Threshold as % of Base Salary	Target as % of Base Salary	Maximum as % of Base Salary
Mr. Madison	42.50%	85.00%	153.00%
Mr. Olagues	27.50%	55.00%	99.00%
Mr. Hoefling	26.00%	52.00%	93.60%
Mr. Bausewine	26.00%	52.00%	93.60%
Mr. Fontenot	22.08%	44.17%	79.50%
Ms. Samil	30.00%	60.00%	108.00%

See page 45, “Non-Equity Incentive Plan Compensation” for a discussion of our 2010 AIP award calculations.

For 2011, AIP targets were revised for three of the continuing named executive officers. Targets for Mr. Olagues, Mr. Hoefling and Mr. Fontenot were changed to 40%, 45% and 45%, respectively, to align their target total cash compensation with the revised compensation philosophy (see discussion under “2011 Compensation Actions” beginning on page 38 in the CD&A section of this proxy statement). Threshold and maximum payouts as a percent of target for the continuing named executive officers will remain unchanged from 2010.

Estimated Future Payments under Equity Incentive Plan Awards (LTIP)

The LTIP has a minimum award of 0% of target and a maximum possible award of 200%. The performance measure used for the three-year LTIP performance cycle beginning January 1, 2010 and ending December 31, 2012 is Cleco’s TSR relative to the Incentive Peer Group. This relative performance is determined by dividing the TSR percentile range of 100% equally across 11 levels. The maximum award of 200% is payable if the relative TSR percentile ranking is at the 100th percentile. A target award of 100% is payable if the relative TSR percentile ranking is at the 50th percentile. A threshold award of 50% is payable if the relative TSR percentile ranking is at the 35.7th percentile. A TSR percentile ranking below the 35.7th percentile results in no award. Award amounts between threshold and maximum are calculated on a straight-line basis. An explanation of how our LTIP target level is determined can be found in the CD&A beginning on page 34, “Performance-Based Restricted Stock and CEUs.”

The shares listed in Columns F, G, and H in the “Grants of Plan-Based Awards” table represent the potential payouts under the LTIP for the 2010 through 2012 performance cycle. The chart below details the target payout for each of the named executives expressed as a percentage of base salary.

Name	2010 LTIP Target as % of Base Salary
Mr. Madison	140%
Mr. Olagues	65%
Mr. Hoefling	65%
Mr. Bausewine	70%
Mr. Fontenot	50%
Ms. Samil	90%

Grants for the LTIP cycle beginning January 1, 2011 are shown in the table below. A discussion of the changes in the plan design for the 2011 through 2013 performance cycle can be found in the CD&A section of this proxy statement under “2011 Compensation Actions” beginning on page 38.

Name	2011 - 2013 LTIP Cycle
	Threshold Shares	Target Shares	Maximum Shares
Mr. Madison	13,491	32,428	64,856
Mr. Olagues	3,194	7,676	15,352
Mr. Hoefling	2,675	6,429	12,858
Mr. Bausewine	3,626	8,714	17,428
Mr. Fontenot	2,644	6,355	12,710

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - # Exercisable	Number of Securities Underlying Unexercised Options - # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A	B	C	D	E	F	G	H	I
Mr. Madison	9,000	0	$16.375	10/01/2013	15,000	$461,400	96,260	$2,960,958
	40,000	20,000	$22.000	01/27/2016	0	$0
Mr. Olagues	0	7,000	$23.500	07/30/2017	0	$0	20,986	$645,529
Mr. Hoefling	0	0			0	$0	22,638	$696,345
Mr. Bausewine	0	0			0	$0	22,238	$684,041
Mr. Fontenot	0	0			328	$10,089	14,152	$435,316
Ms. Samil	0	0			0	$0	0	$0

(1)	Mr. Madison’s shares will vest on May 26, 2013, and Mr. Fontenot’s shares will vest on December 31, 2012.
(2)	Valued at $30.76 per share, the closing price of Cleco common stock on December 31, 2010.
(3)	The shares shown in Column H represent target grants made under the LTIP for the 2010, 2009 and 2008 performance cycles ending on December 31, 2012, December 31, 2011 and December 31, 2010, respectively.

General

In addition to the restricted stock and CEUs granted in 2010, the named executives each have outstanding grants issued prior to 2010. This table details the outstanding equity-related awards as of December 31, 2010.

Option Awards

The options outstanding shown in Columns B and C represent grants made over the period October 2003 to July 2007. Stock option grants typically vest in increments of one-third beginning on the third anniversary of the grant date. Consequently, grants may start to be exercised beginning in year four extending through year ten. All grants expire ten years from the date of grant as shown in Column E. Option exercise prices shown in Column D are set at the fair market value on the date of grant. The fair market value on the date of grant is calculated as the average of the high and low trading prices of Cleco common stock on the date of grant rounded to the nearest eighth.

The option grants covering 9,000 shares of Cleco common stock made to Mr. Madison and the grant covering 7,000 shares made to Mr. Olagues were approved by our Compensation Committee as part of their initial hiring. The option grant covering 60,000 shares of Cleco common stock was made to reward Mr. Madison for implementation and execution of key strategic initiatives and to bring his total direct compensation further into alignment with the Base Peer Group at that time. The reasons we may grant group option awards are described in the CD&A on page 36, “Stock Options.”

Stock Awards

The shares in Column H represent target shares granted under the LTIP for the three-year performance cycles beginning January 1, 2008, January 1, 2009, and January 1, 2010. The market values for these stock awards are based on the closing price of Cleco common stock on December 31, 2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares and CEUs Acquired on Vesting (#)	Value Realized on Vesting ($)
A	B	C	D	E
Mr. Madison	0	$0	48,956	$1,272,366
Mr. Olagues	3,500	$28,490	4,760	$123,712
Mr. Hoefling	0	$0	12,172	$316,350
Mr. Bausewine	24,000	$107,805	11,804	$306,786
Mr. Fontenot	0	$0	7,948	$206,569
Ms. Samil	10,840	$79,839	22,904	$595,275

General

The “Option Exercises and Stock Vested” table details the value received during 2010 by each of the named executives as a result of the exercising of stock options and/or vesting (i.e., the lapse of restrictions) of previously awarded restricted stock.

Option Awards

The value realized on exercise of options (Column C) is based on the closing price of Cleco common stock on the date of exercise. Mr. Olagues exercised options covering 3,500 shares of Cleco common stock on November 8, 2010 when the closing price of our stock was $31.64. Mr. Bausewine exercised options covering

1,600 shares of Cleco common stock on March 17, 2010, options covering 18,400 shares on March 18, 2010 and options covering 4,000 shares on November 8, 2010, when the closing prices were $26.90, $26.81 and $31.64, respectively. Ms. Samil exercised options covering 10,840 shares on May 10, 2010 when the closing price of Cleco common stock was $27.04.

Stock Awards

The number of stock award shares vested in Column D represents shares of Cleco common stock and CEUs awarded in January 2010 for the three-year LTIP cycle ended December 31, 2009. The payout on this LTIP cycle was determined by the Company’s relative TSR over the three-year performance period January 1, 2007 through December 31, 2009. In order for an award to be made, the Company had to achieve a relative TSR over the three-year performance cycle above the 30th percentile of companies included in the S&P Small and MidCap Electric and Multi Utilities Index. Cleco was the top performer in that group for the performance period. Our TSR, as verified by Hewitt, was 18.31%. This performance resulted in a payout of 200% of target.

The value of the LTIP award (Column E) was determined based on the closing price of Cleco common stock on the first trading date following the approval of the award by the Compensation Committee or February 1, 2010. Details of the LTIP shares awarded to each of the named executives and their corresponding values were:

	LTIP Performance Cycle Ended December 31, 2009
Name	Target Shares and CEUs (#)	Opportunity Shares and CEUs (#)	Total Shares and CEUs (#)	Share Value ($ per share or CEU)	Total Value
Mr. Madison	24,478	24,478	48,956	$25.99	$1,272,366
Mr. Olagues	2,380	2,380	4,760	$25.99	$123,712
Mr. Hoefling	6,086	6,086	12,172	$25.99	$316,350
Mr. Bausewine	5,902	5,902	11,804	$25.99	$306,786
Mr. Fontenot	3,974	3,974	7,948	$25.99	$206,569
Ms. Samil	11,452	11,452	22,904	$25.99	$595,275

Beginning with the 2006 LTIP performance cycle, the tax gross-up feature used in previous performance cycles was eliminated. The addition of CEUs was approved to address the tax payment issue, and the LTIP target award levels were adjusted by Hewitt to reflect the change in design.

Pension Benefits

Name	Plan Name(s)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Madison	Cleco Corporation Pension Plan	7	$347,140	$0
	Cleco Corporation SERP	7	$6,662,683	$0
Mr. Olagues	Cleco Corporation Pension Plan	3	$50,573	$0
	Cleco Corporation SERP	3	$864,961	$0
Mr. Hoefling	Cleco Corporation Pension Plan	3	$136,645	$0
	Cleco Corporation SERP	3	$1,959,637	$0
Mr. Bausewine	Cleco Corporation Pension Plan	24	$843,029	$0
	Cleco Corporation SERP	24	$1,360,267	$0
Mr. Fontenot	Cleco Corporation Pension Plan	24	$555,402	$0
	Cleco Corporation SERP	24	$685,645	$0
Ms. Samil	Cleco Corporation Pension Plan	9	$367,402	$5,940
	Cleco Corporation SERP	9	$2,220,084	$35,888

General

The Company provides executive officers who meet certain tenure requirements benefits from the Pension Plan and the SERP. Vesting in the Pension Plan requires five (5) years of service with the Company. With the exception of Mr. Olagues and Mr. Hoefling, each of the named executives is fully vested in the Pension Plan. Vesting in the SERP requires ten years of service. As a condition of their employment, Mr. Madison and Ms. Samil are subject to shorter vesting periods in the SERP, four (4) years and five (5) years, respectively. With the exception of Mr. Olagues and Mr. Hoefling, each of the named executives is fully vested in the SERP.

The present value of each of the named executive’s accumulated benefit values was actuarially calculated and represents the values as of December 31, 2010. These calculations were made pursuant to the terms and conditions of the SERP using the projected unit credit method for valuation purposes and a discount rate of 5.43%. Other material assumptions relating to the SERP valuation include use of the RP-2000 mortality table (gender distinct), assumed retirement at age 65 (except in the case of Ms. Samil whose benefit is valued at age 55 when she began receiving benefits) and retirement payments in the form of joint and 100% survivor with 10 years certain payment. In the case of Mr. Madison, the form of payment is joint and 50% survivor.

The sum of the change in actuarial value of the Pension Plan during 2010 and the change in value of the SERP is included in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the Summary Compensation Table. Negative changes, if any, are reported as zero.

Pension Plan

The Cleco Corporation Pension Plan, restated effective January 1, 2001, is a defined benefit plan funded entirely by employer contributions. Effective August 1, 2007, the Pension Plan was closed to new participants. Employees hired on or after August 1, 2007 are eligible to participate in an enhanced 401(k) Savings Plan. Each of our named executives was hired prior to August 1, 2007.

Benefits under the Pension Plan are determined by years of service and the average of the highest annual earnings over five consecutive years during the last ten years of service preceding retirement. Earnings include base pay, cash bonuses, merit lump sums, imputed income with respect to life insurance premiums paid by the Company, pre-tax contributions to the 401(k) Savings Plan, salary and bonus deferrals to the Deferred Compensation Plan, and any other form of payment taxable under IRC Section 3401(a). Earnings exclude reimbursement of expenses, gifts, severance pay, moving expenses, outplacement assistance, relocation allowances, welfare benefits, benefits accrued (other than salary and bonus deferrals) or paid pursuant to the Deferred Compensation Plan, the value of benefits accrued or paid (including dividends) under the LTIP, income from the exercise of stock options, and income from disqualifying stock dispositions. For 2010, the amount of earnings was further limited to $245,000 as prescribed by the Internal Revenue Service (“IRS”).

The formula for calculating the defined benefit under the Pension Plan is as follows:

1.	Defined Benefit = Annual Benefit + Supplement Benefit

2.	Annual Benefit = Final Average Earnings × Years of Service × Pension Factor

3.	Supplement Benefit = (Final Average Earnings – Social Security Covered Compensation) × Years of Service × .0065

The pension factor varies with the retirement year. For 2010, the applicable factor was 1.31%. Social Security-covered income is prescribed by the IRS based on the year of birth.

Benefits from the Pension Plan are generally paid at normal, late or early retirement dates. Normal retirement at age 65 entitles the participant to a full pension. A participant may elect to delay retirement past age 65 as long as he/she is actively employed. Years of service continue to accumulate (up to a maximum of 35) and earnings continue to count toward the final earnings calculation. If a participant chooses to retire after age 55 but before normal retirement age, the amount of the annual pension benefit is reduced by 3% per year between ages 55 and 62. For example, the normal pension benefit at age 55 is reduced by 21%.

SERP

The SERP is designed to provide retirement income of 65% of an executive officer’s final compensation at normal retirement, age 65. Final compensation under the SERP is based on the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest AIP awards paid to the participant during the preceding 60 months. Final compensation also is determined without regard to the IRS limit on compensation. The SERP benefit rate at normal retirement is reduced by two percent per year for each year a participant retires prior to age 65, with a minimum benefit rate of 45% at age 55. The final benefit rate also may be reduced further if a participant separates from service prior to age 55, is vested and has elected to commence his/her SERP benefit prior to age 62. This actuarially determined reduction factor is equivalent to that used in our Pension Plan, which is 3% for each year from age 55 to 62. For example, if a SERP participant were to terminate service at age 50 and elected to start receiving his/her SERP benefit at age 55, his/her SERP benefit rate would be 35.6%. This is the product of the minimum SERP benefit of 45% reduced by another 21% for early commencement. The actual SERP benefit payments also are adjusted if a participant is to receive benefit payments from our Pension Plan, has received certain employer contributions related to our 401(k) Savings Plan and/or is eligible to receive retirement-type payments from former employers and subsequent employers, if applicable. Mr. Madison, Mr. Olagues and Mr. Hoefling will receive reduced payments from our SERP because of retirement-type payments to be received from former employers. Ms. Samil began receiving payments from our SERP in October 2010 upon attainment of age 55. Her benefit has been reduced by benefits received from our Pension Plan and from her former employer. Her benefit will be further reduced when she leaves her current employer should she be vested in a retirement benefit from her current employer at that time.

The SERP provides survivor benefits, which are payable to a participant’s surviving spouse or other beneficiary. The SERP also contains a supplemental death benefit that was added in 1999 to reflect market practice. If a SERP participant dies while actively employed, the amount of the supplemental death benefit is equal to the sum of two times the participant’s annual base salary as of the date of death and the participant’s target bonus payable under the AIP for the year in which death occurs. If a participant dies after commencement of benefits under the SERP, the supplemental benefit is equal to the sum of the participant’s final annual base salary and target bonus payable under the AIP for the year in which the participant retired or otherwise terminated employment. The supplemental death benefit is not dependent on years of service.

Estimated Annual Payments

The following table shows the estimated annual payments at age 55 (or actual attained age if greater than 55) to each of the named executives under the Pension Plan and the SERP as of December 31, 2010.

	Estimated Payments at Age 55 (or actual attained age if greater than 55)
	Pension	SERP	Total
Mr. Madison	$24,194	$488,753	$512,947
Mr. Olagues (1)	$9,217	$141,756	$150,973
Mr. Hoefling (2)	$0	$0	$0
Mr. Bausewine	$67,865	$94,244	$162,109
Mr. Fontenot	$67,189	$67,181	$134,370
Ms. Samil (3)	$23,761	$143,550	$167,311

(1)	Mr. Olagues was not vested in either the Pension or the SERP benefits as of December 31, 2010. He will be vested in both benefits by age 55.

(2)	Mr. Hoefling was not vested in either the Pension or the SERP benefits at age 55, nor was he vested in either benefit as of December 31, 2010. He will be vested in both benefits at his normal retirement age.
(3)	The benefits shown for Ms. Samil are based on actual monthly benefits that commenced October 1, 2010.

Nonqualified Deferred Compensation

Name	Executive officer contributions in 2010 ($)(1)	Company contributions in 2010 ($)	Aggregate earnings in 2010 ($)(2)	Aggregate withdrawals/ distributions in 2010 ($)	Aggregate balance at December 31, 2010 ($)(3)
A	B	C	D	E	F
Mr. Madison	$198,604	$0	$268,781	$0	$2,357,152
Mr. Olagues	$0	$0	$0	$0	$0
Mr. Hoefling	$89,109	$0	$12,690	$0	$101,798
Mr. Bausewine	$20,000	$0	$20,896	$0	$211,124
Mr. Fontenot	$28,721	$0	$42,608	$0	$334,873
Ms. Samil (4)	$0	$0	$0	$807,722	$0

(1)	The amounts in Column B represent deferrals of salary and non-equity incentive compensation payments made to the named executive officers during 2010 and are included in the amounts shown in Columns C and G, respectively, of the Summary Compensation Table shown on page 42.
(2)	The aggregate earnings shown in Column D are not included in the Summary Compensation Table.
(3)	The aggregate balances shown in Column F include amounts reported as salary and non-equity incentive compensation payments in the Summary Compensation Table for the current fiscal year, as well as previous years and the earnings on those amounts.
(4)	Ms. Samil had previously elected to receive a lump sum distribution from the Deferred Compensation Plan upon termination. Because she was a specified employee as defined by IRC Section 409A, the distribution of the portion of her account balance that was deferred after December 31, 2004, was delayed six months following her separation from the Company. Both payments occurred in 2010.

Deferred Compensation

Our named executives and other key employees are eligible to participate in the Company’s Deferred Compensation Plan. Participants are allowed to defer up to 50% of their base salary and up to 100% of their annual cash bonus, as reported in Columns C and G in the Summary Compensation Table. Consequently, the executive officer contributions listed in Column B above are made by the participant and not by Cleco. Mr. Hoefling, Mr. Bausewine and Mr. Fontenot elected to participate in the Deferred Compensation Plan during 2010. Deferral elections were made prior to the beginning of 2010 as required by the regulations under IRC Section 409A. There are no matching contributions made by the Company.

Deferrals become general funds for use by the Company to be repaid to the participant at a pre-specified date. Short-term deferrals may be paid out as early as five years following the end of the plan year (i.e., the year in which compensation was earned). Retirement deferrals are paid at the later of termination of service or the attainment of an age specified by the participant. Amounts deferred are placed in mutual fund investment accounts managed by a third-party administrator. A bookkeeping account is maintained for each participant that records deferred salary and/or bonus, as well as earnings on deferred amounts. Earnings are determined by the performance of various mutual funds recommended to management by the plan administrator. These funds are selected by our CFO based on risk/return criteria similar to the 401(k) Savings Plan. Each participant selects which of these mutual funds will be used to determine the earnings on their own accounts. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings (as these terms are defined under the SEC regulations) on compensation deferred under the plan. As such, the Deferred Compensation Plan does not provide a guaranteed rate of return.

Potential Payments at Termination or Change in Control

The tables beginning on page 59 detail the estimated value of payments and benefits provided to each of our named executive officers assuming the following separation events occurred as of December 31, 2010: termination by the executive; disability; death; retirement; constructive termination; termination by the Company for cause; termination in connection with a change in control; and termination in connection with a business transaction. We have selected these events based on their being long-standing provisions in our employee benefit plans such as the Pension Plan and 401(k) Savings Plan, or because we find their use common within our industry and our Base Peer Group. Some of the potential severance payments are governed by the separate documents establishing the AIP, the LTIP, and the SERP and some are governed by provisions included in employment agreements that we have entered into with each of our executive officers, including our named executive officers.

The Company uses employment agreements to attract and retain executive talent and to ensure that their actions are aligned with the interests of Cleco and its shareholders. We have entered into employment agreements with each of our executive officers. Additionally, the employment agreements include provisions intended to protect the Company’s business and proprietary interests, including its intellectual property, human capital and confidential information. The Company’s employment agreements are designated as Level 1 or Level 2. The payments and benefits provided at each level are substantially the same except for certain change in control benefits. Each of our named executives other than Mr. Fontenot has executed a Level 1 employment agreement. Mr. Fontenot has executed a Level 2 employment agreement.

Beginning with agreements entered into in 2010, Level 1 employment agreements have a term of two years. Level 2 agreements have a one-year term. Executive officers with agreements that originated prior to 2010 have or will receive notice that their agreements will expire at the end of the current term. It is estimated that all executive employment agreements will expire by early 2012.

The following narrative describes the type and form of payments and benefits for each separation event. The tables on pages 59 through 61 provide an estimate of potential payments and benefits to each of our named executive officers under each separation event. Throughout this section, reference to our “executive officers” is inclusive of our named executive officers.

Termination by the Executive

If an executive officer resigns voluntarily, no payments are made or benefits provided other than those required by law.

Disability

Annual disability benefits are payable when a total and permanent disability occurs and are paid until the executive officer’s normal retirement age, which is age 65. This benefit is provided under our SERP plan and is paid regardless of whether the executive was vested in the SERP at the time of disability. At age 65, a disabled executive is eligible to receive annual retirement benefits under the Pension Plan and SERP as outlined beginning on pages 52 and 53 under the headings “Pension Plan” and “SERP,” respectively. The executive officer also is eligible to receive a one-time, pro-rated share of the current year’s AIP award and a pro-rated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion.

Death

A pro-rated share of the current year’s AIP award and a supplemental death benefit provided from the SERP are paid to an executive officer’s designated beneficiary in the event of death in service. Both are one-time payments. The executive officer also is eligible to receive a pro-rated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion.

Annual survivor benefits are payable to an executive officer’s surviving spouse for his/her life, or if there is no surviving spouse, to the executive officer’s designated beneficiary for a period of ten years or, if no designated beneficiary is named, to the executive officer’s estate for a period of ten years. Amounts are calculated under the provisions of our Pension Plan and SERP. Please see the discussion beginning on pages 52 and 53 under the headings “Pension Plan” and “SERP,” respectively, as well as the SERP provisions relating to death while in service. Survivor benefits are paid from the SERP regardless of vested status in the SERP at the time of death. The SERP supplemental death benefit is paid only to executives who were employed by the Company on or after December 17, 1999. All of our named executives are eligible for the death benefit.

Retirement

In the event of early or normal retirement, the executive officer is eligible to receive a pro-rated share of the current year’s AIP award and a pro-rated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion. Retirement benefits are provided pursuant to the Pension Plan and SERP. Payments are made monthly and are calculated using the assumptions described in the discussion following the “Pension Benefits” table on page 51.

Constructive Termination

Payments made and benefits provided upon a constructive termination are ordinarily greater than payments made on account of an executive officer’s retirement, death or disability because separation is initiated by the Company. Certain payments are made contingent upon the execution of a waiver and release in favor of the Company. Constructive termination also may be initiated by an executive officer if there has been (i) a material reduction in his/her base compensation, other than a reduction uniformly applicable to all executive officers; (ii) a material reduction in his/her authority or job duties; or (iii) a material breach of his/her employment agreement by the Company that is not cured after notice.

One-time payments made to an executive officer under a constructive termination include the greater of the executive officer’s annualized base salary or his/her base salary for the remaining initial term of the employment agreement, the executive officer’s current year AIP target, the purchase of the executive officer’s primary residence at the higher of its average appraised value or its documented cost (not to exceed 120% of the purchase price) and the reimbursement of relocation expenses. The executive officer must move their primary residence more than 60 miles to qualify for the home purchase and relocation reimbursement. The executive officer is eligible to receive a pro-rated award for the LTIP performance cycles in which he/she participates to the extent those performance cycles award at their completion. The executive officer also is eligible to receive a one-time payment equal to the continuation coverage premium at prevailing Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rates for the same type and level of health coverage elected by the executive officer and/or his or her spouse or dependents for a period of 18 months or until the executive secures other employment where group health insurance is provided, whichever period is shorter.

If the executive officer has vested retirement benefits and has attained eligible retirement age, he/she would receive retirement benefits as described under “Pension Benefits” on page 51.

Mr. Olagues and Mr. Hoefling would become fully vested in the SERP in the event of a constructive termination. This is a grandfathered benefit provided to them as a condition of their initial hiring.

Termination for Cause

“Cause” is defined as an executive’s (i) intentional act of fraud, embezzlement or theft in the course of employment or other intentional misconduct that is materially injurious to the Company’s financial condition or business reputation; (ii) intentional damage to Company property, including the wrongful disclosure of its confidential information; (iii) intentional refusal to perform the essential duties of his/her position; (iv) failure to fully cooperate with government or independent agency investigations; (v) conviction of a felony or crime involving moral turpitude; (vi) willful or reckless violation of the material provisions of Cleco’s code of conduct; or (vii) willful or reckless violation of rules related to the Sarbanes-Oxley Act or rules adopted by the SEC. No payments, other than those required by law, are made or benefits provided if an executive officer is terminated for cause. If an executive officer is vested in the SERP, that benefit is forfeited. The value of that forfeiture is shown as a negative number in the separation payments tables.

Change in Control

The term “Change in Control” is defined in the LTIP. One or more of the following triggering events constitute a Change in Control:

•	An event involving the Company of a nature that the Company would be required to report in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any “person” who is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an affiliate, is or becomes the “beneficial owner” (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•

During any period of 24 consecutive months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period;

•

The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 80% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than “affiliates” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction;

•	The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;

•	The shareholders of the Company approve a plan of dissolution or liquidation; or

•

All or substantially all of the assets or the issued and outstanding membership interests of Cleco Power is sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or another affiliate.

Upon a Change in Control, the vesting requirements lapse for all awards made under the LTIP at the maximum award level. Receipt of payments and benefits as a result of a Change in Control require termination as discussed below. This is commonly referred to as a “double-trigger” design. To become eligible for any payments or benefits resulting from a Change in Control, the executive officer must terminate within a period of 60 days prior to a Change in Control or up to 36 months after a Change in Control.

Termination may be involuntary or for “Good Reason.” The term Good Reason means that the named executive officer (i) suffers a reduction in base compensation or a significant reduction in other benefits; (ii) experiences a significant reduction in job duties; (iii) is required to be away from his/her office significantly more in order to perform his/her job duties; or (iv) experiences a change in job location of more than 60 miles. No event or condition will constitute Good Reason unless (a) the named executive officer gives the Company written notice of his or her objection to such event or condition within 60 days after he or she first learns of it, (b) such event or condition is not promptly corrected by the Company, but in no event later than 30 days after receipt of such notice, and (c) the executive resigns his or her employment with the Company not more than 60 days following the expiration of the 30-day period described in subparagraph (b).

One-time payments include an amount equal to the sum of three times the executive officer’s base salary and target AIP award for the current year; the purchase of the executive officer’s primary residence at the higher of its average appraised value or its documented cost (not to exceed 120% of the purchase price) and the reimbursement of relocation expenses. The executive officer must move his/her primary residence more than 60 miles to qualify for the home purchase and relocation reimbursement. One-time payments also include premium payments at prevailing COBRA rates for the same type and level of health coverage elected by the executive officer and/or his or her spouse or dependents for a period of 36 months or until the executive officer secures other employment where group health insurance is provided, whichever period is shorter; and an estimated payment for excise taxes owed under IRC Section 280(G).

The executive officer becomes fully vested in the SERP upon a Change in Control.

With regard to stock awards that vest upon a Change in Control, the executive officer has six months following the Change in Control to exercise his/her stock options. Awards of time-based restricted stock and target and opportunity performance-based stock and CEUs are paid upon the earlier of the executive officer’s separation, retirement or the original completion date of the LTIP performance cycle.

Our executive officers who are subject to a Level 1 employment agreement also receive: a payment equal to three times the maximum annual 401(k) Savings Plan company contribution applicable to the executive officer; an additional three years of age under the SERP benefit formula; and an additional three years of age for purposes of determining any reduction with respect to benefits commencing before the executive officer’s normal retirement date. If an executive officer is vested and of eligible retirement age, he or she may become eligible to begin to receive the annual retirement benefit described above upon a Change in Control.

Business Transaction

The term “Business Transaction” means the sale, lease or other disposition of all or substantially all of the assets of an affiliate or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an affiliate to an entity, other than the Company or another affiliate; provided that a Business Transaction shall not otherwise constitute a Change in Control as described above.

If an executive officer is terminated involuntarily as a result of a Business Transaction, he/she is entitled to the payments described above under a Change in Control with regard to the LTIP, as well as the enhanced benefits with regard to SERP provided they are subject to a Level 1 employment agreement. If the executive officer also is not rehired by the successor company, he/she is eligible to receive the payments and benefits described on page 56 for a constructive termination.

These basic separation provisions were reviewed and/or added by the Compensation Committee based on a 1999 study of prevailing market practices among companies similar to Cleco that was performed by TBG Financial and Towers Watson. Our Compensation Committee periodically reviews the prevalence of the basic provisions based on Hewitt’s evaluation of the Base Peer Group. The last such review occurred in 2009. We believe the payments associated with each separation event balance the Company’s interests with the equitable treatment of our executive officers. Particularly in the event of a business transaction or change in control, the effort required by our executive officers to complete such transactions would be significant. The provision of greater potential benefits under these two events recognizes that the executive may forgo future employment opportunities in order to ensure a smooth transition and that finding comparable employment may take a longer time given their seniority.

Potential Payments at Termination or Change in Control

The following tables set forth the value of post-employment payments and benefits that are not generally made available to all employees. Each separation event is assumed to occur on December 31, 2010. Retirement is assumed to occur at age 55 or the named executive officer’s actual attained age if greater than 55. Estimated payments under our AIP and LTIP for disability, death, retirement and constructive termination are uncertain until the completion of the performance period/cycle. In the case of the AIP, the performance period is the current fiscal year. In the case of the LTIP, the performance cycle is a three-year period comprised of the current and next two fiscal years. The tables reflect awards and the associated LTIP dividends assuming target performance. That value is then pro-rated for the portion of the performance cycle the executive officer has completed assuming separation on December 31, 2010. The estimated payment for the home purchase and relocation is a projection of the expense to sell the named executive officer’s principal residence including any loss avoided by the named executive officer by having the right to sell the residence to the Company, plus the projected cost to relocate the named executive officer.

Mr. Madison

Value of Payment/ Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control	Business Transaction
Cash Severance	$0	$0	$0	$0	$524,000	$0	$2,908,200	$524,000
Annual Cash Bonus	$0	$445,400	$445,400	$445,400	$445,400	$0	$0	$445,400
Present Value of Incremental SERP Payments	$0	$0	$0	$0	$0	($7,188,687)	$913,850	$913,850
SERP Supplemental Death Benefit	$0	$0	$1,493,400	$0	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$1,921,044	$1,921,044	$1,921,044	$1,921,044	$0	$5,921,915	$5,921,915
Time-Based Restricted Stock	$0	$340,326	$340,326	$461,400	$340,326	$0	$461,400	$461,400
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$175,200	$175,200
Cash Dividends on Restricted Stock	$0	$131,666	$131,666	$131,666	$131,666	$0	$175,811	$175,811
Purchase of Principal Residence / Relocation Expenses	$0	$0	$0	$0	$83,500	$0	$83,500	$83,500
COBRA Medical Coverage	$0	$0	$0	$0	$270	$0	$540	$270
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400	$0
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$4,629,088	$0
Total Incremental Value	$0	$2,838,436	$4,331,836	$2,959,510	$3,446,206	($7,188,687)	$15,298,904	$8,701,346

Mr. Olagues

Value of Payment/ Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control	Business Transaction
Cash Severance	$0	$0	$0	$0	$278,100	$0	$1,293,165	$278,100
Annual Cash Bonus	$0	$152,955	$152,955	$152,955	$152,955	$0	$0	$152,955
Present Value of Incremental SERP Payments	$0	$0	$0	$0	$752,298	$0	$1,429,290	$1,429,290
SERP Supplemental Death Benefit	$0	$0	$709,155	$0	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$410,999	$410,999	$410,999	$410,999	$0	$1,291,059	$1,291,059
Time-Based Restricted Stock	$0	$31,685	$31,685	$31,685	$31,685	$0	$72,348	$72,348
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$50,820	$50,820
Cash Dividends on Restricted Stock	$0	$28,091	$28,091	$28,091	$28,091	$0	$37,644	$37,644
Purchase of Principal Residence / Relocation Expenses	$0	$0	$0	$0	$83,500	$0	$83,500	$83,500
COBRA Medical Coverage	$0	$0	$0	$0	$12,762	$0	$25,524	$12,762
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400	$0
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$1,987,030	$0
Total Incremental Value	$0	$623,730	$1,332,885	$623,730	$1,750,390	$0	$6,299,780	$3,408,478

Mr. Hoefling

Value of Payment/ Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control	Business Transaction
Cash Severance	$0	$0	$0	$0	$256,000	$0	$1,167,360	$256,000
Annual Cash Bonus	$0	$133,120	$133,120	$133,120	$133,120	$0	$0	$133,120
Present Value of Incremental SERP Payments	$0	$0	$0	$0	$2,401,516	$0	$3,033,092	$3,033,092
SERP Supplemental Death Benefit	$0	$0	$645,120	$0	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$462,523	$462,523	$462,523	$462,523	$0	$1,392,690	$1,392,690
Time-Based Restricted Stock	$0	$0	$0	$0	$0	$0	$0	$0
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$32,402	$32,402	$32,402	$32,402	$0	$42,290	$42,290
Purchase of Principal Residence / Relocation Expenses	$0	$0	$0	$0	$56,500	$0	$56,500	$56,500
COBRA Medical Coverage	$0	$0	$0	$0	$4,374	$0	$8,748	$4,374
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400	$0
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$2,779,037	$0
Total Incremental Value	$0	$628,045	$1,273,166	$628,045	$3,346,435	$0	$8,509,117	$4,918,066

Mr. Bausewine

Value of Payment/ Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control	Business Transaction
Cash Severance	$0	$0	$0	$0	$241,300	$0	$1,100,328	$241,300
Annual Cash Bonus	$0	$125,476	$125,476	$125,476	$125,476	$0	$0	$125,476
Present Value of Incremental SERP Payments	$0	$0	$0	$0	$0	($1,538,448)	$401,872	$401,872
SERP Supplemental Death Benefit	$0	$0	$608,076	$0	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$447,123	$447,123	$447,123	$447,123	$0	$1,368,082	$1,368,082
Time-Based Restricted Stock	$0	$0	$0	$0	$0	$0	$0	$0
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$30,898	$30,898	$30,898	$30,898	$0	$40,908	$40,908
Purchase of Principal Residence / Relocation Expenses	$0	$0	$0	$0	$67,250	$0	$67,250	$67,250
COBRA Medical Coverage	$0	$0	$0	$0	$11,358	$0	$22,716	$11,358
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400	$0
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$1,320,023	$0
Total Incremental Value	$0	$603,497	$1,211,573	$603,497	$923,405	($1,538,448)	$4,350,579	$2,256,246

Mr. Fontenot

Value of Payment/ Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control	Business Transaction
Cash Severance	$0	$0	$0	$0	$220,000	$0	$957,000	$220,000
Annual Cash Bonus	$0	$97,167	$97,167	$97,167	$97,167	$0	$0	$97,167
Present Value of Incremental SERP Payments	$0	$0	$0	$0	$0	($548,509)	$364,371	$364,371
SERP Supplemental Death Benefit	$0	$0	$537,167	$0	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$292,125	$292,125	$292,125	$292,125	$0	$870,631	$870,631
Time-Based Restricted Stock	$0	$6,708	$6,708	$6,708	$6,708	$0	$10,089	$10,089
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$20,620	$20,620	$20,620	$20,620	$0	$26,699	$26,699
Purchase of Principal Residence / Relocation Expenses	$0	$0	$0	$0	$83,500	$0	$83,500	$83,500
COBRA Medical Coverage	$0	$0	$0	$0	$13,032	$0	$26,064	$13,032
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400	$0
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$919,965	$0
Total Incremental Value	$0	$416,620	$953,787	$416,620	$733,152	($548,509)	$3,287,719	$1,685,489

DIRECTOR COMPENSATION

2010 Director Compensation

Name(1)	Fees Earned or Paid in Cash and/or Stock ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H
J. Patrick Garrett, Chairman	$161,333	$55,702	$0	$0	$0	$3,218	$220,253
Sherian G. Cadoria	$65,667	$55,702	$0	$0	$0	$0	$121,369
Richard B. Crowell (2)	$65,724	$55,702	$0	$0	$0	$17,447	$138,873
Elton R. King (2)	$64,203	$55,702	$0	$0	$0	$15,005	$134,910
Logan W. Kruger	$66,667	$55,702	$0	$0	$0	$5,943	$128,312
William L. Marks	$81,167	$55,702	$0	$0	$0	$14,658	$151,527
Robert T. Ratcliff, Sr. (2)	$67,210	$55,702	$0	$0	$0	$9,560	$132,472
Peter M. Scott III	$71,167	$55,702	$0	$0	$0	$2,555	$129,424
Shelley Stewart, Jr.	$42,334	$0	$0	$0	$0	$2,297	$44,631
William H. Walker, Jr.	$84,667	$55,702	$0	$0	$0	$6,020	$146,389
W. L. Westbrook (2)	$98,744	$55,702	$0	$0	$0	$1,032	$155,478

(1)	Mr. Madison is also a named executive officer and his compensation is included in the “Executive Officers Compensation—Summary Compensation Table.” He does not receive any additional compensation for his service on the board of directors.
(2)	Mr. Crowell, Mr. King, Mr. Ratcliff and Mr. Westbrook each have elected to receive all or a portion of their compensation as a member of the board of directors in the form of Cleco common stock. Mr. Ratcliff and Mr. Westbrook also elected to defer receipt of their compensation under the Company’s Deferred Compensation Plan. The fair market value of Cleco common stock for purposes of calculating directors’ compensation is computed by averaging the high and low stock price at the close of business on the Monday following the quarterly board meetings. This average is rounded to the nearest eighth. Shares issued to the directors are rounded up to a whole share, and the amount of actual compensation expense is the value of the rounded shares.
(3)	See the 2010 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards. Stock award values are being reported for directors in accordance with revised proxy disclosure rules (Item 402 of Regulation S-K) issued December 16, 2009. Shares of Cleco common stock awarded under the LTIP that were restricted as of December 31, 2010 were held by directors as follows: Mr. Crowell, 13,246; Mr. King, 13,246; Mr. Kruger, 4,693; Mr. Marks, 13,246; Mr. Ratcliff, 4,567; Mr. Scott, 2,149; and Mr. Walker, 4,074. General Cadoria, Mr. Garrett, Mr. Ratcliff, Mr. Walker and Mr. Westbrook have elected to defer all or some of their restricted stock awards under the Company’s Deferred Compensation Plan. Shares of Cleco common stock awarded under the LTIP, credited to their deferred compensation accounts and restricted as of December 31, 2010 were as follows: General Cadoria, 15,196; Mr. Garrett, 16,260; Mr. Ratcliff, 8,679; Mr. Walker, 11,122; and Mr. Westbrook, 14,696.
(4)	No stock options were granted to directors in 2010. The aggregate number of option awards held by directors and outstanding as of December 31, 2010 was as follows: General Cadoria, 10,000; Mr. Ratcliff, 12,500; and Mr. Walker, 12,500.

General

Column B, “Fees Earned or Paid in Cash and/or Stock;” Column E, “Non-Equity Incentive Plan Compensation;” and Column G, “All Other Compensation” represent cash and/or stock compensation earned and/or received in 2010. Amounts shown in Column C, “Stock Awards,” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for annual restricted stock awards. The amounts shown in Column D, “Option Awards,” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown in Column F, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent any preferential earnings on amounts deferred under the Company’s nonqualified deferred compensation plan.

A non-management director may elect to participate in the Company’s Deferred Compensation Plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock and restricted stock. Benefits are equal to the amount credited to each director’s individual account based on compensation deferred plus applicable investment returns as specified by the director upon election to participate in the plan. Investment options are similar to those provided to participants in the 401(k) Savings Plan with the additional option to invest in Cleco common stock for non-management directors. Funds may be reallocated between investments at the discretion of the director. Accounts, which may be designated separately by deferral year, are payable in the form of a single-sum payment or in the form of substantially equal annual installments, not to exceed 15, when a director ceases to serve on the board of directors or attains a specified age.

Fees Earned or Paid in Cash and/or Stock

Directors who are Cleco employees receive no additional compensation for serving as a director. In 2010, compensation for non-management directors included annual retainer and meeting fees, restricted stock awards and insurance benefits under a group accidental death and dismemberment plan.

During the first half of 2010, each non-management director received an annual retainer of $35,000 and an additional annual fee of $5,000 if the director was a chairman of a committee other than the Audit Committee, the chairman of which received an additional annual fee of $12,500. The chairman of the Executive Committee receives no additional compensation for holding that position. In 2010, each non-management director also received the following meeting fees: $1,750 for each in-person board meeting attended; $1,750 for each in-person Audit Committee meeting attended; $1,500 for each in-person other committee meeting attended; and $500 for each telephone conference meeting of the board or one of its committees attended, including the informal meetings described above under “Proposal Number 1—Election of Four Class II Directors—Independence and Organization of the Board of Directors.” As chairman of the board of directors, Mr. Garrett received an additional annual retainer of $85,000.

Effective July 1, 2010, the annual retainer paid to each non-management director increased to $40,000, and the additional annual retainer paid to Mr. Garrett as chairman of the board of directors increased to $90,000.

Annual retainer and meeting fees are paid, at the election of each director, in the form of cash, Cleco common stock, or a combination of both cash and stock. Directors also may elect to defer receipt of their fees under the Company’s Deferred Compensation Plan. Mr. Ratcliff made such an election in 2010 with respect to his fees paid in the form of Cleco common stock and cash. Mr. Westbrook made such an election in 2010 with respect to his fees paid in the form of Cleco common stock. Dividends credited to their deferred fees account in 2010 were $4,570 and $21,704, respectively. Mr. Garrett and Mr. Walker made elections to defer their fees in years past, but not in 2010. Dividends credited to their deferred fees account balances in 2010, with respect to Cleco common stock held in the Company’s Deferred Compensation Plan, were $30,083 and $22,471, respectively.

Cleco reimburses directors for travel and related expenses incurred for attending meetings of Cleco’s board of directors and board committees, including travel costs for spouses/companions. During 2010, all non-management directors served the entire year with the exception of Mr. Stewart who was elected by the board of directors effective April 1, 2010.

Stock Awards

Effective January 1, 2008, each non-management director receives an annual restricted stock award of Cleco common stock valued at $50,000, not to exceed 10,000 shares of stock in any year. The grant date of the award is the date of the January board meeting each year, and the valuation date of the stock is the first trading day of the year. The number of shares to be issued is determined by dividing 85% of the stock price on the valuation date into $50,000. Directors are not required to provide any consideration in exchange for the restricted stock award. Restrictions on the stock applicable to the award lapse after a six-year period measured from the date of the award or at the director’s retirement if earlier, and the stock cannot be sold or transferred during this period.

The dollar value of the stock awards in Column C is based on the grant date fair value computed in accordance with FASB ASC Topic 718 and does not represent cash received by the directors during 2010, nor does it represent the expense recognized for financial statement purposes in 2010. The expense recognized for financial statement purposes may vary by director based on a director’s age and remaining years of service.

Option Awards

Column D, “Option Awards,” reflects grants made to the Company’s directors providing them the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value computed in accordance with FASB ASC Topic 718. No stock options were granted to directors in 2010. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align directors’ interests with those of our shareholders.

On March 5, 2010, Mr. King exercised options covering 17,500 shares of Cleco common stock at exercise prices ranging from $14.75 to $22.25. The shares acquired upon exercise of these options were sold on the same day at $25.826. On May 3, 2010, Mr. Crowell exercised options covering 7,500 shares of Cleco common stock at exercise prices of $22.25 and $22.6875. On May 6, 2010, Mr. Marks exercised options covering 9,167 shares of Cleco common stock at exercise prices ranging from $16.25 to $23.25. On October 18, 2010, Mr. Marks exercised options covering 5,000 shares of Cleco common stock at an exercise price of $24.00. On November 5, 2010, General Cadoria exercised options covering 7,500 shares of Cleco common stock at exercise prices of $22.25 and $22.6875. On the same day, 6,234 shares acquired upon exercise of these options were sold at $31.5579 to cover the cost of the exercise price, taxes, broker fees and a $5,000 cash distribution to General Cadoria. The balance of the shares acquired upon exercise (1,266 shares) was issued in Cleco common stock to General Cadoria.

Non-Equity Incentive Plan Compensation

There were no non-equity incentive plan awards to the Company’s directors in 2010.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Column F would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2010. Cleco does not provide its directors with a pension plan.

All Other Compensation

Column G, “All Other Compensation,” includes the following:

•

Dividends paid on any restricted stock awards granted under the LTIP and not yet vested. Dividends on restricted stock are paid quarterly and at the same rate as dividends on shares of Cleco common stock. General Cadoria, Mr. Garrett, Mr. Ratcliff, Mr. Walker and Mr. Westbrook have elected to defer all or some of their restricted stock awards. Dividends on deferred restricted shares of Cleco common stock are not paid in cash, but instead are credited to the director’s deferred compensation account. Dividends credited in 2010 on deferred restricted stock balances were as follows: General Cadoria, $16,979; Mr. Garrett, $18,205; Mr. Ratcliff, $9,146; Mr. Walker, $12,377; and Mr. Westbrook, $16,283. Effective January 1, 2006, Mr. Walker made an election to stop deferring receipt of his restricted stock award. Effective January 1, 2008, Mr. Walker made elections to once again defer receipt of his restricted stock awards. The dividends credited are not included in the table below or in Column G of the table above.

•	Expenses incurred for spousal/companion travel on Company business.

The values of the two “All Other Compensation” items are summarized in the chart that follows:

Name	Cash Dividends on Restricted Stock	Spousal/ Companion Travel	Total Other Compensation
Mr. Garrett	$0	$3,218	$3,218
General Cadoria	$0	$0	$0
Mr. Crowell	$13,485	$3,962	$17,447
Mr. King	$13,485	$1,520	$15,005
Mr. Kruger	$4,576	$1,367	$5,943
Mr. Marks	$13,485	$1,173	$14,658
Mr. Ratcliff	$5,023	$4,537	$9,560
Mr. Scott	$2,095	$460	$2,555
Mr. Stewart	$0	$2,297	$2,297
Mr. Walker	$3,972	$2,048	$6,020
Mr. Westbrook	$0	$1,032	$1,032

Cleco also provides its non-management directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power, a wholly owned subsidiary of Cleco. The total 2010 premium for all coverage (exempt employees, officers, and directors) under this plan was $17,570.

Stock Ownership Requirements

In July 2009, the board of directors revised the stock ownership guidelines for its members. Under the guidelines, which were originally adopted by the board of directors in July 2005, Cleco recommends that its current directors beneficially own Cleco common stock having a value equal to at least five times the annual board retainer. New directors will have five years following their election to the board to meet this recommended stock ownership level, and current directors will have three years following each increase in the annual board retainer to meet this recommended stock ownership level. The intent of the guidelines is to encourage stock ownership by directors. Where the guidelines are not met within the applicable time, the matter will be reviewed by the Nominating/Governance Committee, which may determine to waive the guidelines or to make an appropriate recommendation to the board of directors. All current non-management directors meet these guidelines with the exception of Mr. Kruger, Mr. Scott and Mr. Stewart, who were elected by the board of directors effective October 1, 2008, July 1, 2009 and April 1, 2010, respectively.

Interests of the Board of Directors

In 2010, no non-management member of Cleco’s board performed services for or received compensation from Cleco or its affiliates except for those services relating to his or her duty as a member of Cleco’s board.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Four Class II Directors—Independence and Organization of the Board of Directors” above), includes five directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in October 2010, a copy of which is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

The Compensation Committee is directly responsible for evaluating and establishing Cleco’s compensation and benefits philosophy as it relates to officers and other key employees; for establishing associated compensation and benefit plans and compensation and benefits levels of Cleco’s officers and other key employees; for retaining an independent consultant to advise the Compensation Committee on industry executive officer compensation and benefit practices and peer group comparisons; for annually evaluating, in conjunction with the Nominating/Governance Committee, the performance of the CEO in light of Cleco’s goals and objectives; for reviewing the CD&A with management and approving its content; for periodically reviewing the compensation practices and levels for Cleco’s board of director members and committee chairpersons; and for annually evaluating its own performance based upon the procedures recommended by the Nominating/Governance Committee of the board.

The Compensation Committee held four regular meetings during 2010 at which each of the above listed responsibilities was addressed, including a review and discussion of the CD&A with management. During these meetings, the Compensation Committee also met with its third-party consultant independent of management. The Compensation Committee also held three formal telephone meetings during 2010.

Based on the review and discussions referred to above, the Compensation Committee recommended to Cleco’s board of directors that the CD&A and related required compensation disclosure tables be included in Cleco’s Proxy Statement and Notice of Annual Meeting of Shareholders to be held on April 29, 2011 and in the 2010 Form 10-K, and be filed with the SEC.

The Compensation Committee of the Board of Directors of Cleco Corporation

William H. Walker, Jr., Chairman

Logan W. Kruger

William L. Marks

Peter M. Scott III

W. L. Westbrook

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. There are no matters relating to interlocks or insider participation of the Compensation Committee members that Cleco is required to report.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Four Class II Directors—Independence and Organization of the Board of Directors” above), includes seven directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to audit committee members. The board of directors also has determined that Mr. Westbrook and Mr. Scott are “audit committee financial experts” as defined by the rules of the SEC. In January 2011 in anticipation of Mr. Westbrook’s retirement, which will be effective as of the date of the 2011 annual meeting of shareholders, the board of directors appointed Mr. Scott chairman of the Audit Committee effective April 1, 2011. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and last revised in January 2010, a copy of which is attached as Appendix B and is posted on Cleco’s Web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Management has the responsibility for the preparation of Cleco’s financial statements, and PricewaterhouseCoopers LLP (the “Independent Auditors”) has the responsibility for the audit of those statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Independent Auditors; reviews the scope of audits; reviews and recommends to the board of directors financial reporting and accounting practices; and reviews Cleco’s procedures for internal auditing and the adequacy of the systems of internal controls of Cleco. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct.

The Audit Committee held seven meetings, three of which were formal telephone meetings, during 2010. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco’s internal auditors, the Independent Auditors, and management.

The Audit Committee has reviewed and discussed with management Cleco’s audited financial statements for the fiscal year ended December 31, 2010. In addition, the Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Independent Auditors, the auditor’s independence. The Audit Committee has considered whether the services provided by the independent auditors in 2010, described in this proxy statement, are compatible with maintaining the auditor’s independence and has concluded that the auditor’s independence has not been impaired by its engagement to perform these services.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

The Audit Committee of the Board of Directors of Cleco Corporation

W. L. Westbrook, Chairman

Brig. General Sherian G. Cadoria (U.S. Army Retired)

Richard B. Crowell

Logan W. Kruger

Robert T. Ratcliff, Sr.

Peter M. Scott III

Shelley Stewart, Jr.

PROPOSAL NUMBER 2—RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cleco is asking the shareholders to ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Audit Committee has appointed PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2011. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in Cleco’s and its shareholders’ best interests. Section 301 of the Sarbanes-Oxley Act of 2002 provides that the Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of Cleco’s independent registered public accounting firm.

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, or its predecessor, Coopers & Lybrand LLP, has served as auditors of Cleco and its predecessor continuously since 1952. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting of shareholders. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

RELATIONSHIP WITH ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for Cleco by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2010 and 2009 were as follows:

	2010	2009
Audit	$1,998,731	$1,646,076
Audit Related	50,539	104,000
Tax	667,738	362,546

Total	$2,717,008	$2,112,622

The Audit fees for the years ended December 31, 2010 and 2009, respectively, were for professional services rendered for the audits of Cleco’s consolidated financial statements; the audit of the financial statements of certain Cleco subsidiaries; the audit of our internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; consents and the issuance of comfort letters; and the review of documents filed with the SEC. The Audit fees for 2010 include $0.5 million associated with the 2009 audit of Cleco’s financial statements. The Audit fees for 2009 include $0.4 million associated with the 2008 audit of Cleco’s financial statements.

The Audit Related fees for the year ended December 31, 2010, were for professional services rendered in connection with state-mandated obligations, eXtensible Business Reporting Language and International Financial Reporting Standards. The Audit Related fees for the year ended December 31, 2009, were for professional services rendered for certain Cleco subsidiaries and state-mandated obligations.

The Tax fees for the years ended December 31, 2010 and 2009, respectively, were for services related to tax compliance reviews, tax planning and tax advice, including assistance with and representation in tax audits and appeals; tax services for employee benefit plans; and requests for rulings or technical advice from tax authorities.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the Independent Auditors. The policy requires the general pre-approval of annual audit services and specific pre-approval of all other permitted services. In determining whether to pre-approve permitted services, the Audit Committee considers whether such services are consistent with SEC rules and regulations. Furthermore, requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided. The Independent Auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditors in accordance with this pre-approval and the fees for the services performed to date. All of the 2010 and 2009 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with the policy described above and pursuant to applicable rules of the SEC.

The board of directors unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NUMBER 3—ADVISORY VOTE ON THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, added Section 14A to the Securities Exchange Act of 1934, which requires that Cleco provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the CD&A under the heading “Executive Summary,” the Company’s executive compensation and benefits philosophy is designed to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. In addition, we believe in paying above the market for superior performance and below the market for underperformance unless extraordinary circumstances compel us otherwise. Our overall executive compensation design philosophy for 2010 was to incorporate a higher level of “performance-based” pay than our Base Peer Group. We define performance-based pay as pay that is dependent on our performance against pre-established measures and/or our performance compared to the performance of companies in our Incentive Peer Group. This philosophy reflects our Compensation Committee’s desire to align management’s actions with the interests of Cleco’s shareholders. Our executive benefits philosophy is to offer plans and programs that allow us to consistently attract and retain executive talent. Please read the CD&A beginning on page 23 for additional details about the Company’s executive compensation philosophy and programs and “Executive Officers Compensation” beginning on page 42 for additional information about 2010 compensation of the Company’s named executive officers.

Our Compensation Committee continually reviews the Company’s compensation programs to ensure they achieve the desired objectives. As a result of its review process, in 2010 our Compensation Committee has taken the following actions, among others, with respect to the Company’s executive compensation practices:

•

Revised our Incentive Peer Group to reflect changes designated by S&P regarding the companies that comprise the S&P Small and MidCap Electric Utilities Index (see page 28, “Our Incentive Peer Group,” for the companies comprising our Incentive Peer Group).

•

Issued a RFP for the purpose of choosing a new outside consultant to advise our Compensation Committee on matters related to executive compensation and to advise the Nominating/Governance Committee on matters related to compensation of the board of directors.

•	Selected Cook & Co. as Cleco’s new outside independent consultant as a result of the RFP process.

•

Reviewed and discussed Cook & Co.’s report on its comprehensive assessment of our executive compensation program including interviews with all executive officers and members of our Compensation Committee.

•

Approved management’s recommendation that all existing employment agreements with Cleco’s existing executive officers shall not be renewed upon their expiration and that prospectively only new externally hired executive officers may be considered for an employment agreement.

•	Established stock ownership guidelines for our executive officers.

•	Updated its charter to more clearly reflect the duties of the Committee.

•	Adopted a new peer group for 2011. The new peer group includes certain companies from our Incentive Peer Group and our Base Peer Group.

The Company seeks your advisory vote on the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement. The Company asks that you support the compensation of the Company’s named executive officers as described in this proxy statement by voting in favor of this proposal. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the board of directors. The board of directors and the Compensation Committee will review the voting results and consider them, along with any specific insight gained from shareholders of the Company and other information relating to the shareholder vote on this proposal, when making future decisions regarding executive compensation.

Accordingly, we ask our shareholders to vote on the following resolution at the 2011 annual meeting of shareholders:

“RESOLVED, that the compensation paid to Cleco’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The board of directors unanimously recommends that you vote “FOR” the approval of the compensation of Cleco’s named executive officers as disclosed in this proxy statement.

PROPOSAL NUMBER 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act added Section 14A to the Securities Exchange Act of 1934, which requires that Cleco provide its shareholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequent the Company should seek an advisory vote on the compensation of Cleco’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Number 3 beginning on page 70 of this proxy statement. By voting on this proposal, shareholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur once every one, two, or three years. Alternatively, shareholders may abstain from voting on this proposal.

After careful consideration of this proposal, the Company’s board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company. Therefore, the board of directors recommends that you vote for a three-year interval for the advisory vote on the compensation of the Company’s named executive officers.

In formulating its recommendation, the Company’s board of directors determined that a triennial voting cycle is more closely aligned with the performance period under Cleco’s LTIP, and it will provide shareholders sufficient time to evaluate the effectiveness of Cleco’s incentive programs and compensation strategies in light of Cleco’s performance. Additionally, a three-year cycle will give the board of directors, the Compensation Committee and its independent compensation consultant sufficient time to thoughtfully evaluate and respond to shareholder input regarding the Company’s executive compensation programs.

The Company’s shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years or three years (or abstain) when voting in response to the resolution set forth below:

“RESOLVED, that the Company’s shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers as set forth in the relevant proxy statement should be every year, every two years or every three years.”

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The option of one year, two years or three years that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation that has been recommended by the shareholders. However, because this vote is advisory and non-binding on the board of directors and the Company, the board of directors may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation that differs from the option that received the highest number of votes from the Company’s shareholders.

The board of directors unanimously recommends that you vote “FOR” a frequency of every three years for future non-binding advisory votes on the compensation of Cleco’s named executive officers.

PROPOSAL NUMBER 5—CONSIDERATION OF A PROPOSAL TO AMEND THE BYLAWS OF

CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING AND

TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF CLECO CORPORATION

Cleco’s Bylaws provide that when electing directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many candidates as such shareholder chooses. In addition, Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco’s board of directors currently has a total of 12 directors: four are in Class I (including Mr. Richard B. Crowell and Mr. W. L. Westbrook, who will retire effective as of the date of the 2011 annual meeting of shareholders, as discussed under “Proposal Number 1—Election of Four Class II Directors—Independence and Organization of the Board of Directors” above), four are in Class II, and four are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually.

In January 2011, the board of directors approved, subject to shareholder approval, a resolution authorizing amendments to Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of this board of directors so as to require that all directors be elected annually as set forth in Appendix C to this proxy statement. This proposal would allow for the annual election of directors in the manner described below. In anticipation of the retirement of Messrs. Crowell and Westbrook, the board of directors has amended Cleco’s Bylaws, effective as of the date of the 2011 annual meeting, to set the number of directors at 10. If this proposal is approved by the affirmative vote of at least 80% of the shares of Cleco capital stock outstanding as of the close of business on the record date of the 2011 annual meeting, the number of directors would not change and the board of directors would retain the authority to change that number and to fill any vacancies or newly created directorships.

Background of Proposal

Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a classified structure for the election of directors also believe it tends to foster continuity and stability in the management of the business and affairs of a company because a majority of directors always has prior experience as directors of the company. Proponents further assert that classified boards may enhance shareholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election. Cleco’s Bylaws were amended in 1991 to provide for, among other things, classification of the board of directors. This system for electing and removing directors has worked well for the past 20 years.

Alternatively, some investors believe that classification of the board of directors makes it more difficult to remove or discourages the removal of incumbent directors, through a proxy contest or otherwise, and could in effect help to entrench incumbent management. Such investors also believe that classification may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders.

In 2010, a shareholder proposal (the “2010 Proposal”) requesting that the board of directors take the steps necessary to eliminate classification of terms of the board of directors to require that all directors stand for election annually was voted on at the Company’s 2010 annual meeting and was approved by approximately 70% of outstanding shares of capital stock entitled to vote at the meeting. No action was required to be taken since the proposal was merely a request for the board to take the steps necessary to eliminate the classified board (i.e., the vote was non-binding). However, based on the outcome of the voting by shareholders on the 2010 Proposal and in light of increased focus on corporate governance in general, as well as the objections to board classification expressed by some institutional and professional investors, the Nominating/Governance Committee chose to review the advantages and disadvantages of classification of Cleco’s board of directors. After a review by the Nominating/Governance Committee and the board of directors, the board of directors, based upon the recommendation of the Nominating/Governance Committee, decided that it was an appropriate time to propose eliminating the classified board. A binding proposal to make the necessary amendments to the Company’s Bylaws is being presented to shareholders at the 2011 annual meeting. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected directors.

In reviewing Cleco’s classified board structure, the Nominating/Governance Committee and the board of directors also reviewed the Company’s Bylaws provisions on cumulative voting. As authorized by the Louisiana Business Corporation Law, Cleco’s Bylaws allow holders of Cleco common stock to exercise cumulative voting rights when electing directors. As explained above, each holder of Cleco common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. Cumulative voting has worked together with Cleco’s classified board system to make it more difficult for unsolicited bidders to gain control of the board as part of a hostile transaction, thereby enhancing the board’s ability to protect the interests of shareholders. However after eliminating Cleco’s classified board structure, a minority shareholder may be able to disproportionately influence the composition of the board, as it would require substantially less stock to assure a shareholder of being able to elect a representative to the board. The board believes that, in the absence of a classified board structure, each director should only be elected if such director receives a plurality of the votes cast and that each director should represent the interest of all shareholders, rather than the interest of a minority shareholder or special constituency. The elimination of cumulative voting for directors appears to be consistent with Cleco’s desire to more closely align shareholder interests and board accountability. Accordingly after review and deliberation, the board has determined that, in the absence of a classified board, eliminating cumulative voting of directors is in the best interests of the Company and its shareholders.

Required Vote and Board of Directors Recommendation

Pursuant to the Company’s Bylaws, the amendments to the Company’s Bylaws to eliminate cumulative voting and to eliminate the classification of the Company’s board of directors require the affirmative vote of at least 80% of all shares of the Company’s capital stock entitled to vote thereon. Each share of the Company’s common stock and preferred stock outstanding as of the close of business on the record date is entitled to vote on this proposal. Pursuant to the Company’s Bylaws, if this proposal is approved by the affirmative vote of at least 80% of all shares of the Company’s capital stock entitled to vote thereon, the amendment to the Bylaws shall not take effect until the later of (i) one year following the adoption of the amendment or (ii) 10 days after the adjournment sine die of the annual meeting of shareholders next succeeding the adoption of the amendment (the “Effective Date”). Abstentions and broker non-votes will have the same effect as a negative vote on the outcome of this proposal. If this proposal receives the requisite vote and the Company’s board of directors is declassified, the term for Class II directors elected at the 2011 annual meeting would expire at the 2014 annual meeting of shareholders, and sitting directors’ terms would not be shortened. Directors elected after the Effective Date would be elected for a one-year term. After the expiration of the term of the last class of directors elected prior to the Effective Date, all directors would be elected for one-year terms at each annual meeting of shareholders.

If this proposal receives the requisite vote and is adopted, any director appointed by the Company’s board of directors as a result of a newly created directorship or to fill a vacancy on the board of directors would hold office until the next annual meeting of shareholders.

The amendments to the Bylaws to implement this proposal are set forth in Appendix C. Appendix C shows the changes to the relevant sections of Articles II and III resulting from the proposed amendments with deletions indicated by strike-outs and additions indicated by both italicizing and underlining. The board of directors also intends to consider an amendment to the Amended and Restated Articles of Incorporation of Cleco Corporation as explained under “Proposal Number 6—Consideration of a Proposal to Amend the Amended and Restated Articles of Incorporation of Cleco Corporation to Eliminate Cumulative Voting” that would make the Amended and Restated Articles of Incorporation consistent with the proposed amendment to eliminate cumulative voting of shares under Cleco’s Bylaws.

If this proposal receives the requisite vote and is adopted but Proposal Number 6 (the amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate cumulative voting) does not receive the requisite votes, then holders of Cleco common stock will still be able to exercise cumulative voting rights in the election of directors.

The board of directors unanimously recommends a vote “FOR” approval of the amendments to the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of this board of directors.

PROPOSAL NUMBER 6—CONSIDERATION OF A PROPOSAL TO AMEND

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING

As authorized by the Louisiana Business Corporation Law, Cleco’s Amended and Restated Articles of Incorporation provide holders of common stock with cumulative voting in the election of directors. Under Section 3(a) of Article 6 of Cleco’s Amended and Restated Articles of Incorporation, each holder of shares of Cleco common stock has the right to multiply the number of votes to which he or she is entitled by the number of directors to be elected. This vote total may be cast for one director nominee or it may be distributed among any two or more nominees. By aggregating votes and casting them for a single director nominee rather than casting a vote with respect to each nominee, shareholders holding substantially less than a majority of the voting shares may be able to elect one or more directors.

In January 2011, the board of directors approved, subject to shareholder approval and contingent upon shareholder approval of Proposal Number 5, a resolution authorizing an amendment to Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting as set forth in Appendix D.

Background of Proposal

For additional information on this proposal, please see “Proposal Number 5—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation—Background of Proposal” above. As noted above, after review and deliberation, the Company’s board of directors determined that, in the absence of a classified board, eliminating cumulative voting of directors is in the best interests of the Company and its shareholders. In light of this relationship between cumulative voting and the classified board structure, the Company’s board of directors conditioned the proposed amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate cumulative voting on the approval of Proposal Number 5 by shareholders. In addition, if this proposal receives the requisite votes and is adopted, the amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate cumulative voting would not become effective until the Effective Date.

Required Vote and Board of Directors Recommendation

Pursuant to the Company’s Amended and Restated Articles of Incorporation, the amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate cumulative voting requires an affirmative vote of the holders of at least (i) a majority of the Company’s capital stock outstanding as of the close of business on the record date and (ii) two-thirds of the Company’s common stock outstanding as of the close of business on the record date. If this proposal is approved by the requisite votes and the Company’s shareholders approve the proposal to amend Cleco’s Bylaws discussed above under “Proposal Number 5—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation,” then the amendment to Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting will be effective on the Effective Date. Abstentions and broker non-votes will have the same effect as a negative vote on the outcome of this proposal.

The amendment to the Company’s Amended and Restated Articles of Incorporation to implement this proposal is set forth in Appendix D. Appendix D shows the changes to Section 3 of Article 6 resulting from the proposed amendment with deletions indicated by strike-outs. Regardless of the outcome of the vote of Cleco’s shareholders on this proposal, the Company’s Amended and Restated Articles of Incorporation will not be amended to eliminate cumulative voting unless Cleco’s shareholders approve the proposal to amend Cleco’s Bylaws discussed above under “Proposal Number 5—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation.”

The board of directors unanimously recommends a vote “FOR” approval of the amendment to the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting.

ANNUAL REPORT

The enclosed 2010 Annual Report and the 2010 Form 10-K, which contains Cleco’s consolidated financial statements for the year ended December 31, 2010, accompany the proxy material being mailed to all shareholders. The 2010 Annual Report and the 2010 Form 10-K are not a part of the proxy solicitation material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH

MULTIPLE SHAREHOLDERS

If you have consented to the delivery of only one Notice, Annual Report or set of proxy materials, as applicable, to multiple Cleco shareholders who share your address, then only one Notice, Annual Report or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, you may call us at 1-800-253-2652 (Office of Shareholder Assistance) or write to us at Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Shareholder Assistance. Shareholders sharing an address who now receive multiple copies of the Notice, Annual Report or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.

PROPOSALS BY SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2012 annual meeting of shareholders and who requests inclusion of the proposal in Cleco’s 2012 proxy statement and form of proxy, in accordance with applicable SEC rules, must file such proposal with Cleco no later than November 18, 2011. Proposals should be addressed to: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Corporate Secretary.

The Bylaws of Cleco also require advance notice of other proposals by shareholders to be presented at any meeting of Cleco shareholders. In the case of the 2012 annual meeting of shareholders, the required notice generally must be received by Cleco’s corporate secretary no later than December 22, 2011. As discussed in Cleco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed with the SEC on November 2, 2009, Cleco’s board of directors amended Cleco’s Bylaws on October 30, 2009, to, among other things, clarify that the advance notice provisions of the Bylaws are the exclusive means for a shareholder to make director nominations or submit other business before a meeting of shareholders (other than matters properly brought under Rule 14a-8 of the SEC’s proxy rules, which contains its own procedural requirements) and to require that any shareholder submitting a proposal or a nomination of a person for election as a director to include certain additional information, as summarized below. Pursuant to the Bylaws, these amendments became effective on October 30, 2010 (the “Amended Bylaws”). Accordingly, in order for a matter to be properly presented at the meeting, any notice of a proposal by a shareholder must set forth as to each such matter of business proposed:

•	a brief description of the matter and the reasons for conducting it at the meeting;

•	the shareholder’s name and address;

•	the name of all other persons, if any, with whom the shareholder is acting in concert;

•	the class and number of Cleco shares beneficially owned by the shareholder;

•	the class and number of Cleco shares beneficially owned by all other persons, if any, with whom the shareholder is acting in concert;

•	any material interest of the shareholder’s or any person with whom the shareholder is acting in concert in the business proposed; and

•	as to the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made (each such shareholder or beneficial owner, a “Proposing Person”)

-	all ownership interests, including any derivatives, hedged positions and other economic and voting interests;

-	any proportionate interest in shares of Cleco common stock or derivative instruments held by a general or limited partnership in which such Proposing Person is a general partner or beneficially owns an interest in a general partner;

-	any pledge by or short interest of such Proposing Person of any shares of Cleco common stock;

-	any rights to dividends on shares of Cleco common stock owned beneficially by such Proposing Person that are separated or separable from the underlying shares;

-	any performance-related fees to which such Proposing Person is entitled based on any increase or decrease in the value of shares of Cleco common stock or derivative instruments;

-	a representation regarding whether such Proposing Person intends to solicit proxies with respect to the business desired to be brought before the meeting and whether such Proposing Person intends to appear in person or by proxy at the meeting; and

-	any other information relating to such Proposing Person that would be required to be disclosed in solicitations of proxies for the proposal.

If a shareholder desires to nominate a director or amend Cleco’s Amended and Restated Articles of Incorporation or Bylaws at the 2012 annual meeting, the Bylaws require that the shareholder give written notice to Cleco’s corporate secretary no later than October 23, 2011.

Any notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and the shareholder’s relationship to his/her nominee:

•	the number of Cleco shares beneficially owned by the shareholder;

•	the names of all other persons, if any, with whom the shareholder is acting in concert;

•	the number of Cleco shares beneficially owned by each such person; and

•

a description of the material terms of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among any Proposing Person and their respective affiliates, on the one hand, and each proposed nominee and his or her respective affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

For information concerning nomination of directors by the Nominating/Governance Committee, see the discussion under “Proposal Number 1—Election of Four Class II Directors—Director Nomination Process” in this proxy statement.

Any notice for amendment of Cleco’s Amended and Restated Articles of Incorporation or Bylaws must be accompanied by:

•	the text of the shareholder’s proposed amendment;

•	evidence, reasonably satisfactory to Cleco’s corporate secretary, of the shareholder’s status as a shareholder and the number of Cleco shares beneficially owned by the shareholder;

•	a list of the names of all other persons, if any, with whom the shareholder is acting in concert, and the number of Cleco shares beneficially owned by them;

•

an opinion of counsel, reasonably satisfactory to Cleco’s board of directors, to the effect that Cleco’s Amended and Restated Articles of Incorporation or Bylaws, as amended, would not conflict with Louisiana law; and

•	the additional information required by the Amended Bylaws to be included in a notice by a shareholder of a proposal to be presented at any meeting of Cleco shareholders, as summarized above.

With respect to any notices for a proposal by shareholders to be presented at any meeting of Cleco shareholders, for nomination of a director or for amendment of Cleco’s Amended and Restated Articles of Incorporation or Amended Bylaws, the Amended Bylaws also provide that a Proposing Person must be a shareholder of record as of the time of giving the notice provided for in the Amended Bylaws and at the time of the meeting at which the nomination or proposal will be considered. The Proposing Person must update and supplement the required information as of the record date and within 10 business days prior to the date of the applicable meeting. The foregoing description of the information required in any such notice does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3(b)(1) to the 2010 Form 10-K filed with the SEC on February 24, 2011.

The Bylaws, in which these procedures are set forth, are posted on Cleco’s Web site at www.cleco.com; Investor Relations—Organizational Documents. Shareholders also may obtain a copy of Cleco’s Bylaws upon written request to Corporate Secretary, Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000.

OTHER MATTERS

Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

All shares of Cleco common stock or Cleco preferred stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy therefore should be completed, signed, dated, and returned as soon as possible, or you should vote through the Internet as described in the enclosed proxy card.

By Order of Cleco’s Board of Directors,

Michael H. Madison President, Chief Executive Officer and Director

March 18, 2011

APPENDIX A

MAP OF LOCATION OF ANNUAL MEETING SITE

Country Inn & Suites
Pineville Convention Center

COUNTRY INN & SUITES by CARLSON
2727 MONROE HIGHWAY
PINEVILLE CONVENTION CENTER
PINEVILLE, Louisiana 71360
INTERSTATE □□
TO SHREVEPORT
RED RIVER
HWY 1 TO NATCHITOCHES
HWY 71 TO SHREVEPORT
HWY 167
TO RUSTON
HWY 165 TO MONROE
CLECO SERVICEPLEX
HWY 165
HWY. 165 BUSINESS
DONAHUE
FERRY RD.
CLECO CORPORATE HEADQUARTERS
CLECO SERVICE CENTER
HWY 28
MAIN ST.
PINEVILLE REGIONAL OFFICE
PINEVILLE EXPRESSWAY
HWY 107 TO MAR□SVILLE
BOLTON AVE
HWY 28 TO LEESVILLE
□AC□SON ST.
□AC□SON ST EXTENSION
MACARTHUR DRIVE
HWY 165, 167, 71
MASONIC DRIVE
LEE ST.
HWY 1 TO MAR□SVILLE
HWY 165 TO LA□E CHARLES
HWY 71, 167 TO LECOMPTE/BUN□IE
TO BATON ROUGE
N

A-1

APPENDIX B

CLECO CORPORATION

AUDIT COMMITTEE CHARTER

As Adopted by the Board of Directors in April 2000 and

Last Revised on January 29, 2010

I.	PURPOSE AND MISSION OF THE COMMITTEE

The primary functions of the Audit Committee are to oversee the accounting and financial reporting processes and audits of the financial statements of the Corporation, to review and approve the report that the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) rules require to be included in the Corporation’s annual proxy statement and to otherwise assist the Board of Directors. (See attached Responsibilities Calendar.)

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	The Audit Committee’s primary duties and responsibilities are to:

1.	Provide independent review of auditing, accounting and financial reporting processes;

2.	Advise the Board of Directors of needed changes in these processes;

3.	Review and evaluate the activities of both independent public auditors and internal auditors;

4.	Report regularly to the Board of Directors any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s internal control over financial reporting, the Corporation’s compliance with legal or regulatory requirements, and the Corporation’s antifraud program; and

5.	Annually evaluate its own performance based upon the procedures recommended by the Nominating/Governance Committee of the Corporation and adopted by the Board and based on criteria suggested by the Nominating/Governance Committee and approved by the Board.

B.	To fulfill these duties and responsibilities, the Audit Committee shall, with respect to:

1.	Committee Charter—Review and recommend to the Board of Directors changes to this Charter periodically as conditions dictate.

2.	Independent Auditors

a.	Be directly responsible for appointment, compensation, retention and oversight of the work of the independent auditors. The independent auditors will report directly to the Audit Committee;

b.	Establish procedures for pre-approval of all audit and non-audit services to be performed by the independent auditors;

c.	Assure that, on an annual basis, the independent auditors submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors’ independence;

d.

At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

e.	At least annually, obtain and review the report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the independent auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules, and the professional standards for performing audits and issuing audit reports;

f.	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions of the review to the full board;

g.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements;

h.	Review with the independent auditor any audit problems or difficulties and management’s response;

i.	Set clear policies on hiring employees or former employees of the independent auditors, taking into account the pressures that exist for auditors seeking a job with the Company which they audit; and

j.	As determined by the Committee, ensure there is appropriate funding for payment of:

1.	Compensation of the independent auditors engaged to prepare and issue an audit report or perform other authorized audit, review or attest services;

2.	Compensation to any advisers engaged by the Committee; and

3.	Ordinary administrative expenses of the Committee.

3.	Internal Auditors

a.	Participate in the selection or removal of the Manager, Internal Audit;

b.	Annually review, revise and approve the charter of the Internal Audit Department;

c.	Review the regular internal reports to management prepared by the Internal Auditing Department and any related response from management;

d.	Review activities, organizational structure, and qualifications of the Internal Audit Department; and

e.	Periodically consult with the internal auditors out of the presence of management about internal controls and other work of the department.

4.	Financial Reporting Processes

a.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external;

b.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting;

c.	Consider and approve, as appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department;

d.	Assure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental/regulatory organizations and the public satisfy legal requirements;

e.	Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

f.	Based on the review and discussions noted above in item e of this section II,B,4, and items c through f of section II,B,2, decide whether to recommend to the Board of Directors that the annual audited financial statements be included in the annual report on Form 10-K;

g.	Review reports from management and the independent public auditors on their assessment of the Corporation’s internal controls over financial reporting;

h.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

i.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements;

j.	Review the results of external audits in other financial, compliance and regulatory areas, including but not limited to audits of benefit trust plans, construction projects and compliance with regulatory agency rules; and

k.	Perform any other activities consistent with the Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

5.	Process Improvement

a.	Establish regular and separate systems of reporting to the Audit Committee by management, the independent auditors, the internal auditors, and other employees regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments;

b.	Establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Review and discuss an annual report from management regarding the status and effectiveness of this complaint reporting system;

c.	As it determines necessary to carry out its duties, engage independent counsel and other advisers;

d.	Discuss policies with respect to risk assessment and risk management as those policies relate to financial reporting and fraud, and receive reports from management, the internal auditors or the independent public auditors on suspected fraudulent activities;

e.	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements; and

f.	Review with the independent auditors, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

III.	COMPOSITION OF THE COMMITTEE

The Audit Committee and its Chairperson shall be appointed by the Board and be comprised of three or more directors as determined annually by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment from management and the Corporation. Each member of the Committee shall be an Independent Director, as determined by the Board pursuant to the requirements of Section 303A of the New York Stock Exchange Listed Company Manual. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other board committee, (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its subsidiaries or (b) be an affiliated person of the Corporation or its subsidiaries.

As such qualifications are interpreted by the Board of Directors in its business judgment, each member shall be financially literate (have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement), or must become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Corporation’s Board of Directors interprets such qualification in its business judgment. The members of the Audit Committee will not serve simultaneously on the audit committees of more than three public companies.

IV.	OPERATION OF THE COMMITTEE

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with management, the manager of the Internal Auditing Department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet by telephone conference with the independent auditors and management quarterly to discuss any significant adjustments or required disclosures prior to the filing of the Form 10-Q and 10-K. The duties and responsibilities of the Audit Committee may not be delegated to other Committees of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the affirmative vote of a majority of the whole Committee shall be necessary in every case to determine official actions of the Committee. The Committee shall keep regular minutes of its proceedings and report the same to the Board.

CLECO CORPORATION

AUDIT COMMITTEE

RESPONSIBILITIES CALENDAR

As last approved in January 2010

Responsibility:		When Performed
		Jan	Feb	Apr	May	Jul	Aug	Oct	Nov	As Needed
1	Approve the report in the annual proxy statement required by the SEC and the NYSE	X	X
2	Annually evaluate the Audit Committee’s performance	X
3	Approve the Internal Audit Annual Plan and Strategy, and revisions to the plan and strategy	X								X
4	Review and discuss quarterly reports from the independent auditor, the internal auditors and management	X		X		X		X
5	Review and discuss the annual audited financial statements and the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations.”		X		X		X		X
6	Decide whether to recommend to the Board of Directors that the annual audited financial statements be included in the annual report on Form 10-K.		X
7	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies		X		X		X		X	X
8	Review and recommend to the Board of Directors changes to the Audit Committee Charter			X						X
9	Review and approve revisions to the Internal Audit Department Charter			X						X
10	Review and discuss an annual report from management regarding the status and effectiveness of the complaint reporting system	X
11	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions to the full board. The evaluation should include obtaining (1) a report by the auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; (2) a report from the auditor delineating all relationships between the auditors and the Company; and (3) the most recent report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules and the professional standards for performing audits and issuing audit reports		X
12	Approve appointment of the independent auditor for the coming year	X
13	Review annual audit plan proposed by the independent auditor			X
14	Receive and review reports from management on complaints received regarding accounting, internal accounting controls, or auditing matters									X
15	Pre-approve all audit and non-audit services to be performed by the independent auditor									X
16	Review any significant disagreement among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements									X

APPENDIX C

PROPOSED AMENDMENTS TO THE

BYLAWS

OF

CLECO CORPORATION

ARTICLE II

Shareholders

Section 6. Voting. Except as otherwise provided by the articles of incorporation, each holder of shares of capital stock of the Corporation shall be entitled, at each meeting of shareholders, to one vote for each share of such stock standing in his name on the books of the corporation on the date of such meeting or, if the board of directors, pursuant to section 5 of article IX of these bylaws, shall have fixed a record date for the purpose of such meeting or shall have fixed a date as of which the books of the Corporation shall be temporarily closed against transfers of shares, then as of such date~~; except that in the election of directors of the Corporation, each holder of shares of common stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates~~. A shareholder may vote either in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney. Except as otherwise provided by law, the articles of incorporation, or these bylaws, all elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting at which a quorum is present.

Section 9. Effectiveness of Other Amendments to Articles of Incorporation. No provision amending or supplementing, or purporting to amend or supplement, the articles of incorporation of the Corporation that would have an effect, direct or indirect, on any of the following items may be included in articles of amendment signed by any officer, agent or representative of the Corporation on behalf of the Corporation or delivered to the Secretary of State of Louisiana for filing of record until the later of (i) one year following the adoption by the shareholders of such amendment or supplement or (ii) 10 days after the adjournment sine die of the annual meeting of the shareholders next succeeding the adoption by the shareholders of the Corporation of such amendment or supplement:

(1) the number of directors of the Corporation;

(2) ~~the classification of the board of directors of the Corporation into three classes of as nearly as possible equal size;~~the procedures for nomination by a shareholder of persons to be elected as directors of the Corporation;

(3) qualifications of directors of the Corporation or the declaration by the board of directors of a vacancy in the office of director;

(4) removal of directors or officer of the Corporation;

(5) power of directors of the Corporation;

(6) the filling of vacancies on the board of directors of the Corporation and the election of directors to fill newly created directorships;

(7) powers of committees of the board of directors of the Corporation;

(8) the calling of special meetings of shareholders;

(9) determinations of the presiding person at a meeting of shareholders;

or

(10) votes of shareholders of the Corporation required to approve the removal of a director.

C-1

ARTICLE III

Directors

Section 1. Certain General Provisions.

(b) Tenure~~Classification~~. ~~The board of directors of the Corporation shall be divided into three classes of as nearly as possible equal size, with the term of office of directors of one class expiring each year. At the 2000 annual meeting of shareholders, the Class III directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. At the 2001 annual meeting of shareholders, the Class I directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. At the 2002 annual meeting of shareholders, the Class II directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each annual meeting of shareholders, the successors to the class of directors whose terms shall have expired at such meeting shall be elected to hold office for a term expiring at the third annual meeting succeeding such meeting.~~ The directors shall be elected by the shareholders annually and shall hold office until the next annual meeting of shareholders and until their successors are elected and have qualified.

(e) Removal. In this subsection (e), the terms “remove” and “removal” and their related grammatical forms shall refer only to the process of dismissal provided for in this subsection, and shall not be deemed to refer to disqualification of a director, cessation of a director to be such, or declaration of a vacancy in the office of director as provided for in subsection (d) of this section 1 or otherwise as permitted by law.

A member of the board of directors may be removed by the shareholders of the Corporation only for cause. Any such removal for cause shall be at a special meeting of shareholders called for such purpose. The vote of the holders of shares conferring 80% of the total votes of all shares of capital stock of the Corporation voting as a single class shall be necessary to remove a director~~; provided, however, that if a director has been elected by the exercise of the privilege of cumulative voting, such director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part~~. For purposes of this subsection (e), cause for removal shall exist only if a director shall have been adjudged by a court of competent jurisdiction to be guilty of fraud, criminal conduct (other than minor traffic violations), gross abuse of office amounting to a breach of trust, or similar misconduct, and no appeal (or further appeal) therefrom shall be permitted under applicable law.

(g) Change in Number of Directors. No amendment or supplement to or repeal of subsection (a) of section 1 of article III of these bylaws that would have the effect of increasing the number of authorized directors of the Corporation by more than two during any 12-month period shall be permitted unless at least 80% of the “continuing directors” then in office (as defined in subsection (b) of section 2 of article II of these bylaws) shall authorize such action. ~~If the number of directorships is changed for any reason, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.~~

Section 2. Filling of Vacancies. Except to the extent required by law or section 3(b) of article 6 of the articles of incorporation of the Corporation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from the attainment by a director of the age of 72 or 65, as specified in paragraphs (1), (2), (4), and (5) of subsection (d) of section 1 of this article III, or from death, resignation, disqualification or removal of a director, or from failure of the shareholders to elect the full number of authorized directors, or from any other cause shall be filled by the affirmative vote of at least a majority of the remaining directors (or director) then in office, even though less than a quorum of the whole board. Any director elected in accordance with the preceding sentence shall hold office ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next annual meeting of shareholders. Except to the extent required by law or section 3(b) of article 6 of the articles of incorporation of the Corporation, the shareholders shall have no right to fill any vacancies in the board of directors.

C-2

APPENDIX D

PROPOSED AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CLECO CORPORATION

ARTICLE 6.

Section 3.

(a) Subject to the provisions of subsection (b) hereof, at all meetings of the shareholders of the Corporation, each holder of shares of Common Stock and $100 Preferred Stock of the Corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation and each holder of shares of $25 Preferred Stock shall be entitled to one-fourth vote for each share of such stock standing in his name on the books of the Corporation or, if a record date has been set for the purpose of such meeting, then as of such record date~~; except that in the election of directors of the Corporation, each holder of shares of the Common Stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled as aforesaid by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates~~.

D-1

CLECO®

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m.,

Central Time, on April 29, 2011.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/cnl

• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card (1234 5678 9012 345)

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. To elect four Class II directors each of whom will serve until the annual meeting of shareholders in 2014, or until their successors are elected and qualified.

1. Nominees: 01 - William L. Marks 02 - Robert T. Ratcliff, Sr. 03 - Peter M. Scott III 04 - William H. Walker, Jr.

Mark here to vote FOR all nominees

01 02 03 04

Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 5 and 6. The Board of Directors recommends you vote 3 YEARS on Proposal 4.

For Against Abstain For Against Abstain

2. To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Advisory vote on the compensation of Cleco Corporation’s named executive officers.

4. Advisory vote on the frequency of holding an advisory vote on the compensation of Cleco Corporation’s named executive officers. 1 Yr 2 Yrs 3 Yrs Abstain 5. Proposal to approve an amendment to Cleco Corporation’s Bylaws.

6. Proposal to approve an amendment to Cleco Corporation’s Amended and Restated Articles of Incorporation. For Against Abstain Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

7. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 1 1 2 5 6 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

01AEIC

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 2011

The undersigned hereby appoint(s) Michael H. Madison, Wade A. Hoefling and Judy P. Miller or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned as of the close of business on March 1, 2011, at the annual meeting of shareholders to be held on April 29, 2011, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, your shares will be voted FOR Proposal 1 (the election of the four Class II director nominees listed on the reverse side hereof), FOR Proposal 2 (ratification of the Audit Committee’s appointment of Cleco Corporation’s independent registered public accounting firm), FOR Proposal 3 (advisory vote on the compensation of Cleco Corporation’s named executive officers), and FOR 3 YEARS on Proposal 4 (advisory vote on the frequency of holding an advisory vote on the compensation of Cleco Corporation’s named executive officers), and will be deemed to ABSTAIN from voting on Proposal 5 (approval of an amendment to Cleco Corporation’s Bylaws) and Proposal 6 (approval of an amendment to Cleco Corporation’s Amended and Restated Articles of Incorporation). The proxies retain the right to cumulate common stock votes, and to allocate such votes among, one or more of the nominees for director as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s board of directors; unless the specific number of votes for directors is listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2011 annual meeting of shareholders.

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

(Items to be voted appear on reverse side.)

D Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

CLECO®

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. To elect four Class II directors each of whom will serve until the annual meeting of shareholders in 2014, or until their successors are elected and qualified.

1. Nominees: 01 - William L. Marks 02 - Robert T. Ratcliff, Sr. 03 - Peter M. Scott III 04 - William H. Walker, Jr. +

Mark here to vote FOR all nominees

01 02 03 04

Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 5 and 6. The Board of Directors recommends you vote 3 YEARS on Proposal 4.

For Against Abstain For Against Abstain

2. To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Advisory vote on the compensation of Cleco Corporation’s named executive officers.

5. Proposal to approve an amendment to Cleco Corporation’s Bylaws.

4. Advisory vote on the frequency of holding an advisory vote on the compensation of Cleco Corporation’s named executive officers. 1 Yr 2 Yrs 3 Yrs Abstain

Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

For Against Abstain

6. Proposal to approve an amendment to Cleco Corporation’s Amended and Restated Articles of Incorporation.

7. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 1 1 2 5 6 7 2 +

01AEJC

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 2011

The undersigned hereby appoint(s) Michael H. Madison, Wade A. Hoefling and Judy P. Miller or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned as of the close of business on March 1, 2011, at the annual meeting of shareholders to be held on April 29, 2011, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, your shares will be voted FOR Proposal 1 (the election of the four Class II director nominees listed on the reverse side hereof), FOR Proposal 2 (ratification of the Audit Committee’s appointment of Cleco Corporation’s independent registered public accounting firm), FOR Proposal 3 (advisory vote on the compensation of Cleco Corporation’s named executive officers), and FOR 3 YEARS on Proposal 4 (advisory vote on the frequency of holding an advisory vote on the compensation of Cleco Corporation’s named executive officers), and will be deemed to ABSTAIN from voting on Proposal 5 (approval of an amendment to Cleco Corporation’s Bylaws) and Proposal 6 (approval of an amendment to Cleco Corporation’s Amended and Restated Articles of Incorporation). The proxies retain the right to cumulate common stock votes, and to allocate such votes among, one or more of the nominees for director as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s board of directors; unless the specific number of votes for directors is listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2011 annual meeting of shareholders.

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

(Items to be voted appear on reverse side.)

CLECO®

IMPORTANT ANNUAL MEETING INFORMATION

c/o Proxy Services Corporation

200 A Executive Drive

Edgewood, NY 11717

Vote-by-Internet

QUICK***EASY***IMMEDIATE

VOTER CONTROL NUMBER

Your vote is important. Please vote immediately.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and

returned your proxy card. However, voting using the Internet does not allow you to cumulate votes in the election of

directors. If you wish to cumulate your director votes in a

specific manner, you must complete and mail in the proxy card and follow the instructions for cumulative voting on the card.

THE WEB ADDRESS IS www.proxyvoting.com/cleco

IF YOU VOTE BY INTERNET PLEASE DO NOT MAIL THE

PROXY CARD

THANK YOU FOR VOTING

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. To elect four Class II directors each of whom will serve until the annual meeting of shareholders in 2014, or until their successors are elected and qualified.

1. Nominees: 01 - William L. Marks 02 - Robert T. Ratcliff, Sr. 03 - Peter M. Scott III 04 - William H. Walker, Jr. +

Mark here to vote FOR all nominees

01 02 03 04

Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 5 and 6. The Board of Directors recommends you vote 3 YEARS on Proposal 4.

For Against Abstain For Against Abstain

2. To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Advisory vote on the compensation of Cleco Corporation’s named executive officers.

5. Proposal to approve an amendment to Cleco Corporation’s Bylaws.

4. Advisory vote on the frequency of holding an advisory vote on the compensation of Cleco Corporation’s named executive officers. 1 Yr 2 Yrs 3 Yrs Abstain

Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

For Against Abstain

6. Proposal to approve an amendment to Cleco Corporation’s Amended and Restated Articles of Incorporation.

7. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

C Authorized Signature — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.

1 U P X 1 1 2 5 6 7 3 +

01AEKB

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE CLECO POWER LLC 401(k) SAVINGS AND INVESTMENT PLAN AND/OR THE CUSTODIAN OF THE CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 2011

The undersigned participant in the Cleco Power LLC 401(k) Savings and Investment Plan and/or the Cleco Corporation Employee Stock Purchase Plan hereby appoints, as applicable, JPMorgan Chase Bank, trustee of the Savings and Investment Plan and/or The Bank of New York, custodian of the Employee Stock Purchase Plan (each, as applicable, with full power of substitution), as proxy(ies) with respect to the number of whole and fractional units representing shares of common stock allocated to the undersigned’s accounts in the plan(s) as of the close of business on March 1, 2011, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 29, 2011, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee and/or the custodian, as applicable. The trustee and the custodian retain the right to cumulate votes for directors unless instructed otherwise on the reverse side. The trustee and/or the custodian, as applicable, will vote, in their discretion, on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2011 annual meeting of shareholders with respect to common stock allocated to the undersigned in the plan(s).

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet. D Non-Voting Items

Change of Address — Please print new address below.